UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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Wells Fargo & Company
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WELLS FARGO

2026

Shareholder Meeting

April 28, 2026, 10 a.m. Eastern Time

Live webcast: www.virtualshareholdermeeting.com/WFC2026

Notice of Annual Meeting and Proxy Statement

Forward-Looking Statements and Website and Report References: This proxy statement contains forward-looking statements. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “aim,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can,” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about our expectations for our operations and business and our plans, goals, targets, commitments, objectives, and strategies (including those related to governance practices, sustainability, and human capital matters). Forward-looking statements are not based on historical facts, but instead represent our current expectations and assumptions regarding our business, the economy, and other future conditions. The inclusion of such statements is not an indication that these contents are necessarily material to investors or required to be disclosed in the Company’s filings with the Securities and Exchange Commission. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Actual results may differ materially from our forward-looking statements due to several factors. Factors that could cause our actual results to differ materially from our forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2025. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments, or otherwise, and notwithstanding any historical practice of doing so, except as may be required by law. In addition, historical, current, and forward-looking sustainability-related statements may be based on data, methodologies, or models that are subject to measurement uncertainties or other limitations, strategies and stakeholder expectations that continue to evolve, and assumptions that are subject to change in the future.
References throughout this document to websites and our reports, including our Annual Report to Shareholders for the year ended December 31, 2025, are provided for convenience only, and the content on the referenced websites or reports is not incorporated by reference into this document. We do not endorse, are not responsible for, and assume no liability for any third-party content contained on the referenced websites or reports.

Letter to Our Shareholders From Our Chairman and Chief Executive Officer
March 18, 2026
Dear Fellow Shareholders,
We invite you to attend Wells Fargo’s 2026 Shareholder Meeting to be held on Tuesday, April 28, 2026, at 10:00 a.m. Eastern Time. This year’s Shareholder Meeting will again be held in a virtual format through a live webcast at www.virtualshareholdermeeting.com/WFC2026.
At the Shareholder Meeting, shareholders will vote on a number of important matters and will be provided an opportunity to ask questions. Your vote is important to us. We encourage you to vote as soon as possible by one of the methods described in your proxy materials, even if you plan to attend the virtual Shareholder Meeting.
Please take the time to carefully read the Proxy Statement, which explains more about the matters to be voted on at the Shareholder Meeting, proxy voting, and other key information on how to participate. I also encourage you to read our 2025 Annual Report to Shareholders, which includes my letter to our shareholders.
As always, thank you for your continued investment in, and support of, Wells Fargo.
Sincerely,
Charles W. Scharf
Chairman and CEO

Letter to Our Shareholders From Our Lead Independent Director
March 18, 2026
Dear Fellow Shareholders,
I write to you today reflecting on Wells Fargo’s transformational year in 2025 and its very bright future. Under CEO Charlie Scharf’s leadership, the Company has reached key regulatory milestones, including the termination of all outstanding consent orders and the removal of the asset cap that had been in place since 2018. Wells Fargo is a fundamentally different company today, focused on delivering best-in-class returns across each business segment, and well-positioned to take advantage of additional opportunities for growth. Our Board congratulates Charlie and the entire organization for all that has been accomplished.
Wells Fargo has strong momentum as it continues to invest in its core businesses, technology and operational capabilities to meet the evolving needs of customers and communities. The Company has unique advantages that will help it compete effectively and deliver long-term value for shareholders – all while remaining grounded in effective leadership, disciplined execution and strong governance.
I am also pleased to share that in 2025, following ongoing discussion and review, the Board’s independent directors appointed Charlie as Chairman of the Board, and I was named Lead Independent Director. The Board believes this leadership structure most appropriately serves the Company and our shareholders at this time, and we look forward to Charlie’s continued guidance and strategic direction, supported by strong independent Board leadership, as Wells Fargo navigates its next chapter.
The progress the Company has made would not be possible without Wells Fargo’s employees. Their dedication to customers and perseverance in seeing this work through have been essential to the Company’s advancement. I am deeply grateful for their many contributions.
To our shareholders: your continued investment and confidence in Wells Fargo has also been key to the Company’s transformation. Thank you.
Sincerely,
Steven D. Black
Lead Independent Director of the Board

Notice of 2026 Annual Meeting
of Shareholders
Meeting Information

When	Where	Record Date:
Tuesday, April 28, 2026	www.virtualshareholdermeeting.com/WFC2026	March 2, 2026
10:00 a.m. Eastern Time
Agenda

Item		Board Recommendation	For More Information

1	Election of 12 director nominees named in this Proxy Statement	FOR all nominees	page 3

2	Advisory resolution to approve executive compensation (Say on Pay)	FOR	page 45

3	Proposal to amend and restate the Company’s 2022 Long-Term Incentive Plan	FOR	page 87

4	Proposal to ratify KPMG as the Company's independent registered public accounting firm for 2026	FOR	page 98

5-10	Shareholder proposals, if properly presented at the meeting	AGAINST	page 103

11	Consider any other business properly brought before the meeting

How to Attend the Meeting Online
Our 2026 Shareholder Meeting will be held by remote communication in a virtual-only format, allowing our shareholders to participate from anywhere with internet connectivity.
Shareholders of Record: To attend the Shareholder Meeting, including to vote and ask questions during the meeting, you must log in to the meeting using the valid control number printed on your voting materials.
Street Name Holders: Please refer to the Voting and Other Meeting Information section of this Proxy Statement for additional information on voting and how to attend the meeting.
By Order of Our Board of Directors,
Janet McGinness
Corporate Secretary
Your Vote is Important! Whether or not you plan to attend the meeting, we encourage you to vote your shares prior to the meeting in one of the following ways:
By Internet Go to the website listed in your notice of internet availability of the proxy materials, your proxy card, or your voting instruction form (voting materials)
By Phone Call the toll-free voting number on your voting materials
By Mail Mail your completed and signed proxy card or voting instruction form
By Mobile Device Scan the QR Barcode on your voting materials

This Notice and the accompanying Proxy Statement, 2025 Annual Report, and Proxy Card were first made available to shareholders on or about March 18, 2026. You may vote if you owned shares of our common stock at the close of business as of the record date (March 2, 2026).

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on April 28, 2026:
Wells Fargo’s 2026 Proxy Statement and Annual Report to Shareholders for the year ended December 31, 2025, are available at: www.proxyvote.com.

Proxy Summary
This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement carefully before voting.
Our Business
Wells Fargo is a leading financial services company that proudly serves consumers, small businesses, and middle market and large companies. We are a U.S.-focused bank with scale across our businesses. We partner with our customers to help them achieve their financial goals and with our communities to make a positive impact. We provide a diversified set of banking, investment and mortgage products and services, as well as consumer and commercial finance, through our four reportable operating segments:

Consumer Banking and Lending	Commercial Banking

Corporate and Investment Banking	Wealth and Investment Management

For fiscal year 2025, our business and key financial results included:

approximately $2.1 trillion in assets as of December 31, 2025	approximately 205,000 active employees as of December 31, 2025

$83.7B	$54.8B	$28.9B1	$21.3B	$6.26
Revenue	Noninterest Expense	Pre-Tax Pre-Provision Profit	Net Income	Diluted Earnings Per Common Share (EPS)

12.4%[2]	14.6%[3]	10.6%[4]	66%[5]	~$23B
Return on Equity (ROE)	Return on Tangible Common Equity (ROTCE)	Common Equity Tier 1 (CET1) Ratio	Efficiency Ratio	capital distributed to shareholders

1.Refer to Other Financial Information, page 133, Note 1 for a further discussion of Pre-Tax Pre-Provision Profit.
2.Refer to Other Financial Information, page 133, Note 2 for a further discussion of ROE.
3.ROTCE is a non-GAAP financial measure. For additional information, including a corresponding reconciliation to GAAP financial measures, see Notes on Non-GAAP Financial Measures on page 130.
4.Refer to Other Financial Information, page 133, Note 3 for a further discussion of CET1 Ratio.
5.Refer to Other Financial Information, page 133, Note 4 for a further discussion of Efficiency Ratio.

2026 Proxy Statement	i

Proxy Summary
Our Strategic Pillars
As we continue our transformation, our strategic pillars remain consistent and continue to guide our long-term strategy.

Customer-Centric Culture and Conduct	Operational Excellence	Risk and Control Culture	Technology and Innovation	Financial Strength

Our Transformation So Far, with Opportunities Ahead
We are a stronger, more focused company, positioned for sustained success through disciplined execution and leadership stability. Since 2019, the Company has achieved strong financial performance and created substantial shareholder value — including while having operated under a limit on growth in total assets until June 2025. Following the Federal Reserve’s removal of the asset cap, we are positioned for additional growth opportunities ahead.

	Risk and Control	Simplified Business	Efficiency Saves	Investment	Capital Return

Substantial progress since 2019…	•14 Consent orders terminated •Asset cap removed •Built appropriate risk and control framework	•12 Businesses sold or exited •Simplified businesses to focus on core franchise	•~$15B Gross expense saves (2021 - 2025) •Reduced expenses on significant efficiency agenda	•Built and maintained a strong executive team •Invested in people and technology to improve capabilities and product offerings	•26% Reduction in average common shares outstanding •Repurchased shares and consistently raised dividend

…with opportunities ahead	Improve and simplify risk and control infrastructure	Improve returns through growth across all our businesses	Continue to execute on efficiency initiatives	Invest across all our businesses, including Credit Card, Wealth Management and Corporate and Investment Banking (CIB)	Focus on capital optimization and managing our CET1 ratio down to 10-10.5%

Recognizing Our Employees
The removal of the asset cap was a major milestone made possible by the dedication of all our employees. In recognition of their achievement, full-time employees generally received a special $2,000 award, for most in the form of restricted share rights. The award offers the opportunity to share in the Company’s success. Additionally, to recognize employees’ work to help our customers, strengthen our communities and create value for our stakeholders, we awarded an additional cash payment to approximately 90,000 employees globally who met certain eligibility requirements, including performance and compensation limits. For eligible U.S. employees, the payment was $1,100, while eligible employees outside of the U.S. received a payment with a value adjusted to reflect local market conditions.

ii	Wells Fargo & Company

Proxy Summary

Item 1

Election of 12 Director Nominees

Our Board recommends that you vote FOR each of these director nominees for a one-year term.	See page 3

Director Nominees
The following provides summary information about each director nominee.1

Name and Primary Occupation	Age	Director Since	Committee Membership
			Audit Committee	Finance Committee	Governance and Nominating Committee	Human Resources Committee	Risk Committee
Steven D. Black Lead Independent Director Former Co-CEO, Bregal Investments, Inc.	73	2020
Mark A. Chancy Independent Former Vice Chair, SunTrust Banks, Inc.	61	2020
Theodore F. Craver, Jr. Independent Former Chair, President and CEO, Edison International	74	2018	⬤
Richard K. Davis Independent Former President and CEO, Make-A-Wish America; Former CEO and Executive Chair, U.S. Bancorp	68	2022			⬤
Fabian T. Garcia Independent Global President, Personal Care, Unilever PLC	66	2024
Wayne M. Hewett Independent Senior Advisor, Permira	61	2019		⬤
CeCelia G. Morken Independent Former CEO, Headspace	68	2022
Maria R. Morris Independent Former EVP and Head, Global Employee Benefits business, MetLife	63	2018					⬤
Felicia F. Norwood Independent EVP and Chief Health Benefits Officer, Elevance Health, Inc.	66	2022
Ronald L. Sargent Independent Chair and Former Interim CEO, The Kroger Co.; Former CEO and Chair, Staples, Inc.	70	2017				⬤
Charles W. Scharf Chairman and CEO, Wells Fargo	61	2019
Suzanne M. Vautrinot Independent President, Kilovolt Consulting, Inc.	66	2015

⬤	Chair
Member
1.Our Board currently consists of 13 directors. Director Celeste A. Clark, who currently serves on the Governance and Nominating Committee, is not standing for re-election and will retire as a director as of the date of the 2026 Shareholder Meeting. At that time, the size of the Board will be reduced to 12 directors.

2026 Proxy Statement	iii

Proxy Summary

Item 2

Advisory Resolution to Approve Executive Compensation (Say on Pay)

Our Board recommends that you vote FOR the advisory resolution to approve the 2025 compensation of our Named Executive Officers.	See page 45

Compensation Design
Our executive compensation program is designed to incentivize our Named Executive Officers (NEOs) to deliver long-term shareholder value with sound risk management discipline, with the majority of their total compensation delivered in the form of long-term equity awards that are subject to ongoing risk and service conditions, and for performance share awards, achieving pre-determined three-year financial performance goals.

Pay for Performance Compensation is linked to Company, individual, and, as applicable, line of business performance, and creating long-term value consistent with the interests of shareholders.	Promote Effective Risk Management Compensation promotes effective risk management and discourages imprudent or excessive risk-taking.
Attract and Retain Talent
People are one of the Company’s competitive advantages; therefore, compensation helps attract, motivate, and retain people with the skills, talent, and experience to drive superior long-term Company performance.

Compensation Actions
2025 CEO Compensation Highlights
The Human Resources Committee (HRC) approved, and the Board ratified, total CEO compensation of $40.0 million for performance year 2025 in recognition of Mr. Scharf’s strong leadership in driving improved financial performance, investing in our businesses to drive growth and returns, and making significant progress on risk and regulatory work. In addition, following the termination of the asset cap in 2025, the independent directors approved a special equity award with a total grant-date value of approximately $60 million to promote retention and recognize our CEO’s leadership in driving Wells Fargo’s transformation and creating significant shareholder value. The Board’s and the HRC’s approach and decision criteria for these actions, and for determining total compensation for the other NEOs, are detailed in the Compensation Discussion and Analysis.
Compensation Governance
In 2025, the HRC eliminated pre-set total compensation targets for our NEOs while leaving unchanged its rigorous, holistic, principles-based evaluation of individual, Company-wide, and, when relevant, business unit performance against pre-established financial and non-financial goals, in an effort to maintain alignment with business priorities and shareholder interests; additional details are provided in the Compensation Discussion and Analysis.
Following the disclosure of the special equity award for our CEO and the removal of pre-set total compensation targets, we contacted institutional investors, in part to proactively seek feedback on our executive compensation program. Throughout these engagements, we received thoughtful feedback that helped inform our disclosures in this Proxy Statement describing the Board’s executive compensation determinations.
Our executive compensation program is designed to align with our business, performance, risk, and talent needs and reinforces our pay-for-performance compensation philosophy. We adhere to widely recognized compensation practices described throughout the Compensation Discussion and Analysis section of this Proxy Statement.

iv	Wells Fargo & Company

Proxy Summary

Item 3

Proposal to Amend and Restate the Company’s 2022 Long-Term Incentive Plan

Our Board recommends that you vote FOR the proposal to amend and restate the Company’s 2022 Long-Term Incentive Plan.	See page 87

Item 3 seeks approval of the amended and restated 2022 Long-Term Incentive Plan (2022 LTIP) to (i) increase the number of shares available for grant under the 2022 LTIP by 45 million and (ii) extend the expiration date of the 2022 LTIP to the tenth anniversary of the 2026 Shareholder Meeting. Equity-based awards are a fundamental part of how we align compensation with our shareholders’ interests, and the 2022 LTIP plays a critical role in our pay-for-performance compensation program.

Item 4

Proposal to Ratify KPMG as the Company’s Independent Registered Public Accounting Firm for 2026

Our Board recommends that you vote FOR the proposal to ratify the appointment of KPMG as our independent registered public accounting firm for 2026.	See page 98

The Audit Committee is responsible for the selection, compensation, retention, and oversight of the independent registered public accounting firm appointed to audit our Company’s financial statements. The Audit Committee has appointed KPMG LLP (KPMG) as the Company’s independent auditor for the year ending December 31, 2026. As a matter of good corporate governance, the Board is requesting that our shareholders ratify KPMG’s appointment.

Items 5 through 10

Shareholder Proposals

Our Board recommends that you vote AGAINST each shareholder proposal.	See page 103

Shareholders will vote on six shareholder proposals (Items 5 through 10), if they are properly presented at our Shareholder Meeting and not previously withdrawn or otherwise excluded.

2026 Proxy Statement	v

Shareholder Engagement
How We Engage Our Shareholders
As part of our aim to maintain effective corporate governance practices and to help us better understand the views of our investors on key topics, we proactively reach out to, and engage with, our shareholders year-round. The feedback we receive from shareholders during these meetings helps inform the Company’s and the Board’s decision-making.

Year-Round Engagement Overseen by Our Board	Additional Ways We Engage with Our Shareholders

•We conduct proactive outreach and engage with institutional investors throughout the year.
•We also engage periodically with other investors and stakeholders.
•Feedback from engagement with investors and other stakeholders is summarized and shared with relevant Board committees and, as appropriate, the Board.
•We communicate with investors via quarterly earnings calls. •We participate in periodic industry presentations and conferences. •We host regular calls with shareholders and investor groups.

Communicating with Our Board
Shareholders and other interested parties can send correspondence to our Board, including our Board’s Lead Independent Director or our non-employee or independent directors as a group, by:
•sending an email to BoardCommunications@wellsfargo.com; or
•sending a letter to Wells Fargo & Company, P.O. Box 63750 or P.O. Box 63710, San Francisco, California 94163.
Additional information about communicating with our directors and our process for reviewing communications sent to the Board or its members is provided on our website at: https://www.wellsfargo.com/about/corporate/governance/contact.
Engagement Following the 2025 Shareholder Meeting

Total contacted 61% of total outstanding shares	Total engaged 59% of total outstanding shares

2026 Proxy Statement	1

Shareholder Engagement
Our Board’s Responsiveness to Shareholders
Feedback from our shareholders informs the Board’s perspective. Our Board takes the submission of shareholder proposals seriously, and we seek to engage with all proponents and other shareholders on matters of interest to them.
Our Response to Key Topics Discussed Following the 2025 Shareholder Meeting

What We Heard	Our Board’s Perspectives

Combined CEO-Chair Role
•Shareholders generally appreciated the Board’s evaluation of its leadership structure, with many sharing the view that the Board is best positioned to determine the structure that most appropriately serves the Company and our shareholders at any given time. Select other shareholders indicated that – as a matter of policy – they only support leadership structures with an independent chair, irrespective of the Company’s current priorities and circumstances and the Board’s processes and practices for maintaining effective independent oversight. Shareholders encouraged disclosure about the Board’s decision to combine the roles.
•Shareholders were also generally supportive of the Lead Independent Director’s key responsibilities, and acknowledged the prevalence of our current Board leadership structure among our peers.

For more information on the Board’s determination to combine the CEO and Chair roles and appoint a Lead Independent Director, see Our Board Leadership Structure and our Statement in Opposition to Item 5.

Executive Compensation
•Shareholders were broadly supportive of our CEO’s strong performance in driving the Company’s regulatory progress and improved financial performance, and recognized the importance of retention when discussing the Board’s rationale for the special equity award for our CEO. Shareholders encouraged disclosure about the structural elements of the award that are designed to promote retention and align with long-term shareholder value creation.
•Shareholders generally noted the consistent support for our executive compensation programs and encouraged continued disclosure about the HRC’s process and compensation determinations.
For more information on the Board’s executive compensation determinations, see Shareholder Engagement Following the 2025 Shareholder Meeting within the Compensation Discussion and Analysis.

Other Topics
•Board Composition and Oversight: Shareholders were interested in discussing the Board’s refreshment process.
•Shareholder Proposal Approach: Certain shareholders asked about our approach to shareholder proposals for the 2026 proxy season.
For more information on Board refreshment, see Director Nomination and Succession Planning Process. For more information about our shareholder proposal approach, see Shareholder Proposals.

2	Wells Fargo & Company

Board and Governance Matters

Item 1

Election of Directors

Our Board recommends that you vote FOR the election of each of the 12 director nominees for a one-year term.

Director Nominees for Election
•Our Board believes the 12 director nominees bring the right mix of professional experiences, capabilities, and perspectives to provide effective oversight and governance of our Company’s strategy and risk management.
•All nominees are currently directors of Wells Fargo & Company and were last elected at the 2025 Shareholder Meeting.
•All nominees are independent except our CEO.
•Our Board composition is informed by the Board’s comprehensive annual self-evaluation and feedback received from shareholders. In addition, our Board has policies establishing a director retirement age and limitation on other public company board service.
•Our Board and committee members are actively engaged, with 53 total meetings in 2025 and an average attendance over 98%.
•We have a consistent annual shareholder engagement program to better understand the views of our shareholders.

92% of director nominees are independent, including our Lead Independent Director	6 years average tenure of independent director nominees

Directors are elected at each annual meeting of shareholders and hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified. Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders may vote your shares for the substitute nominee.

2026 Proxy Statement	3

Board and Governance Matters
Our Director Nominees
Our Nominees’ Skills and Experience
As described in our Corporate Governance Guidelines, our Board has identified the following minimum qualifications for any new candidates for director:

Character and Integrity	Management or Leadership Experience	Financial Literacy or Other Relevant Professional or Business Experience	Independent Thinking and Constructive Collegiality

The Governance and Nominating Committee (GNC) and our Board desire an appropriate balance of experience, education, skills, background, and other qualities and attributes that are relevant to our business, strategy, risk profile, and risk appetite. In addition to the minimum qualifications set forth above, the following skills and experiences contribute to a well-balanced Board that continues to develop and provide valuable oversight as the Company continues to progress into the next phase of our transformation.

Skill/Experience	Description

Strategic Planning, Business Development & Operations	Experience as CEO or in other executive leadership roles defining and driving strategic direction and growth and managing operations of a business or large organization

Risk Management	Experience managing risks in a large organization, including specific types of risk (e.g., financial, cyber, compliance, operational)

Financial Services	Experience in consumer banking, wholesale/institutional, wealth management, or other financial services

Regulatory	Experience in regulatory matters or affairs, including as part of a regulated financial services firm or in another highly regulated industry

Human Capital Management	Experience in managing and developing human capital, including compensation and succession planning

Consumer, Marketing, Digital	Experience in a client services or consumer retail business, including mobile and digital consumer experiences, or marketing

Information Security, Cybersecurity, Technology	Experience in information security, data privacy, cybersecurity, or use of technology to facilitate business operations and customer service

Accounting, Financial Reporting	Experience as a CFO, accountant, or auditor at a large accounting firm or other relevant experience, including service as a member of a public company audit committee

Corporate Governance	Experience in corporate governance matters, including through service as a chair or lead director of a board of directors

Sustainability	Experience in sustainability matters, including as part of a business, service as a member of a relevant board committee, or from relationships with stakeholders

Government, Public Policy	Experience in government affairs and public policy, including as part of a business or positions with government organizations or regulatory bodies

International	Experience doing business internationally or focused on international issues and operations

4	Wells Fargo & Company

Board and Governance Matters
Our Director Nominees’ Qualifications
The following matrix highlights the skills and experiences relied on most by the Board in recommending each nominee; the absence of a designation does not mean a director does not possess that particular skill or experience. Each director also contributes important skills, knowledge, experience, viewpoints, and perspectives to our Board not reflected below.

	Strategic Planning, Business Development & Operations	Risk Management	Financial Services	Regulatory	Human Capital Management	Consumer, Marketing, Digital	Information Security, Cybersecurity, Technology	Accounting, Financial Reporting	Corporate Governance	Sustainability	Government, Public Policy	International

Steven D. Black (Lead Independent Director) Former Co-CEO, Bregal Investments, Inc.	⬤	⬤	⬤		⬤				⬤
Mark A. Chancy Former Vice Chair, SunTrust Banks, Inc.	⬤		⬤	⬤	⬤			⬤
Theodore F. Craver, Jr. Former Chair, President and CEO, Edison International		⬤	⬤	⬤			⬤	⬤
Richard K. Davis Former President and CEO, Make-A-Wish America; Former CEO and Executive Chair, U.S. Bancorp		⬤	⬤	⬤	⬤			⬤
Fabian T. Garcia Global President, Personal Care, Unilever PLC	⬤				⬤	⬤			⬤			⬤
Wayne M. Hewett Senior Advisor, Permira	⬤	⬤			⬤			⬤	⬤
CeCelia G. Morken Former CEO, Headspace	⬤	⬤			⬤	⬤	⬤
Maria R. Morris Former EVP and Head, Global Employee Benefits business, MetLife		⬤		⬤	⬤	⬤	⬤
Felicia F. Norwood EVP and Chief Health Benefits Officer, Elevance Health, Inc.	⬤	⬤		⬤						⬤	⬤
Ronald L. Sargent Chair and Former Interim CEO, The Kroger Co.; Former CEO and Chair, Staples, Inc.		⬤			⬤	⬤		⬤	⬤
Charles W. Scharf Chairman and CEO, Wells Fargo	⬤	⬤	⬤		⬤			⬤
Suzanne M. Vautrinot President, Kilovolt Consulting, Inc.	⬤	⬤					⬤		⬤		⬤
Total %	100%	100%	58%	67%	100%	58%	50%	58%	83%	83%	25%	75%

⬤	Denotes each director’s primary skills

2026 Proxy Statement	5

Board and Governance Matters
Biographies of Directors
Biographical information about each of our 12 director nominees is set forth below.
For each nominee, this includes the key qualifications, skills, and experience that support the Board’s recommendation that the nominee serve as a director of Wells Fargo, as well as on any committees to which he or she is assigned.

Steven D. Black Lead Independent Director

Former Co-CEO, Bregal Investments, Inc., an international private equity firm (September 2012 – December 2021)

Board Committees
Finance Committee, Governance & Nominating Committee, Human Resources Committee

Age 73 Director Since April 2020 (Chair of the Board, August 2021 through October 2025) Prior Public Company Directorships •The Bank of New York Mellon Corporation •Nasdaq, Inc.
Qualifications That Benefit Our Board
•Extensive experience in international and strategic planning and operations from holding key strategic roles at financial institutions such as JPMorgan and Citigroup
•Significant experience and leadership handling risk management, including cybersecurity, throughout career as an executive at financial institutions, providing the ability to effectively lead the Board in overseeing the risks our Company faces
•45-year career in financial services, investment banking, and private equity industries, including as vice chair of JPMorgan and executive chair of its investment bank, and in senior roles at Citigroup, with particular experience in wholesale/institutional banking and wealth management – areas that are key to our business
•Experience in human capital management issues developed in senior leadership roles, including as a member of JPMorgan’s operating and executive committees, with additional experience as chair of the management compensation committee of Nasdaq, Inc., a global technology company
•Corporate governance and regulatory experience from public company board service at highly regulated financial services companies, as a board member of Nasdaq, and as a former board member of The Bank of New York Mellon
Prior Experience
•Vice Chair, JPMorgan, a global financial services company (2010 – 2011)
•Executive Chair, JPMorgan’s investment bank (2009 – 2010)
•Co-CEO, JPMorgan’s investment bank (2004 – 2009)
•Deputy Co-CEO, JPMorgan’s investment bank (2003 – 2004)
•Head of JPMorgan investment bank’s Global Equities business (2000 – 2003)
•Various leadership roles, Citigroup, a global financial services company, and its predecessor firms (pre-2000)

6	Wells Fargo & Company

Board and Governance Matters

Mark A. Chancy Independent

Former Vice Chair, SunTrust Banks, Inc., a bank holding company (February 2018 – December 2019)

Board Committees
Audit Committee, Finance Committee

Age 61 Director Since August 2020 Prior Public Company Directorships •EVO Payments, Inc.
Qualifications That Benefit Our Board
•Relevant strategic and operational and risk management experience gained from tenure in various senior executive positions with SunTrust, a U.S. bank holding company
–“Risk expert” under federal banking regulations
•30+ year career in the financial services industry, including a broad range of leadership roles at SunTrust spanning areas applicable to our Company, including wholesale banking, consumer banking (including mortgage banking, consumer lending and wealth management), corporate and investment banking, and financial management, as well as marketing and data and analytics matters
•Regulatory experience gained in various senior leadership roles at a bank holding company subject to federal banking regulations and other regulatory matters
•Significant executive leadership and human capital management experience developed throughout career in financial services industry, including as former vice chair and co-COO at SunTrust
•Experience as former CFO and treasurer of SunTrust and as former member of the audit committee of EVO Payments, a payments technology and services provider company, provides accounting and financial reporting experience relevant to our Company
–“Financial expert,” as defined in SEC Regulation S-K
Prior Experience
•Co-COO and Consumer Segment Executive, SunTrust (2017 – 2019)
•Corporate EVP and Wholesale Banking Executive, SunTrust (2011 – 2017)
•CFO, SunTrust (2004 – 2011)
•Treasurer, SunTrust (2001 – 2004)
•CFO, The Robinson-Humphrey Company, Inc. (acquired by SunTrust, 2001)
Mr. Chancy is also a member of the board of directors of the Company’s principal banking subsidiary, Wells Fargo Bank, N.A.

2026 Proxy Statement	7

Board and Governance Matters

Theodore F. Craver, Jr. Independent

Former Chair, President and CEO, Edison International, an electric utility holding company (April 2008 – September 2016)

Board Committees
Audit Committee (Chair), Finance Committee, Governance & Nominating Committee

Age 74
Director Since
January 2018
Other Current Public Company Directorships
•Duke Energy Corporation (Independent Chair, corporate governance committee chair; compensation and people development committee)
Prior Public Company Directorships
•Edison International
•Health Net, Inc.
Other Leadership Service
•Member, advisory board, Center on Cyber and Technology Innovation
•Former Member, Economic Advisory Council, Federal Reserve Bank of San Francisco

Qualifications That Benefit Our Board
•Risk management experience developed from many years in key management positions in heavily regulated industries, including as former chair, president, and CEO at Edison International, an electric utility holding company, as well as from current and former board leadership roles at various companies, which also provides corporate governance experience
•Significant financial services industry knowledge gained from 23 years of experience in the banking industry, including insights related to our wholesale/institutional and wealth management businesses from holding senior roles at First Interstate Bancorp, a predecessor company of Wells Fargo
•Extensive regulatory experience with highly regulated industries, from holding senior management positions at Edison International and First Interstate Bancorp, as well as from former membership on the Economic Advisory Council of the Federal Reserve Bank of San Francisco
•Deep understanding of cybersecurity oversight stemming from board and executive experience and service as an advisory board member of the Center on Cyber and Technology Innovation, with additional insights into sustainability matters
–Holds CERT Certificate in Cybersecurity Oversight from the National Association of Corporate Directors
•Prior experience as CFO and treasurer at various points in career provides relevant accounting and financial reporting experience, with additional insights given service as the chair of the audit committee of Duke Energy Corporation
–“Financial expert,” as defined in SEC Regulation S-K
Prior Experience
•Chair and CEO, Edison Mission Energy, a subsidiary of Edison International (2005 – 2008)
•Various leadership roles, Edison International (1996 – 2005)
•Various leadership roles, First Interstate Bancorp, a predecessor company of Wells Fargo (pre-1996)
Mr. Craver is also a member of the board of directors of the Company’s principal banking subsidiary, Wells Fargo Bank, N.A.

8	Wells Fargo & Company

Board and Governance Matters

Richard K. Davis Independent

Former President and CEO, Make-A-Wish America, a nonprofit organization (January 2019 – November 2022)
Former CEO and Executive Chair, U.S. Bancorp, a U.S. bank holding company
(2006-2017 and 2007-2018, respectively)

Board Committees
Governance & Nominating Committee (Chair), Risk Committee

Age 68
Director Since
April 2022
Other Current Public Company Directorships
•Mastercard Incorporated (human resources and compensation committee chair; nominating and corporate governance committee)
•Dow Inc. (and its predecessor entities) (Lead Director; audit committee chair; corporate governance committee)
Prior Public Company Directorships
•Xcel Energy
•U.S. Bancorp
Other Leadership Service
•Former Representative, Ninth District, Federal Reserve; President, Financial Advisory Committee
•Former Chair, Financial Services Roundtable
•Former Chair, Consumer Bankers Association
•Former Chair, The Clearing House

Qualifications That Benefit Our Board
•Extensive international and strategic planning and operations experience in the financial services industry, including as related to our consumer banking, wholesale/institutional, and wealth management businesses, gained from senior leadership roles as former executive chair and CEO of U.S. Bancorp, and as chair of the Clearing House, a U.S. banking association and payments company
•40+ years of relevant risk management experience, including managing risk as CEO at U.S. Bancorp, a U.S. bank holding company, in addition to corporate governance experience from service on boards of companies with complex risk management profiles, including with respect to cybersecurity
–“Risk expert” under federal banking regulations
•Deep understanding of regulatory matters relevant to our business, given prior experience as CEO and in other senior roles at U.S. Bancorp, a federally regulated financial institution, as well as from former service as representative for the Ninth District of the Federal Reserve and member of financial services advocacy organizations the Financial Services Roundtable and Consumer Bankers Association
•Human capital management experience includes role as former executive chair and CEO of U.S. Bancorp and as former president and CEO of a leading nonprofit organization, which also provides relevant sustainability and social and public responsibility insights, with additional experience as chair of the human resources and compensation committee of Mastercard, a global payments technology company
•Accounting and financial reporting experience developed as CEO of U.S. Bancorp, as well as from service as chair of the audit committee of Dow Inc., a global materials science company
Prior Experience
•Various leadership roles, U.S. Bancorp and its predecessor firms (1993 – 2005)
Mr. Davis is also the chair of the board of directors of the Company’s principal banking subsidiary, Wells Fargo Bank, N.A.

2026 Proxy Statement	9

Board and Governance Matters

Fabian T. Garcia Independent

Global President, Personal Care, Unilever PLC, a British multinational consumer goods company (since July 2022)

Board Committees
Finance Committee

Age 66 Director Since April 2024 Prior Public Company Directorships •Arrow Electronics, Inc. •Kimberly-Clark Corporation •Revlon, Inc. Other Leadership Service •Member, Council of Foreign Relations
Qualifications That Benefit Our Board
•Extensive international and strategic planning and operations experience across 40+ year career as global consumer products and retail executive overseeing iconic consumer brands in diverse markets, including as current global president of personal care and member of the leadership executive team of Unilever, a British multinational consumer goods company
•Risk management experience from leading various business units as consumer products executive, with additional insights from having previously served as a public company CEO, provides valuable perspective on consumer and retail matters, which are growing areas of importance for our Company
•Valuable human capital management experience from holding various senior leadership roles at global retail companies, including as president and CEO of Unilever North America and CEO at Revlon, a personal care product company, and from serving as member of public company compensation committee
•Significant insights into consumer and marketing trends, having led digital and e-commerce initiatives at retail companies and advising consumer packaged goods companies during tenure at Boston Consulting Group, as well as into sustainability matters, having led several strategic initiatives related to sustainable business practices
•Corporate governance experience from public company board service, including as member of the board of Arrow Electronics, a global provider of technology products and services related to industrial and commercial users of electronic components
Prior Experience
•President, Unilever North America (2020 – 2022)
•Senior Advisor, Boston Consulting Group, a global management consulting firm (2018 – 2020)
•CEO and President, Revlon, a personal care product company (2016 – 2018)
•COO, Global Innovation and Growth, and various other leadership roles, Colgate-Palmolive Company, a multinational consumer products company (2003 – 2016)
•Senior Vice President, International, The Timberland Company, a footwear and apparel company (2002 – 2003)
•President, Asia Pacific, Chanel, a luxury fashion company (1996 – 2002)
•Various leadership roles, Procter & Gamble, a multinational consumer goods company (pre-1996)

10	Wells Fargo & Company

Board and Governance Matters

Wayne M. Hewett Independent

Senior Advisor, Permira, a global private equity firm (since March 2018)

Board Committees
Finance Committee (Chair), Human Resources Committee, Risk Committee

Age 61
Director Since
January 2019
Other Current Public Company Directorships
•The Home Depot, Inc. (leadership development & compensation committee chair; audit committee)
•United Parcel Service, Inc. (audit committee)
•Resolute Holdings Management, Inc. (audit committee)
Other Leadership Service
•Cambrex Corporation (Board Chair)
•Quotient Services (Board Chair)

Qualifications That Benefit Our Board
•Extensive strategic and operational and international experience includes role as a senior advisor for Permira, a global private equity firm, with insights into sustainability matters as former senior executive leading technologically sophisticated businesses at several companies, including Arysta LifeScience Corporation, a crop protection and life sciences company, and General Electric Company
•Relevant financial reporting experience developed from corporate senior executive and private equity advisory roles, and as current member of three public company audit committees
•Deep and diverse insights into risk management matters from prior senior executive roles at highly specialized manufacturing and production companies, as well as from experience as a board member of companies with complex risk management profiles, including cybersecurity risks
•Experience in human capital management as a result of prior leadership experience in top management roles, including as CEO and president at manufacturing and production companies
•Significant corporate governance experience from public company board service, including as member of the boards of The Home Depot, United Parcel Service and Resolute, and experience serving as non-executive board chair of private companies Cambrex Corporation and Quotient Sciences
Prior Experience
•CEO, Klöckner Pentaplast Group, a global plastics manufacturer (2015 – 2017)
•President, Platform Specialty Products Corporation, a global producer of high technology specialty chemical products and technical services (2015)
•President and CEO, Arysta LifeScience Corporation, a crop protection and life sciences company (2009 - 2015 and 2010 – 2015, respectively) (purchased by Platform in 2015)
•Various leadership roles, General Electric Company and related entities (pre-2009)

2026 Proxy Statement	11

Board and Governance Matters

CeCelia G. Morken Independent

Former CEO, Headspace, an online wellness company (January 2021 – January 2022)

Board Committees
Audit Committee, Governance & Nominating Committee

Age 68 Director Since April 2022 Other Current Public Company Directorships •Genpact Ltd (audit committee; compensation committee) Prior Public Company Directorships •Alteryx, Inc.
Qualifications That Benefit Our Board
•Strong strategic and operational knowledge, with particular experience leading companies or business divisions in periods of transition, including two companies during the acquisition process, with additional international insights
•Deep understanding of risk management issues at the intersection of technology and financial services, an area of importance to the Company, including with respect to issues related to sustainability and public policy
•Significant human capital management and leadership experience, from prior roles as CEO and COO at Headspace, an online wellness company, and as general manager of different business units at Intuit, a software company
•Experience in corporate and end-user marketing and strategy development from roles at Intuit and Headspace, with relevant experience in digital technology and complex data science and analytics from prior executive and current public company director positions
–Holds CERT Certificate in Cybersecurity Oversight from the National Association of Corporate Directors
–Holds AI Ethics & Board Oversight Certification from the Diligent Institute
•Insights into accounting and financial reporting given experience as member of public company audit committees
Prior Experience
•President and Chief Operating Officer, Headspace (2020 – 2021)
•EVP and General Manager of Strategic Partnerships, Intuit Inc., a software company (2017 – 2020)
•EVP and General Manager of the ProConnect Group, Intuit Inc. (2013 – 2017)
•Various senior roles, Intuit Inc. (2007 – 2013)
•Various senior positions, Digital Insight Corporation (2002 – 2007) (acquired by Intuit, 2007)
•Various senior positions, WebTone Technologies, Inc. (2000 – 2002)
Ms. Morken is also a member of the board of directors of the Company’s principal banking subsidiary, Wells Fargo Bank, N.A.

12	Wells Fargo & Company

Board and Governance Matters

Maria R. Morris Independent

Former EVP and Head, Global Employee Benefits business, MetLife, a global financial services company (November 2011 – September 2017)

Board Committees
Risk Committee (Chair), Human Resources Committee

Age 63
Director Since
January 2018
Other Current Public Company Directorships
•S&P Global Inc. (nominating and corporate governance committee chair; executive committee; finance committee)
•The Allstate Corporation (compensation and human capital committee; nominating, governance, and social responsibility committee)

Qualifications That Benefit Our Board
•Strategic and operational experience serving as interim head of MetLife’s U.S. business and overseeing the successful integration of MetLife’s acquisition of American Life Insurance Company provides unique perspective on human capital management matters, with significant international experience as head of MetLife’s global employee benefits business
•Extensive risk management experience identifying, assessing, and managing risk exposures from leadership positions held throughout career at MetLife, a large, complex financial institution, with corporate governance experience from serving as a member and chair of the audit committee of S&P Global Inc., a global financial information and analytics company, which includes oversight of cybersecurity issues
–“Risk expert” under federal banking regulations
•Relevant regulatory experience and sustainability insights from senior roles at MetLife, and as a board member of S&P Global Inc. and The Allstate Corporation, financial services companies operating in heavily regulated industries
•Significant experience in marketing matters relevant to our industry and business includes prior role as Chief Marketing Officer at Metlife
•Valuable insights into technology and related operations with respect to financial services, particularly from service as MetLife’s head of global technology and operations
Prior Experience
•Interim head of the U.S. Business, MetLife (2016 – 2017)
•Interim Chief Marketing Officer, MetLife (2014 – 2015)
•Head of Global Technology and Operations, MetLife (2008 – 2011)
Ms. Morris is also a member of the board of directors of the Company’s principal banking subsidiary, Wells Fargo Bank, N.A.

2026 Proxy Statement	13

Board and Governance Matters

Felicia F. Norwood Independent

EVP and Chief Health Benefits Officer, Elevance Health, Inc., a health company (since February 2026)

Board Committees
Risk Committee

Age 66 Director Since April 2022 Prior Public Company Directorships •Hill-Rom Holdings, Inc.
Qualifications That Benefit Our Board
•Significant strategic planning and operational experience, as well as human capital management insights, in current role as EVP and Chief Health Benefits Officer at Elevance, a health company, responsible for the strategic direction and operations related to the company’s Medicare and Medicaid businesses, combined with more than 19 years of prior experience at Aetna, Inc.
•Valuable perspective that considers private sector and regulatory viewpoints, with experience identifying, assessing, and managing risk exposure and operating within the risk management framework of a highly regulated business environment, and additional experience from government work in health and human services
•Extensive regulatory experience in government and healthcare industries, in both public and private sectors, provides a unique perspective across multiple dimensions, including healthcare providers, payers, consumers, and regulators
•Insights regarding the connection between sustainability and social responsibility, especially with respect to community affairs, from experience as an executive in the healthcare industry and additional government work
•Well-rounded perspective informed both by government and industry experience, including from prior roles as former director of the Illinois Department of Healthcare and Family Services and senior policy advisor to the Illinois Governor for Health and Human Services
Prior Experience
•EVP and President, Government Health Benefits, Elevance Health, Inc. (2018-2026)
•Director, Illinois Department of Healthcare and Family Services (2015 – 2018)
•Various senior roles, Aetna, Inc. (1994 – 2013)

14	Wells Fargo & Company

Board and Governance Matters

Ronald L. Sargent Independent

Chair and Former Interim CEO, The Kroger Co., a supermarket and multi-department store retailer (since March 2025 and March 2025 - February 2026, respectively)
Former CEO and Chair, Staples, Inc., a workplace products retailer (February 2002 – June 2016 and March 2005 – January 2017, respectively)

Board Committees
Human Resources Committee (Chair), Audit Committee, Governance & Nominating Committee

Age 70
Director Since
February 2017
Other Current Public Company Directorships
•Five Below, Inc. (compensation committee chair; nominating & governance committee)
•The Kroger Co. (Board Chair)
Prior Public Company Directorships
•Staples, Inc. (Board Chair)
•Home Depot, Inc.
•Mattel, Inc.

Qualifications That Benefit Our Board
•Human capital management experience and international insights related to the management of a large global workforce serving customers world-wide through a variety of channels from serving in senior strategic and operational leadership roles, including as former CEO and chair of Staples, Inc., a workplace products retail company, and as the current chair and former interim CEO of The Kroger Co., a supermarket and multi-department store retailer
•Diverse risk management experience as former senior retail executive, combined with public company board service, particularly with respect to e-commerce and consumer insights, areas of growing relevance to our business
•Deep consumer and marketing insights from 35+ years of retail experience, especially related to the transition toward more online and digital customer experiences, with experience overseeing sustainability matters for consumer-facing retailers with extensive supply chains
•Experience in accounting and financial reporting from executive leadership roles at Staples, including as CEO, and service as a member of public company audit committees
–“Financial expert,” as defined in SEC Regulation S-K
•Wide range of corporate governance experience in connection with public company board service at retail companies, including current roles as board member of Five Below, Inc., a specialty discount retailer, and as former lead director and current board chair of Kroger
Prior Experience
•President and COO, Staples, Inc. (1998 – 2002)
•Various leadership roles, Staples, Inc. (1989 – 1997)
•Various leadership roles, The Kroger Co. (pre-1989)

2026 Proxy Statement	15

Board and Governance Matters

Charles W. Scharf

Chairman and Chief Executive Officer, Wells Fargo, a U.S. financial services company (since October 2025 and October 2019, respectively)

Age 61
Director Since
October 2019
Other Current Public Company Directorships
•Microsoft Corporation (compensation committee; governance & nominating committee)
Prior Public Company Directorships
•The Bank of New York Mellon Corporation (Board Chair)
•Visa, Inc.

Qualifications That Benefit Our Board
•Significant strategic planning and business operations and international experience throughout career in financial services industry, including as CEO of The Bank of New York Mellon Corporation, a global financial services company where he focused on technology-driven digital transformation, and Visa Inc., a payment services company
•Extensive risk management experience in strengthening operational risk and compliance, with senior executive experience at financial institutions such as ours providing valuable insights related to regulatory matters facing the financial services industry and our Company
–“Risk expert” under federal banking regulations
•Diverse human capital management experience developed throughout career as top management executive leading large workforces at various financial institutions including The Bank of New York Mellon, Visa, and JPMorgan, with additional insights from service as member of the compensation committee of Microsoft Corporation
•Financial services veteran with more than 30 years in leadership roles in the banking and payments industries, with particular experience in the areas of consumer banking, wholesale/institutional banking, and wealth management
•Significant accounting and financial reporting experience relevant to our Company through his prior service as the CFO of financial institutions, with work as an executive and a public company board member providing additional experience in the areas of corporate governance and sustainability
Prior Experience
•Chair and CEO, The Bank of New York Mellon Corporation, a corporate investment banking company (CEO, 2017 – 2019; Chair, 2018 – 2019)
•CEO, Visa Inc. (2012 – 2016)
•Managing Director, One Equity Partners, private investment arm of JPMorgan (2011 – 2012)
•CEO, Retail Financial Services, JPMorgan (2004 – 2011)
•CEO, Retail Division, Bank One Corporation (2002 – 2004)
•CFO, Bank One Corporation (2000 – 2002)
•CFO, Global Corporate & Investment Bank division, Citigroup, Inc. (1999 – 2000)
Mr. Scharf is also a member of the board of directors of the Company’s principal banking subsidiary, Wells Fargo Bank, N.A.

16	Wells Fargo & Company

Board and Governance Matters

Suzanne M. Vautrinot Independent

President, Kilovolt Consulting, Inc., a cybersecurity strategy and technology consulting firm (since October 2013)

Board Committees
Risk Committee

Age 66
Director Since
February 2015
Other Current Public Company Directorships
•CSX Corporation (audit committee; governance committee)
•Ecolab Inc. (safety, health & environment committee chair; audit committee)
•Parsons Corporation (corporate governance & responsibility committee chair; audit and risk committee)
Prior Public Company Directorships
•NortonLifeLock Inc.
Other Leadership Service
•Member, National Academy of Engineering

Qualifications That Benefit Our Board
•Deep strategic and operational and international experience developed throughout leadership roles in the military, which included overseeing a multibillion-dollar cyber enterprise responsible for operating, maintaining, and defending the Air Force portion of the Department of Defense global network
•Extensive risk management experience, in particular as it relates to cybersecurity, having retired from the U.S. Air Force as a Major General and Commander, 24th Air Force following a 31-year career, with particular experience engaging in enterprise risk planning and crisis management
•Significant human capital management planning and workforce development experience having led, as Commander, 24th Air Force, a workforce unit of approximately 14,000 military, civilian, and contractor personnel
•Extensive experience in the military includes having influenced the development and application of critical technology, including two years as Commander of the U.S. Air Force Cyber Command and various space operations commands
•Inducted into the National Academy of Engineering in 2017
•Valuable perspective on government and public policy matters developed from certain key military assignments, with additional corporate governance and sustainability insights gained from service on other public company boards
Prior Experience
•Major General and Commander, U.S. Air Force, Air Forces Cyber and Air Force Network Operations (2011 – 2013)
•Director of Plans and Policy, U.S. Cyber Command (2010)
•Deputy Commander, Network Warfare, U.S. Strategic Command (2008 – 2010)
•Commander, Air Force Recruiting Service (2006 – 2008)
•Commander, 50th Space Wing (2003 - 2005)
•Numerous medals and commendations, including the Defense Superior Service Medal and Distinguished Service Medal

2026 Proxy Statement	17

Board and Governance Matters
Director Independence
Our Corporate Governance Guidelines provide that a significant majority of the directors on our Board, and all members of the Audit Committee, GNC, HRC, and Risk Committee, must be independent under applicable independence standards. To be considered an independent director, our Board must determine that the director has no material relationship with our Company (either directly or as a partner, shareholder, or officer of an organization that has a relationship with our Company). To assist in making its independence determinations, our Board adopted the Director Independence Standards appended to our Corporate Governance Guidelines, which consist of the New York Stock Exchange’s standards of independence, as well as additional standards, known as categorical standards of independence.
Based on the Director Independence Standards, our Board considered information in early 2026 regarding banking and financial services, commercial, charitable, familial, and other relationships between each director and director nominee, his or her respective immediate family members, and/or certain entities affiliated with such directors and director nominees and immediate family members, on the one hand, and our Company, on the other, to determine the director’s or director nominee’s independence. After reviewing the information presented to it and considering the recommendation of the GNC, our Board determined that, except for Charles W. Scharf, who is a Wells Fargo employee, all other current directors and director nominees are independent under the Director Independence Standards: Steven D. Black, Mark A. Chancy, Celeste A. Clark, Theodore F. Craver, Jr., Richard K. Davis, Fabian T. Garcia, Wayne M. Hewett, CeCelia G. Morken, Maria R. Morris, Felicia F. Norwood, Ronald L. Sargent, and Suzanne M. Vautrinot.
In connection with making its independence determinations, our Board considered the following relationships under the Director Independence Standards and determined that all of these relationships satisfied the NYSE’s standards of independence and were immaterial under our Board’s categorical standards of independence:

Banking and Financial Services Relationships
Our Company’s banking and other subsidiaries had ordinary course banking and financial services relationships in 2025 with certain of our directors, some of their immediate family members, and/or certain entities affiliated with such directors and their immediate family members, all of which were on substantially the same terms as those available at the time for comparable transactions with persons not affiliated with our Company and complied with applicable banking laws.

Other Relationships
Theodore F. Craver, Jr. has an outstanding pension balance with an aggregate actuarial present value of approximately $368,000 as of February 1, 2026, earned from his prior employment with First Interstate Bancorp, which employment ended when First Interstate was acquired by a legacy predecessor to Wells Fargo in April 1996. No additional service-based contributions or accruals will be made to the plan balance. Payment of the plan balance is not conditioned on any future service or performance by Mr. Craver and is currently being made in accordance with the applicable plan document.
Since 2015, the Company has employed a relative of Steven D. Black, who is not an “immediate family member” for purposes of the SEC’s related person transaction rules, in a non-strategic role. His employment by the Company pre-dates Mr. Black’s tenure and Mr. Black does not have any role in overseeing his relative’s performance or compensation. Additionally, the employee is not an executive officer and does not directly report to an executive officer of the Company.

18	Wells Fargo & Company

Board Structure and Operations
Our Board Leadership Structure
The Board believes it is important for the Board to have flexibility to determine the leadership structure that most appropriately serves the Company and our shareholders at any given time, while firmly supporting the role of an independent director in a Board leadership position. Reflecting the importance of this flexibility, the Board amended our By-Laws to remove the requirement that the Board Chair be an independent director in July 2025, and also amended our Corporate Governance Guidelines to require a Lead Independent Director, who is selected annually by the independent directors of the Board, whenever the Chair is not independent.
Since late 2016, when the Board formally separated the roles of Board Chair and CEO, the GNC and the Board have continued to evaluate the Board’s leadership structure at least annually, as part of their focus on Board effectiveness in overseeing management’s risk and control strategy. As the Board’s work advanced, the GNC and the Board considered how best to structure the Board’s leadership to reflect the Company’s transformation and the Board’s evolving effectiveness. Based on ongoing discussions and review, the Board combined the roles of Chair and CEO, and the Board’s independent directors named Mr. Black as Lead Independent Director, effective October 2025. This change reflects the Board’s confidence in Mr. Scharf and desire to achieve future shareholder value creation under his leadership, while maintaining appropriate independent oversight.

Key Factors Considered in Determining the New Board Leadership Structure
In determining to combine the roles of Board Chair and CEO and appoint a Lead Independent Director, the GNC and Board considered the following:
•The principles and practices in place to provide independent Board oversight of management and promote Board effectiveness – including regular non-management director executive sessions, the quality of Board reporting and Board self-evaluation results, and the nature of performance management of the CEO and other executives;
•The similarity in the roles and responsibilities of the Board Chair and Lead Independent Director (which are described in our Corporate Governance Guidelines and reviewed annually);
•The individuals in the roles of Board Chair (Mr. Black) and CEO (Mr. Scharf) at the time of the determination;
•The views of shareholders and other stakeholders; and
•Practices at other public companies, including our peer banks, U.S. Global Systemically Important Banks (G-SIBs) and the S&P 500.

Strong Lead Independent Director Role
The Board believes in the importance of promoting independent Board leadership. Unless the Board Chair is independent, our Corporate Governance Guidelines require the annual selection, by the Board’s independent directors, of a Lead Independent Director, whose primary responsibilities are described in our Corporate Governance Guidelines. Based on the GNC’s recommendation, the Board’s independent directors appointed Mr. Black, who previously served as our Board Chair, as the Lead Independent Director, effective October 2025, and also appointed him to be a member of the GNC at that time.
The Board determined that Mr. Black is best suited for the Lead Independent Director role given his Board leadership experience at Wells Fargo, extensive leadership experience in the financial services industry, and deep knowledge of our complex regulatory landscape. Mr. Black also has extensive risk management experience. He engages with our regulators, shareholders, and others, seeks to incorporate risk and regulatory topics in regular discussions between the Board and management, and promotes the Board’s efficient and effective functioning necessary to oversee our risks.

2026 Proxy Statement	19

Board Structure and Operations
Key Areas of Authority/Responsibility of our Lead Independent Director
The Board reviews the authority and responsibilities of the Lead Independent Director on an annual basis, and our Corporate Governance Guidelines describe the Lead Independent Director’s primary responsibilities.

Board Effectiveness
•Promote the Board’s efficient and effective functioning
•In coordination with the Board Chair, approve Board meeting agendas, schedules and the types and forms of information provided to the Board
•Preside at all meetings of the Board at which the Board Chair is not present, including regularly scheduled and ad-hoc executive sessions without management present

Board Communications and External Stakeholders
•Serve as the principal liaison among the independent directors and between the independent directors and the CEO
•Facilitate effective communication between the Board and shareholders and be available for consultation and direct communication with major stakeholders

CEO Performance Evaluation
•Participate, along with other independent directors, in the performance evaluation of the CEO that informs the Board’s compensation determinations for the CEO
•In partnership with the HRC Chair, lead the Board’s delivery of the CEO’s performance evaluation to the CEO

Board Discretion to Determine Appropriate Leadership Structure
The Board believes that it is best positioned to determine the leadership structure that best serves the Company and our shareholders at any given time. The Board believes that at this time, having a combined Chair and CEO role, along with a Lead Independent Director, helps balance the need for strong leadership to effectively execute on strategic priorities, while supporting appropriate independent oversight of management and risk. For example, the Board’s current leadership structure helps facilitate cohesive communication about our business and strategy to shareholders and other stakeholders and provides for continuity of experience that supports the Board’s refreshment process. The Board feels this structure fosters a productive relationship between the Board and management, with strong independent oversight.
Going forward, the GNC periodically evaluates the Board’s leadership structure and annually recommends Board leadership appointments, considering the structure that would best serve the interests of the Company and our shareholders at that time. If at any time the GNC’s and Board’s review of the leadership structure resulted in the conclusion that the roles should be separated, the Board has the flexibility to do so. The Board also maintains a formal succession planning process for Board leadership positions.
If re-elected at the 2026 Shareholder Meeting, Mr. Scharf will continue to serve as our Board Chairman and Mr. Black will continue to serve as our Lead Independent Director.

20	Wells Fargo & Company

Board Structure and Operations
Governance Practices
Effective Board oversight involves not only having properly defined Board leadership roles, but also having governance structures that promote Board effectiveness. Our Board is committed to applying sound principles and practices to its oversight, and has adopted Corporate Governance Guidelines that provide the framework for the governance of our Board and our Company. The following are fundamental aspects of our Board’s oversight responsibilities; certain specific practices are further described throughout this Proxy Statement.

Strategic Plan, Risk Tolerance, and Financial Performance
•Review, monitor, and, where appropriate, approve the Company’s strategic plan, risk tolerance, risk management framework and financial performance, including reviewing and monitoring whether the strategic plan and risk tolerance are clear and aligned, and include a long-term perspective on risks and rewards consistent with the Company’s risk management framework

Board Composition, Governance Structure, and Practices
•Maintain a Board composition, governance structure, and practices that support the Company’s risk profile, risk tolerance, and strategic plan, including having directors with diverse skills, knowledge, experience and perspectives, and engage in an annual self-evaluation process of the Board and its committees

CEO and other Senior Management Succession Planning, Performance, and Compensation
•Select and engage in succession planning for the Company’s CEO and, as appropriate, other members of senior management
•Monitor and evaluate the performance of senior management and hold senior management accountable for implementing the Company’s strategic plan and risk tolerance and maintaining the Company’s risk management framework
•Monitor and evaluate the alignment of the compensation of senior management with the Company’s compensation principles

Independent Risk Management, Culture
•Support the stature and independence of the Company’s Independent Risk Management (including Compliance), Legal, and Internal Audit functions
•Reinforce a culture of ethics, compliance and risk management, and oversee related policies and programs

Board Reporting and Accountability
•Manage and evaluate the information flow to the Board to facilitate the Board’s ability to make sound, well-informed decisions by taking into account risk and opportunities and to facilitate its oversight of senior management
•Work in consultation with management in setting the Board and committee meeting agendas and schedules

Our Corporate Governance Documents
Information about our Board’s and our Company’s corporate governance, including the following corporate governance documents, is available on our website at https://www.wellsfargo.com/about/corporate/governance:
•The Board’s Corporate Governance Guidelines, including its Director Independence Standards
•Our Code of Conduct applicable to our employees, including our executive officers and directors
•Charters for each of the Board’s standing committees
•How to Contact the Board of Directors, which includes an overview of our Board Communication Policy describing how shareholders and other interested parties can communicate with the Board
•Our By-Laws

2026 Proxy Statement	21

Board Structure and Operations
Director Nomination and Succession Planning Process
Our Board conducts formal succession planning annually and our GNC leads the director nomination process, as described below.

1
Evaluate Board Composition
The GNC regularly reviews the composition of our Board to assess alignment of the skills, experience, and diverse perspectives of the Board as a whole with the Company’s needs as its strategy, risk appetite, and risk profile evolve.

2
Identify Candidates
The GNC identifies candidates for first-time nomination through various sources, including third-party search firms, Board members, leaders and other participants in the financial services industry, shareholders and other stakeholders, and contacts in the communities we serve. The GNC is engaged in an ongoing recruitment process aimed at building a strong pipeline of prospective directors for the near- and long-term.

3
Assess Potential Candidates
In evaluating potential new director nominees, the GNC makes an initial assessment of the candidate’s qualifications, skills, experience, and attributes in light of the composition of the entire Board. The GNC evaluates all nominees in the same manner, regardless of who recommended the nominee.

4	Meet Potential Candidates The resulting candidates are interviewed by members of the GNC, as well as the Lead Independent Director and CEO.

5
Conduct Final Assessment and Recommend for Approval
The candidate provides additional information to determine whether they satisfy the applicable requirements of our Corporate Governance Guidelines, Code of Conduct, and any other applicable rules, regulations, or policies. The GNC then presents the candidate for approval by our Board or for nomination for approval by the shareholders.

22	Wells Fargo & Company

Board Structure and Operations
The goal of the GNC’s nominating process is to align the Board’s composition with the Company’s needs as identified through the Board’s formal succession planning. The GNC and our Board will continue to monitor the effectiveness of their practices in any new director search efforts and in their annual self-evaluation process. The following key factors are considered annually:

Company Strategy and Risks	How current and evolving risks may create needs for particular qualifications and experience, including relevant banking, bank regulatory, and other financial services experience.

Essential Skills and Expertise	Mix of skills, knowledge, experience, and perspectives necessary to support the Company’s strategy and risk profile.

Range of Background and Experience	Mix of backgrounds, industry, professional experience, personal qualities and attributes.

Director Tenures
Average tenure, including on committees and in committee leadership roles, and overall mix of director tenures to achieve an appropriate balance of new perspectives and institutional knowledge and insight. The Board values the contributions of both newer directors and directors who have developed extensive experience and insight into the Company.

Retirement Policy
Maintaining an appropriate balance of tenure, experience, and perspectives on the Board, with a retirement policy pursuant to which non-management directors generally will not be nominated for a term beginning after their 75th birthday. The Board may, however, approve the nomination of a non-management director after the age of 75 if, due to special or unique circumstances, the Board determines that it is in the best interest of our Company and shareholders for the individual to be nominated for election.

Director Attendance and Participation; Limitation of Service on Outside Boards
The ability of directors to effectively participate in Board meetings and responsibilities in light of their personal circumstances and other time commitments, including service on other public company boards of directors. Unless the GNC determines otherwise, directors may not serve as a director on the board of directors of more than four public companies, including the Company, and a director who serves as the CEO of a public company may not serve as a director on the board of directors of more than three public companies, including the boards of the Company and the company of which such director serves as CEO. All of our directors are in compliance with this policy.

Board Self-Evaluations
The performance of the Board as a whole and each individual director’s performance. The Board believes that directors should not have an expectation of being re-nominated annually and that the Board’s annual self-evaluation is a key component of its director nomination process. The GNC also considers the results of the Board’s annual self-evaluation, including the individual contributions of directors to the work of the Board and its Committees, in connection with its determination to re-nominate existing directors for reelection at each annual meeting of shareholders.

2026 Proxy Statement	23

Board Structure and Operations

Balancing Fresh Perspectives and Institutional Knowledge
on Our Board
As a result of our Board succession planning and recent refreshment, we have a range of tenures bringing a balance of fresh perspectives and institutional knowledge, and a mix of backgrounds and experience represented on our Board and its committees. 50% of our director nominees are gender and/or racially/ethnically diverse, 33% of our director nominees are women and 25% of our director nominees are racially/ethnically diverse.
In the last four years, there have been four new independent director nominees to our Board. These nominees bring a range of skills to the Board, including risk management, financial services, regulatory, and human capital management experience.
6 Years average tenure of independent director nominees

67 years average age of independent director nominees	<65 years 65-70 years >70 years 3 6 2 age range of independent director nominees

Process for Shareholders to Recommend Individuals as Director Nominees
The GNC will consider an individual recommended by one of our shareholders for nomination as a new director. In order for the GNC to consider a shareholder-recommended nominee for election as a director, the shareholder must submit the name of the proposed nominee, in writing, to our Corporate Secretary at: Wells Fargo & Company, MAC# J0193-610, 30 Hudson Yards, New York, NY 10001. All submissions must include the following information:
•the shareholder’s name and address and proof of the number of shares of our common stock he or she beneficially owns;
•the name of the proposed nominee and the number of shares of our common stock he or she beneficially owns;
•sufficient information about the proposed nominee’s experience and qualifications for the GNC to make a determination whether the individual would meet the minimum qualifications for directors; and
•such individual’s written consent to serve as a director of our Company, if elected.
Our Corporate Secretary will present all shareholder-recommended nominees to the GNC for its consideration. The GNC has the right to request, and the shareholder will be required to provide, any additional information with respect to the shareholder-recommended nominee as the GNC may deem appropriate or desirable to evaluate the proposed nominee in accordance with the nomination process described above.

24	Wells Fargo & Company

Board Structure and Operations
Board Evaluation Process
Each year, our Board and each of its committees conduct a comprehensive self-evaluation in order to assess their effectiveness, review our governance practices and policies, and identify areas for enhancement. Topics reviewed generally include Board performance and effectiveness, Board composition, Board leadership structure, and training and orientation. Our Board’s annual self-evaluation is also a component of its director nomination process and succession planning.
Designing the Evaluation Process
The GNC, in consultation with our Lead Independent Director, reviews and determines the process, scope, and content of our Board’s annual self-evaluation process. The GNC continues to enhance this process based on director feedback, best practices, experience, and regulatory expectations. The GNC also considers whether to engage a third party to assist the Board in conducting its self-evaluation each year. In 2025, we engaged a third party to conduct individual interviews with each of the directors, individual conversations with our Lead Independent Director and each committee chair, and discussions of the self-evaluation results with the Board. The following chart reflects the key components of the Board’s annual self-evaluation process.

1	Board and Committee Self-Evaluation Survey Discussion Topics	2	One-on-One Director Discussions		3	Board and Committee Review of Feedback	4	Feedback Communicated and Acted Upon

Annual review of Board and committee self-evaluation survey discussion topics, including in light of best practices and regulatory expectations, which are approved by the GNC and sent to each director to request feedback on various topics.

Individual meetings (typically with the Lead Independent Director, the GNC Chair, or third-party facilitator, if applicable) are held with each director to obtain candid feedback about Board and committee performance, including the individual contributions of directors.

During executive sessions, the Lead Independent Director and the GNC Chair, or third-party facilitator, if applicable, lead a discussion of the results of the Board’s self-evaluation. Similarly, in executive sessions, each committee chair leads a discussion of the committee’s evaluation.

Any feedback on areas for improvement is provided to management. Changes are implemented, as appropriate, and the status of changes made in response to the evaluation results and feedback is reviewed by the GNC and the Board.

◀

2026 Proxy Statement	25

Board Structure and Operations
Board Oversight
Management Succession Planning and Development
Wells Fargo’s talent and succession planning approach is focused on attracting, developing, and retaining executive talent with the leadership competencies needed to lead the Company for future growth. One responsibility of our Board is to provide oversight to the talent and succession planning process, including review and discussion of the executive talent at our Company. The Board monitors and evaluates the performance of executive management, and holds executive management accountable for implementing the Company’s strategic plan, maintaining risk tolerance and the Company’s risk management framework.
The Board has assigned the HRC responsibility to oversee the Company’s talent and succession planning process, including the CEO evaluation and succession plan. The CEO and the Head of Human Resources annually report to the HRC and the Board on succession planning (including plans in the event of an emergency) and management development, and provide the HRC and the Board with an assessment of individuals considered potential successors to critical executive management positions. The HRC and the Board engage in an annual talent and succession planning process through which they review and discuss potential executive management successors.

1
Active Engagement Between the CEO, Head of Human Resources and Board
Management regularly identifies high-potential executives for additional responsibilities, new positions or promotions to expose them to varied experiences within our Company, with the goal of developing well-prepared senior leaders.

2
HRC Review of Reports from the CEO and Head of Human Resources
Annually, the CEO and the Head of Human Resources prepare and evaluate executive management development and succession plans (including assessing individuals considered successors to critical executive roles and plans in the event of an emergency). The HRC reviews and discusses these plans with management, and reports to the Board on its reviews.

3
Annual Board Review of Succession Plans
Annually, the Board conducts a review of succession plans for the CEO, other members of the Operating Committee, and their direct reports and provides input and feedback.

4
Board Approval of Talent and Succession Planning Process
Annually, the Board approves the talent and succession planning processes as part of its evaluation of the Board's effectiveness. This approval includes review of Operating Committee succession planning considerations.

Strategy and Risk Oversight
Our Board oversees the Company’s business, including its strategic plan and risk management, and is responsible for holding senior management accountable for implementing the Company’s strategic plan and risk tolerance. The Board’s role in this regard is to assess management’s performance and provide credible challenge. Our Board, either directly or through its committees, periodically receives updates from line of business CEOs and enterprise function heads, which include significant risks and issues relevant to the business group or enterprise function. The Board also receives reports from its standing committees at each regular Board meeting.

26	Wells Fargo & Company

Board Structure and Operations
Our Board is also responsible for holding senior management accountable for maintaining an effective risk management program and adhering to risk management expectations, including maintaining a culture designed to effectively manage risk and providing effective reporting to the Board. In support of our Board’s oversight of risk and regulatory matters, at each regularly scheduled Board meeting in 2025, the Board discussed significant risk and regulatory matters with senior executives, including our CEO, Chief Financial Officer (CFO), Chief Risk Officer (CRO), Chief Operating Officer (COO), Chief Auditor, and General Counsel. Additionally, the Board’s risk-related oversight responsibilities include reviewing, monitoring and, where appropriate, approving:
•Our strategic plan, risk appetite, risk management framework, and financial performance. The Board receives Independent Risk Management’s evaluation of risk impacts that may be associated with the Company’s strategic plan when the Board reviews and approves the Company’s strategic plan.
•Our significant policies, programs and plans, including whether they are consistent with our strategic plan, risk appetite and risk management framework.
•Accountability of senior management for implementing the Company’s strategic plan, including risk appetite, and maintaining the Company’s risk management and control framework.
•Board composition, governance structure, and practices that support the Company’s risk profile, risk appetite, and strategic plan, including having directors with a range of skills, knowledge, experience, and perspectives.
•Our Independent Risk Management (including Compliance), Legal, and Internal Audit functions.
•Our culture of ethics, compliance, and risk management, and related policies and programs.
When reviewing risks, the Board evaluates the materiality of risks and the effectiveness of the aligned controls and may modify the frequency or manner of its oversight to match the impacts of risks facing the Company.

Board Risk Oversight

The Board oversees significant risks, including financial risks, such as interest rate, credit, liquidity, and market risks, and non-financial risks, such as operational (which includes compliance and model risks) and strategic risks. The Board considers our brand and reputation, as well as our culture and conduct, in overseeing potential significant risks.

Audit
•Financial statement integrity and financial reports
•Legal and regulatory compliance
•Material legal matters
•Internal controls over financial reporting
Finance
•Financial risk management policies relating to market risk, interest rate risk, and investment risk
•Capital planning and adequacy
•Resolution and recovery planning
Human Resources
•Incentive compensation risk management program
•Human capital
•Culture and ethics
•Management succession planning

Governance & Nominating
•Board and committee composition
•Director succession planning
•Corporate governance practices
•Board self-evaluation of Board performance
•Social and public responsibility matters
•Government relations, including political activities, lobbying, and trade associations
•Social impact matters, including community development and reinvestment activities

Risk
•Risk management framework, governance, risk profile, risk appetite, and risk management effectiveness
•Compliance risk (including conduct and financial crimes)
•Operational risk (including business resiliency and disaster recovery, data management, information security and cybersecurity, and technology)
•Model risk and the general condition of model risk management
•Credit risk
•Market and interest rate risk
•Liquidity risk
•Strategic risk

2026 Proxy Statement	27

Board Structure and Operations

Role of Management

Senior management is responsible for establishing and maintaining the Company’s culture and effectively managing risk. The Company has three lines of defense for managing risk: the Front Line, Independent Risk Management, and Internal Audit. In particular:
•The Front Line, which comprises principal lines of business and certain enterprise function activities, is responsible for understanding and evaluating risk relating to its business activities which are guided by the Company’s strategic plan. The CEO drives the Company’s strategic planning process, which identifies the Company’s most significant opportunities and challenges, develops options to address them, and evaluates the risks and trade-offs of each.
•Independent Risk Management, led by the CRO, establishes and maintains our risk management program and provides oversight, including challenge to and independent assessment and monitoring, of the Front Line’s execution of its risk management responsibilities. Each line of business has a chief risk officer that reports to our Company CRO. The Chief Compliance Officer reports to the CRO and has responsibility for all compliance programs under their remit.
•Internal Audit acts as an independent assurance function and validates that the risk management program is adequately designed and functioning effectively.
The Company has also established management governance committees, including those focused on risk, that support management in carrying out its governance and risk management responsibilities. Each management governance committee is expected to discuss, make decisions regarding, and report on risk matters. The Company periodically engages third-party advisors and experts to assist in the development and maintenance of its risk management programs, policies, and practices. The reports and views of these third parties may be shared with the Board and relevant Board committees, as appropriate.

Information Security Risk Oversight
The Risk Committee has primary oversight responsibility for information security risk, which includes cybersecurity risk.

Board Oversight

As part of its review and approval of our overall strategic plan, our Board receives an annual report from our Head of Technology regarding the Company’s technology strategy and information security program and reviews Independent Risk Management’s assessment of that strategy.

Risk Committee
•The Risk Committee has primary oversight responsibility for information security risk and approves the Company’s information security program, which includes information protection and cyber resiliency.
•The Risk Committee receives regular reports from the Company’s Head of Technology and the Company’s Chief Information Security Officer on information security risk and significant information security developments, including incidents involving third parties.
Management
•Technology Risk Management (which is part of the Company’s Independent Risk Management organization) has oversight responsibility for information security risk. As a second line of defense, Technology Risk Management:
–reviews and provides guidance to the Front Line technology team, including with respect to the development and maintenance of risk management policies, governance documents, processes, and controls; and
–oversees and challenges the Front Line technology team’s risk assessment activities.

28	Wells Fargo & Company

Board Structure and Operations
For additional information on information security risk management, see the “Financial Review - Risk Management - Operational Risk Management” section of Exhibit 13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
The Risk Committee also has primary oversight responsibility for technology risk, which encompasses new and emerging technologies such as artificial intelligence (AI), as well as data management risk and model risk.
The full Board also discusses technology-related matters, including AI, on a regular basis, including through:
•Periodic reviews with management on AI-related topics, including market developments and updates on Wells Fargo’s approach to AI;
•Line of business presentations to the Board that have addressed how AI is impacting the Company’s various lines of business; and
•Regular reporting to the Board from the Chair of the Risk Committee.
Human Capital Risk Oversight
Our Board, directly and through the HRC, oversees human capital risk and human capital management, in addition to our culture and ethics, as discussed below.

Board Oversight

For certain matters, the Board provides oversight directly, rather than through its committees. For example, the Board reviews the results of our annual Global Employee Survey with management, reviews management reports on Wells Fargo’s culture, and periodically reviews with management special topics relating to human capital matters.
As part of its review and approval of our overall strategic plan, our Board annually engages with our Head of Human Resources regarding the strategy for the Human Resources function and reviews our Independent Risk Management team’s assessment of that strategy.

Human Resources Committee
•The HRC oversees performance management, talent management, and succession planning for the CEO and other senior executives as determined by the HRC.
•The HRC oversees the Code of Conduct and management’s efforts to foster responsible conduct and ethical behavior and decision-making throughout Wells Fargo.
•The HRC regularly engages with and reviews reports from our Head of Human Resources, including:
–Culture reports and metrics, including the results of our annual Global Employee Survey;
–Conduct management reports, metrics and trends, including harassment and discrimination metrics and allegations of whistleblower retaliation;
–Human capital risk reports and metrics, emerging trends, labor relations, and monitoring of human capital risks such as staffing and attrition; related risk appetite measures and key risk indicators; and the results of internal audit reviews of Human Resources; and
–Regulatory matters relating to the Human Resources function.

2026 Proxy Statement	29

Board Structure and Operations
Risk Management in the Compensation Decision Process
The HRC also oversees the Company’s performance management and incentive compensation programs.
Our Company is committed to performance management and compensation programs that are balanced, promote risk management, and discourage imprudent or excessive risk-taking. Through our Incentive Compensation Risk Management Policy, we develop, execute, and administer our incentive compensation plans, which are designed to balance risk and financial reward in a manner that supports our customers, shareholders, employees, and the Company.
Highlights
•The HRC considers risk as a key input into its compensation decisions for the CEO and Operating Committee.
•An enhanced risk assessment process applies to the CEO, the Operating Committee, leaders who run our major lines of business, and other senior leaders whose responsibilities and actions may expose the Company to material risk or who have roles that are subject to specific regulatory requirements (Covered Employees in Management).
•The CEO’s performance review of members of the Operating Committee (except for the CRO and Chief Auditor, for whom the risk review is conducted by the Chairs of the Risk Committee and Audit Committee, respectively) is informed by a risk review conducted by the CRO (with input from risk leaders) and feedback from Internal Audit.
•The HRC conducts the risk review for the CEO, as described in our Compensation Discussion and Analysis.
•For all other Covered Employees in Management, the results of an enhanced risk assessment process, informed by feedback from leaders in Risk and Internal Audit, are a key input into variable incentive compensation decisions. The results of these enhanced risk assessments and associated compensation recommendations are reviewed by a management governance committee reporting to the HRC, and supporting steering committees. Final variable incentive compensation decisions are shared with the HRC, along with the risk assessment results.
•A risk overlay rating is part of each active employee’s annual performance review.
•Performance goals for employees and management whose roles involve sales activity are designed to discourage excessive or inappropriate risk-taking and are subject to additional oversight.
Our Board Committee Structure
Standing Board Committees
Our Board has standing committees, comprised entirely of independent directors, that act on behalf of the Board and report on their activities to the entire Board.

Audit	Finance	Governance & Nominating	Human Resources	Risk

Each committee may form and delegate, in its discretion, all or a portion of its authority to subcommittees of one or more of its members. From time to time, the Board may form special purpose committees to which the Board may delegate responsibility for oversight of particular matters. In 2025, our Board integrated the responsibilities of the Corporate Responsibility Committee (CRC) into those of the GNC and dissolved the CRC.1 This change allowed the Board to simplify its committee structure, providing for more efficient use of time and resources.
Each Board committee is responsible for overseeing risks within its purview. All of our standing Board committees report to the Board about their activities, including risk oversight-related matters. Each Board committee has defined authority and responsibilities for primary oversight of specific risks, as outlined in its respective charter, and works closely with management to understand and oversee our Company’s key risks.
Committee meetings also include executive sessions led by the respective independent committee chair. As required by its charter, each of our committees annually reviews and assesses its charter’s adequacy and reviews its performance.
1.The CRC held one meeting in 2025.

30	Wells Fargo & Company

Board Structure and Operations
Committee Composition
The Board appoints the members and chair of each committee based on the recommendation of the GNC.
As part of this process, the GNC annually reviews the committee structure, committee assignments, and chair positions and recommends to the Board the assignment of Board members to various committees. The Board does not favor mandatory rotation of committee assignments or chair positions because it believes that experience and continuity are important for the effective operation of the Board’s committees. The GNC may recommend changes to committee membership based on committee needs, director experience and interest, and to provide for a succession plan for a committee chair.
The GNC also reviews each director nominee’s qualifications and experience as it evaluates the composition of each committee in light of the particular committee’s oversight responsibilities.
Board Committee Members and Oversight Responsibilities
Our Board committees and their primary responsibilities are described below. For more information on how our Board and its committees oversee strategy, risk management, and other key areas of oversight, see Board Oversight.

Audit Committee		Number of Meetings in 2025: 12
(includes 1 joint meeting with the Risk Committee)
Chair	Members
Theodore F. Craver, Jr.	Mark A. Chancy	CeCelia G. Morken	Ronald L. Sargent

Primary Responsibilities
•Oversees the integrity of our financial statements and the adequacy and reliability of disclosures, including our internal controls over financial reporting
•Selects and evaluates our independent auditor, including its qualifications and independence
•Approves the appointment and compensation of our Chief Auditor and oversees the performance and independence of the Chief Auditor and the Internal Audit function
•Assists the Board and the Risk Committee in the oversight of compliance with regulatory and legal requirements
For more information, see Audit Committee Report.
Independence, Financial Expertise, and Service Limits
•Our Board has determined that each member of the Audit Committee is independent under the heightened standards applicable to Audit Committee members by NYSE and SEC rules.
•Our Board has determined that each member of the Audit Committee is financially literate and members Craver, Chancy, and Sargent qualify as audit committee financial experts under SEC rules.
•Committee members may not simultaneously serve on the audit committees of more than two other public companies.

2026 Proxy Statement	31

Board Structure and Operations

Finance Committee		Number of Meetings in 2025: 7

Chair	Members
Wayne M. Hewett	Steven D. Black	Mark A. Chancy	Theodore F. Craver, Jr.	Fabian T. Garcia

Primary Responsibilities
•Oversees the state of our Company’s interest rate risk and investment risk and the effectiveness of those risk management activities in coordination with the Risk Committee
•Oversees the capital planning and adequacy process, forecasting, and key stress testing processes and activities and, in connection with that oversight, reviews information relating to the Company’s financial forecast, financial performance, and liquidity
•Reviews capital levels and recommends to our Board the declaration of common dividends, the repurchase of securities, and the approval of significant capital expenditures
•Oversees recovery and resolution planning
Independence
•Our Board has determined that each member of the Finance Committee is independent.

Governance and Nominating Committee				Number of Meetings in 2025: 7

Chair	Members
Richard K. Davis	Steven D. Black	Celeste A. Clark[1]	Theodore F. Craver, Jr.	CeCelia G. Morken	Ronald L. Sargent

Primary Responsibilities
•Identifies and recommends individuals qualified to become Board members and recommends director and committee leadership and appointments
•Reviews and assesses our governance practices and the adequacy of our Corporate Governance Guidelines
•Oversees an annual evaluation of the performance of our Board and its committees
•Recommends to our Board a determination of each non-employee director’s “independence” under applicable rules and guidelines
•Reviews director compensation and recommends any changes for approval by our Board
•Oversees engagement with shareholders and other interested parties concerning governance matters
•Oversees significant strategies, policies, and programs on social and public responsibility matters, including sustainability
•Oversees significant government relations strategies, policies, and programs and political transparency matters, including our political activities and contributions, significant lobbying priorities, and principal trade association memberships
•Oversees community development and reinvestment activities and performance
•Oversees social impact and sustainability strategy and impacts through the support of nonprofit organizations by the Company or a Company-sponsored charitable foundation
Independence
•Our Board has determined that each member of the GNC is independent.

1.Ms. Clark is not standing for re-election and will retire as a director as of the date of the 2026 Shareholder Meeting.

32	Wells Fargo & Company

Board Structure and Operations

Human Resources Committee				Number of Meetings in 2025: 7

Chair	Members
Ronald L. Sargent	Steven D. Black	Wayne M. Hewett	Maria R. Morris

Primary Responsibilities
•Approves compensation philosophy and principles, and discharges our Board’s responsibilities relating to overall approach for incentive compensation and the compensation of our executive officers
•Oversees Incentive Compensation Risk Management program and practices, including the recovery or “clawback” of compensation under related clawback and forfeiture policies, and the effectiveness of risk management practices relating to incentive compensation plans and programs for senior management and employees in a position, individually or collectively, to expose our Company to material financial or non-financial risk
•Evaluates the CEO’s performance and approves and recommends the CEO’s compensation to our Board for approval; oversees the compensation for our other executive officers and other officers or employees as the HRC determines appropriate
•Oversees human capital risk and human capital management, including performance management, talent management and succession planning for the CEO and other senior executives
•Oversees culture, including management’s efforts to foster ethical behavior and decision-making throughout the Company
•Oversees the Code of Conduct
•Oversees actions taken by our Company regarding shareholder approval of executive compensation matters, including advisory resolutions on executive compensation
•Has sole authority to retain or obtain the advice of, and terminate, any compensation consultant or independent legal counsel and evaluates the independence of its advisors in accordance with NYSE rules
The HRC may delegate certain of its responsibilities to one or more HRC members or to designated members of senior management or management committees. The HRC has delegated certain authority to the Head of Human Resources and the Head of Total Rewards (or their functional equivalent positions) for the administration of our Company’s benefit and compensation programs.
Independence
•Our Board has determined that each member of the HRC is independent under the heightened standards applicable to committee members under NYSE and SEC rules.

2026 Proxy Statement	33

Board Structure and Operations

Risk Committee			Number of Meetings in 2025: 9
(includes 1 joint meeting with the Audit Committee)
Chair	Members
Maria R. Morris	Richard K. Davis	Wayne M. Hewett	Felicia F. Norwood	Suzanne M. Vautrinot

Primary Responsibilities
•Oversees the Company’s risk management framework, including governance structures used by management to execute its risk management program, risk profile, risk appetite, and risk management effectiveness
•Oversees management’s establishment and implementation of the risk management framework, including how the Company supports a strong risk management culture, manages and governs its risk, and defines the risk roles and responsibilities of the three lines of defense
•Oversees significant policies, procedures, processes, controls, systems, and governance structures for the identification, measurement, assessment, control, mitigation, reporting, and monitoring of material risks
•Annually recommends to our Board for approval, and monitors adherence to, the statement of risk appetite
•Reviews regular reports from the CRO and other members of management on emerging risks, escalated risks or issues, and other selected Company-wide risks and issues or risk topics
•Reviews management’s assessment of the effectiveness of the risk management program
•Oversees the Independent Risk Management function and the performance of the CRO and approves the appointment and compensation of the CRO
•Oversees material financial and non-financial risks
•Oversees and reviews updates from management on risks including compliance risk, operational risk, data management risk, information security risk (including cybersecurity risk), model risk, market risk, conduct risk, liquidity and funding risks, and strategic risk
Independence and Risk Expertise
•Our Board has determined that each member of the Risk Committee is independent.
•The Federal Reserve’s Enhanced Prudential Standards for large U.S. bank holding companies require at least one member of the Risk Committee to have experience identifying, assessing, and managing risk exposures of large financial firms. Our Board has determined, in its business judgment, that Mr. Davis and Ms. Morris have large financial institution risk management experience.

34	Wells Fargo & Company

Board Structure and Operations
The Bank Board
The board of directors of the Company’s principal banking subsidiary, Wells Fargo Bank, N.A. (WFBNA) is composed of directors Mark A. Chancy, Theodore F. Craver, Jr., Richard K. Davis (Chair), CeCelia G. Morken, Maria R. Morris, and Charles W. Scharf. WFBNA’s board of directors (the Bank Board) held eight regular meetings and two special meetings in 2025. All Bank Board Members are independent except Mr. Scharf.
The Bank Board established the Regulatory Compliance Oversight Committee (RCOC) and the BSA/AML Compliance Committee to oversee compliance with certain regulatory consent orders and other enforcement actions for which oversight was delegated by either the Board or the Bank Board. In 2025, due to the closure of each enforcement action under the RCOC’s remit, the RCOC was dissolved.
Compensation Committee Interlocks and Insider Participation
In 2025, Ronald L. Sargent, Steven D. Black, Wayne M. Hewett and Maria R. Morris served as members of the HRC. During 2025, no member of the HRC was an employee, officer, or former officer of the Company. None of our executive officers served in 2025 on the board of directors or compensation committee (or other committee serving an equivalent function) of any entity that had an executive officer serving as a member of our Board or the HRC. As described under the Related Person Transactions section of this Proxy Statement, in 2025, some HRC members had banking or financial services transactions in the ordinary course of business with our banking and other subsidiaries and certain family members employed by the Company.
Other Policies and Practices
Director Engagement
Board and Committee Meetings; Shareholder Meeting Attendance
Directors are expected to attend all Board meetings and meetings of committees on which they serve and each shareholder meeting. Our Board held eight regular meetings and two special meetings during 2025. Led by our Lead Independent Director, our non-management directors met in executive session without management present during all of the Board’s 2025 regular board meetings.
Attendance by our Board’s current directors at meetings of our Board and its committees averaged more than 98% during 2025. All of our current directors attended the 2025 Shareholder Meeting.

Director Engagements Outside of Board and Committee Meetings
In addition to preparing for and participating in Board and committee meetings, our directors engage with key internal and external stakeholders. Through these interactions, they gain valuable insights and share perspectives relevant to our business and the oversight of our strategy and risks.

Representative Engagements
These meetings include:
•Engagement with Management: Our Lead Independent Director and committee chairs meet with key members of management, including our CRO and Chief Auditor.
•Engagement with Regulators: Our Lead Independent Director, members of our Risk Committee and certain other directors meet with our primary bank regulators. The Board also meets annually with our primary bank regulators.
•Engagement with Shareholders: Depending on the topic, certain directors may participate in select engagements with key shareholders.

Senior leadership & other employees
Internal Audit
Shareholders
Regulators
Independent auditor
Independent compensation consultants
Third-party search firms

2026 Proxy Statement	35

Board Structure and Operations
Director Orientation, Training and Education
Directors receive a comprehensive orientation to the Company when they join the Board and continue to receive ongoing education and training relevant to our business and industry, as described below.

New Director Orientation
The orientation program includes: strategic plan presentations, significant financial, accounting, and risk management policies and issues, and compliance programs and policies (including our Code of Conduct); lines of business reviews; meetings with Risk, Human Resources, Legal, Finance, and other enterprise functions and our internal and independent auditors; and opportunities to learn about our significant risks, regulatory matters, and corporate governance matters, including the roles and responsibilities of our directors.

Ongoing Director Training
Ongoing training may include management presentations on the Company’s businesses, services, and products, and industry trends or areas of emerging interest, such as AI; presentations by outside experts on various topics such as regulatory developments and emerging risks in the financial services industry; and access to other educational and reference materials on governance, regulatory, risk, and other relevant topics.

External Director Education
We make available information on relevant director education programs covering topics such as: developments in our industry; corporate governance practices; relevant regulatory requirements and expectations; macro-economic environment; and other relevant matters.
Our directors may also attend forums and conferences convened by our primary banking regulators. Directors may also obtain advanced certifications. We reimburse directors for expenses incurred in connection with outside programs for continuing director education.

Director Compensation
Structure of Our Director Compensation Program
2025 Cash Compensation
The following table shows the cash components of our non-employee director compensation program in 2025. Cash retainers and fees are paid quarterly in arrears. Any non-employee director who joins the Board or changes roles during the year receives a prorated annual cash retainer or chair retainer, as applicable.

Annual Cash Component	Amount ($)(1)
Cash Retainer	110,000
Committee/Subcommittee Chair Retainers
Each of Audit Committee, Risk Committee and HRC	50,000
GNC	35,000
Finance Committee	25,000
Bank Board Member Cash Retainer	10,000
Bank Board Chair Cash Retainer	25,000
1.Effective April 1, 2025, and after consulting with Meridian, the independent compensation consultant to the GNC, we discontinued Board, committee, and subcommittee meeting fees, increased the annual Board member cash retainer from $100,000 to $110,000 and increased the GNC Chair retainer from $25,000 to $35,000 in connection with the GNC’s expanded responsibilities following the dissolution of the CRC.

36	Wells Fargo & Company

Board Structure and Operations
2025 Equity Compensation
Each non-employee director elected to our Board at our 2025 Shareholder Meeting received on that date an equity award having a value of $265,000. We require deferral of these equity awards until a director leaves the Board or later, at the election of the director. The dollar value of these equity awards was converted to a number of shares using the closing price on the grant date, rounded up to the nearest whole share unit. As the Board Chair and subsequently as the Lead Independent Director, Steven D. Black received a $250,000 annual retainer in lieu of any committee chair fee he would have otherwise received. Mr. Black’s retainer was paid in the form of quarterly equity awards that, like all equity awards paid to non-employee directors, were required to be deferred until his Board service ends or later if deferred under the deferral program described below.
Deferral Program
For 2025, non-employee directors were able to defer all or part of their cash compensation and equity awards. Cash compensation could be deferred into either an interest-bearing account or common stock units with dividends reinvested. Deferred amounts are paid either in a lump sum or installments, as elected by the director.
Director Compensation Limit
Our equity incentive plan contains an upper limit of the total compensation that a non-employee director may receive annually. Specifically, the total annual compensation paid to any non-employee director, inclusive of cash compensation and equity awards, shall not exceed $750,000, except that in the case of the Board Chair or Lead Independent Director, such limit is $1,500,000.
Director Stock Ownership Policy
After five years on the Board, each non-employee director must own Wells Fargo common stock having a value equal to five times the annual cash retainer and must maintain at least that ownership level while a member of our Board and for one year after service as a director ends. Holding deferred shares counts toward a non-employee director’s ownership level, regardless of whether the award(s) underlying the deferred shares have vested. Compliance with these stock ownership requirements is calculated annually and reported to the GNC. All of our directors (including those who have been on our Board for less than five years) exceeded this ownership level as of December 31, 2025.
GNC Use of Compensation Consultant; Changes for 2026
The GNC annually reviews our director compensation program and periodically recommends changes to the program for our Board to approve. The GNC’s review and recommendation, if any, considers our director pay philosophy, relevant market practices, and consultation with Meridian, the GNC’s independent compensation consultant. Following Meridian’s analysis of our non-employee director compensation program, including comparison to the Labor Market Peer Group, and upon recommendation of the GNC, our Board has approved changes to the program effective April 1, 2026. The changes increase the annual equity award by $15,000 to $280,000 and increase the annual cash retainer by $10,000 to $120,000.

2026 Proxy Statement	37

Board Structure and Operations
2025 Director Compensation
The table below provides information on 2025 compensation for our non-employee directors. Our Company reimburses directors for expenses incurred in their Board service, including the cost of attending Board and Committee meetings.
2025 Director Compensation Table

Name	Fees Earned or Paid in Cash[1,2] ($)	Stock Award[3] ($)	Option Awards[4] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation[5] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Steven D. Black	107,500	515,061	—	—	—	—	622,561
Mark A. Chancy	117,500	265,061	—	—	—	—	382,561
Celeste A. Clark	113,750	265,061	—	—	—	—	378,811
Theodore F. Craver, Jr.	167,500	265,061	—	—	—	—	432,561
Richard K. Davis	156,028	265,061	—	—	—	—	421,089
Fabian T. Garcia	107,500	265,061	—	—	—	11,625	384,186
Wayne M. Hewett	133,375	265,061	—	—	—	—	398,436
CeCelia G. Morken	117,500	265,061	—	—	—	—	382,561
Maria R. Morris	172,500	265,061	—	—	—	—	437,561
Felicia F. Norwood	107,500	265,061	—	—	—	—	372,561
Ronald L. Sargent	157,500	265,061	—	—	—	—	422,561
Suzanne M. Vautrinot	107,500	265,061	—	—	—	—	372,561
1.Includes fees earned, whether paid in cash or deferred, for service on our Company’s Board, the Bank Board, and any special purpose committees in 2025, as described in 2025 Cash Compensation. As members of the Bank Board, Messrs. Chancy and Craver and Mses. Morken and Morris each received an annual cash retainer of $10,000, in each case payable quarterly in arrears. As the Chair of the Bank Board, Mr. Davis received $25,000, payable quarterly in arrears. Ms. Morris received a prorated fee of $5,000 for her service as Chair on the Bank Board’s RCOC prior to its dissolution and Ms. Clark received a prorated fee of $3,750 for her service as chair of the CRC prior to its dissolution.
2.Includes fees earned in 2025 but deferred by the director. The following table shows the number of stock units credited on a quarterly basis to our non-employee directors under our deferral program for deferrals of 2025 cash compensation paid quarterly in arrears and the grant date fair value of those stock units based on the closing price of our common stock on the date of deferral:

Name	Stock Units (#)	Grant Date Fair Value ($)
Steven D. Black	351	25,000
	337	27,500
	340	27,500
	295	27,500
Wayne M. Hewett	219	15,625
	212	17,313
	209	16,875
	181	16,875
Ronald L. Sargent	526	37,500
	491	40,000
	495	40,000
	429	40,000
3.Includes 3,728 deferred stock units granted to each non-employee director elected at the 2025 Shareholder Meeting on April 29, 2025. The grant date fair value of each award is based on the number of stock units granted and the NYSE closing price of our common stock on April 29, 2025. Includes 3,087 shares for Mr. Black’s annual Chair retainer or Lead Independent Director retainer, which is paid in the form of quarterly equity awards and which must be deferred. As of December 31, 2025, none of our non-employee directors held any unvested stock awards.
4.None of our non-employee directors received any options in 2025 or held outstanding options with respect to our common stock on December 31, 2025.
5.We generally do not provide perquisites to our directors. On one occasion in 2025, our directors’ spouses were invited to accompany our directors to attend events in connection with a Board meeting. Column (g) for Mr. Garcia includes the incremental cost to the Company of his spouse accompanying him to attend these events. The incremental costs to the Company for the spouses of our other directors to accompany our directors to these events did not exceed $10,000 per director and thus are not included in column (g), as permitted under SEC rules.

38	Wells Fargo & Company

Information About Related Person Transactions
Related Person Transaction Policy and Procedures
Our Board has adopted a written policy and procedures for the review and approval of transactions between our Company and its related persons and/or their respective affiliated entities. We refer to this policy and these procedures as our Related Person Transaction Policy.
Defining Related Persons
“Related persons” under this policy include our directors, director nominees, executive officers, holders of more than 5% of our common stock, and their respective immediate family members. Their “immediate family members” include spouses, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and any person (other than a tenant or employee) who shares the home of a director, director nominee, executive officer, or holder of more than 5% of our common stock.
Which Transactions Are Reviewed
Except as described below, the Related Person Transaction Policy requires the GNC to review and either approve or disapprove transactions, arrangements, or relationships in which:
•the aggregate amount involved will, or may be expected to, exceed $120,000 in any fiscal year;
•our Company is, or will be, a participant; and
•a related person or an entity affiliated with a related person has, or will have, a direct or indirect interest.
We refer to these transactions, arrangements, or relationships in the Related Person Transaction Policy as “Interested Transactions.”
Which Transactions Are Deemed Pre-Approved
Any potential Interested Transactions that are brought to our Company’s attention are analyzed by our Company’s Legal Department, in consultation with management and with outside counsel, as appropriate, to determine whether the transaction or relationship does, in fact, constitute an Interested Transaction requiring compliance with the Related Person Transaction Policy. Our Board has determined that the GNC does not need to review or approve certain Interested Transactions, even if the aggregate amount involved will exceed $120,000, including the following transactions:
•lending and other financial services transactions with related persons or their affiliated entities that comply with applicable banking laws and are in the ordinary course of business, non-preferential, and do not involve any unfavorable features;
•employment of an NEO or of an executive officer if he or she is not an immediate family member of another Company executive officer or director and his or her compensation would be reported in our proxy statement if he or she were an NEO and the HRC approved (or recommended that our Board approve) such compensation;
•compensation paid to one of our directors if the compensation is reported pursuant to SEC rules in our proxy statement;
•transactions with another entity at which a related person’s only relationship with that entity is as a director, limited partner, or beneficial owner of less than 10% of that entity’s ownership interests (other than a general partnership interest);
•transactions with another entity at which a related person’s only relationship with that entity is as an employee (including an executive officer), if such transactions are in the ordinary course of business, non-preferential and the aggregate amount involved does not exceed the greater of $1 million or 2% of such other entity’s consolidated gross revenues;

2026 Proxy Statement	39

Information About Related Person Transactions
•charitable contributions by our Company or a Company-sponsored charitable foundation to tax-exempt organizations at which a related person’s only relationship is as (i) an employee (including an executive officer), if the aggregate amount involved (excluding Company matching funds) does not exceed the greater of $1 million or 2% of such organization’s consolidated gross revenues, or (ii) a director or trustee; and
•transactions with holders of more than 5% of our common stock and/or such holders’ immediate family members or affiliated entities, if such transactions are in the ordinary course of business of each of the parties, unless such shareholder is one of our executive officers, directors or director nominees, or an immediate family member of one of them.
How Related Person Transactions Are Reviewed
The GNC is responsible for reviewing and, where appropriate, approving Interested Transactions. Under the Related Person Transaction Policy, if reasonable prior review of an Interested Transaction is not feasible, then the GNC will consider the Interested Transaction for approval via ratification at a future GNC meeting. When determining whether to approve an Interested Transaction, the GNC considers all relevant material facts, such as whether the Interested Transaction is in the best interests of the Company, whether it is on non-preferential terms and the extent of the related person’s interest in the Interested Transaction. No director is allowed to participate in the review and approval of an Interested Transaction if that director, his or her immediate family members, or their affiliated entities are involved. The GNC annually reviews all ongoing Interested Transactions.
Related Person Transactions
Lending and Other Ordinary Course Financial Services Transactions
During 2025, some of our executive officers, some of our directors (including certain of our HRC members), each of the persons we know of that beneficially owned more than 5% of our common stock on December 31, 2025 (BlackRock, Inc. (BlackRock), FMR LLC (FMR), and The Vanguard Group, Inc. (Vanguard)), and some of their respective immediate family members and/or affiliated entities had loans, other extensions of credit, and/or other banking or financial services transactions with our banking and other subsidiaries in the ordinary course of business, including deposit and treasury management services, brokerage, investment advisory, capital markets, sales and trading and investment banking transactions. All of these lending, banking and financial services transactions were on substantially the same terms, including interest rates, collateral and repayment (as applicable), as those available at the time for comparable transactions with persons not related to our Company, and did not involve more than the normal risk of collectability or present other unfavorable features. In the ordinary course of business, we also sell or purchase other products and services, including the purchase of investment management technology products and advisory services from BlackRock and its affiliates. We and our customers also may invest in mutual funds, exchange-traded funds, and other products affiliated with BlackRock, FMR, and Vanguard, and we and such firms may receive fees in connection with those investments, in the ordinary course of business. All of these transactions were entered into on an arm’s-length basis and under customary terms and conditions.
Family and Other Relationships
In December 2025, a Company employee, Angela Marie Johnson, became Wayne M. Hewett’s daughter-in-law. Ms. Johnson is an employee of NVP Associates, LLC, the employing entity of Norwest Venture Partners, a venture capital firm in which the Company is the primary fund investor and sole institutional limited partner. In 2025, Ms. Johnson received compensation of approximately $450,000, including a salary of approximately $240,000. We established the compensation paid to Ms. Johnson in 2025 in accordance with our employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. In addition to this compensation, Ms. Johnson also received employee benefits generally available to all of our employees. Ms. Johnson is not in a strategic business line or enterprise function role, is not an executive officer of our Company, and does not directly report to an executive officer of our Company.
For information about an outstanding pension plan balance between Mr. Craver and a legacy predecessor company, please refer to the Director Independence section of this Proxy Statement.
Our Board strongly discourages our Company’s hiring of any immediate family members of current directors.

40	Wells Fargo & Company

Ownership of Our Common Stock
Security Ownership of Certain Beneficial Owners, Officers, and Directors
The following table shows how many shares of common stock our current directors and nominees for director, our NEOs, and all directors, director nominees, and executive officers, as a group, beneficially owned on February 9, 2026, and the number of shares they had the right to acquire within 60 days of that date, including Restricted Share Rights (RSRs) that are scheduled to vest within 60 days of that date. This table also shows, as of February 9, 2026, the number of common stock units credited to the accounts of the directors, director nominees, NEOs, and executive officers as a group under the terms of the benefit and deferral plans in which they participate but that are not deemed beneficially owned under SEC rules as of February 9, 2026. None of our directors, NEOs, or executive officers, individually or as a group, beneficially own more than 1% of our outstanding common stock.

	Amount and Nature of Beneficial Ownership[1]
Name	Common Stock Owned[2,3]	Unvested Common Stock Units[4]	Other Common Stock Units[5,6]	Total Beneficial Ownership[7]	Additional Common Stock Units[8,9]	Total
	(a)	(b)	(c)	(d)	(e)	(f)
Non-Employee Directors and Director Nominees
Steven D. Black	139	—	14,336	14,475	55,250	69,725
Mark A. Chancy	28,540	—	14,336	42,876	—	42,876
Celeste A. Clark	4,022	—	5,892	9,914	47,476	57,390
Theodore F. Craver, Jr.	33,201	—	6,341	39,542	17,910	57,452
Richard K. Davis	4,244	—	14,336	18,580	5,805	24,385
Fabian T. Garcia	101	—	—	101	9,111	9,212
Wayne M. Hewett	101	—	—	101	55,043	55,144
CeCelia G. Morken	100	—	14,336	14,436	5,805	20,241
Maria R. Morris	4,253	—	—	4,253	37,229	41,482
Felicia F. Norwood	5,384	—	14,336	19,720	—	19,720
Ronald L. Sargent	18,131	—	—	18,131	83,687	101,818
Suzanne M. Vautrinot	17,636	—	14,336	31,972	20,705	52,677
NEOs
Charles W. Scharf*	1,118,702	—	—	1,118,702	—	1,118,702
Michael P. Santomassimo	445,567	—	—	445,567	—	445,567
Fernando S Rivas	121,515	—	—	121,515	—	121,515
Kleber R. Santos	105,768	—	—	105,768	—	105,768
Ellen R. Patterson	230,786	—	—	230,786	—	230,786
All directors, director nominees, NEOs, and executive officers, as a group (27 persons)[10]	3,884,799	—	99,006	3,983,805	345,246	4,329,051
*    Mr. Scharf also serves as a director.
1.Unless otherwise stated in the footnote below, each of the named individuals and each member of the group have sole voting and investment power for the applicable shares of common stock shown in the table.
2.The amounts shown for NEOs and executive officers include shares of common stock allocated to the account of each NEO and executive officer under the 401(k) Plan as of February 9, 2026.

2026 Proxy Statement	41

Ownership of Our Common Stock
3.For the following directors and NEOs, and for all directors, director nominees, NEOs, and executive officers, as a group, the amounts shown include certain shares over which they may have shared voting and investment power: Mark A. Chancy, 28,506 shares held in a joint account; Theodore F. Craver, Jr., 33,112 shares held in trusts of which he is a co-trustee; Ellen R. Patterson, 71,691 held in joint accounts; Michael P. Santomassimo, 404,606 shares held in joint accounts and 1,000 shares held in his spouse’s IRA; Charles W. Scharf, 1,056,234 shares held in joint accounts and 103 shares held in a trust over which he has investment power; Suzanne M. Vautrinot, 12,129 shares held in a trust of which she is a co-trustee; and all directors, director nominees, NEOs, and executive officers, as a group, 2,323,450 shares.
4.Unvested common stock units scheduled to vest pursuant to the applicable award agreements within 60 days of February 9, 2026, subject to the terms and conditions of the award.
5.Includes 757 whole common stock units credited to an executive officer’s account as of February 9, 2026, under the terms of the Deferred Compensation Plan that would be paid in shares of common stock within 60 days of February 9, 2026, were the individual to have retired on such date, assuming a valuation date of February 9, 2026.
6.For non-employee directors, represents common stock units credited to their accounts as of February 9, 2026, pursuant to deferrals made under the terms of the Directors Stock Compensation and Deferral Plan (Directors Plan) and which such director has elected to have paid out in shares of common stock within 60 days of February 9, 2026, were they to have retired on such date.
7.Total does not include the following RSRs and/or target number of Performance Share Awards (PSAs) (including dividend equivalents credited on that target number as of February 9, 2026) granted under the 2022 LTIP or its predecessor, the Wells Fargo & Company Long-Term Incentive Compensation Plan (LTICP), that were not vested as of February 9, 2026, or scheduled pursuant to the applicable award agreements to vest within 60 days of February 9, 2026. The following includes PSAs granted in 2023, 2024, 2025 and 2026. Upon vesting, each RSR and PSA will convert to one share of common stock. PSA amounts are subject to increase or decrease depending upon the Company’s satisfaction of performance criteria and other conditions.

Name	RSRs	PSAs
Charles W. Scharf	590,782	927,147
Michael P. Santomassimo	130,086	293,592
Fernando S Rivas	196,799	143,845
Kleber R. Santos	99,339	196,459
Ellen R. Patterson	105,001	232,116
All executive officers as a group	1,938,677	3,091,814
8.For NEOs and executive officers, represents whole common stock units credited to their accounts as of February 9, 2026, under the terms of the Supplemental 401(k) Plan and/or Deferred Compensation Plan that would be paid in shares of common stock more than 60 days after February 9, 2026, were the individual to have retired on such date, assuming a valuation date of February 9, 2026, for purposes of the Deferred Compensation Plan: 5,498 shares of common stock under the Supplemental 401(k) Plan and 1,727 shares of common stock under the Deferred Compensation Plan.
9.For non-employee directors, represents common stock units credited to their accounts as of February 9, 2026, pursuant to deferrals made under the terms of the Directors Plan that would be paid in shares of common stock more than 60 days after February 9, 2026, were the individual to have retired on such date.
10.Certain of our directors, director nominees, NEOs and executive officers owned, directly or indirectly, the following shares of preferred stock as of February 9, 2026: Felicia F. Norwood, 11 shares of 7.50% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L, 228 shares of 4.75% Non-Cumulative Perpetual Class A Preferred Stock, Series Z, 152 shares of 4.70% Non-Cumulative Perpetual Class A Preferred Stock, Series AA, and 247 shares of 4.25% Non-Cumulative Perpetual Class A Preferred Stock, Series DD; Fernando S Rivas, 39 shares of 3.90% Fixed Rate Reset Non-Cumulative Perpetual Class A Preferred Stock, Series BB and 100 shares of 7.625% Fixed Rate Reset Non-Cumulative Perpetual Class A Preferred Stock, Series EE; and one additional executive officer, 25 shares of 7.50% Non-Cumulative Perpetual Convertible Class A Preferred Stock, Series L.
Principal Shareholders
The following table contains information regarding the only persons and groups we know of that beneficially own more than 5% of our common stock as of February 9, 2026, except to the extent indicated otherwise in the footnotes.

Name and Address of Beneficial Owner (a)	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock Owned
	(b)	(c)
The Vanguard Group, Inc.[1] 100 Vanguard Boulevard Malvern, Pennsylvania 19355	321,717,682	10.43%
BlackRock, Inc.[2] 50 Hudson Yards New York, New York 10001	265,745,467	8.61%
FMR LLC[3] 245 Summer Street Boston, Massachusetts 02210	197,480,075	6.40%
1.Based on a Schedule 13G/A filed on February 13, 2024, with the SEC by Vanguard to report beneficial ownership as of December 29, 2023. Vanguard reported sole voting power over none of the shares and shared voting power over 4,313,986 of the shares. Vanguard reported sole dispositive power over 306,316,926 of the shares and shared dispositive power over 15,400,756 of the shares.

42	Wells Fargo & Company

Ownership of Our Common Stock
2.Based on a Schedule 13G/A filed on January 26, 2024, with the SEC by BlackRock, Inc. on behalf of itself and certain of its subsidiaries (together, BlackRock), to report beneficial ownership as of December 31, 2023. BlackRock reported sole voting power over 241,650,232 of the shares and shared voting power over none of the shares. BlackRock reported sole dispositive power over 265,745,467 of the shares and shared dispositive power over none of the shares.
3.Based on a Schedule 13G/A jointly filed on April 7, 2025, with the SEC by FMR LLC on behalf of itself, certain of its subsidiaries and affiliates, and other companies (together, FMR), and by Abigail P. Johnson, a director and the Chairman and Chief Executive Officer of FMR LLC, to report beneficial ownership as of September 30, 2024. FMR reported sole voting power over 156,268,809 of the shares, shared voting power over none of the shares, sole dispositive power over 197,480,075 of the shares, and shared dispositive power over none of the shares. Ms. Johnson reported no sole or shared voting power over the shares, sole dispositive power over 197,480,075 of the shares, and shared dispositive power over none of the shares.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and beneficial owners of more than 10% of our common stock to file initial reports of ownership and changes in ownership of our common stock and other equity securities with the SEC. SEC regulations also require us to identify in this Proxy Statement any person subject to this requirement who failed to file any such report on a timely basis. To our knowledge, based solely on a review of the filed reports and written representations by the persons required to file these reports, we believe that each of our directors and executive officers complied with all such filing requirements during 2025, except one late Form 4 filing by Bei Ling reporting a gift of shares to a revocable trust. This report was promptly filed after the reporting person became aware of the error.
Stock Ownership Requirements and Other Policies
Stock Ownership Requirements
To reinforce the long-term perspective of stock-based compensation and emphasize the relationship between the interests of our directors and executive officers with your interests as shareholders, we require our non-employee directors and our executive officers to own shares of our common stock. Our Board has adopted robust stock ownership policies that apply to our directors, as summarized in Director Stock Ownership Policy, and executive officers, as summarized in Stock Ownership Policy.
Anti-Hedging Policies
To further strengthen the alignment between stock ownership and your interests as shareholders, our Code of Conduct requirements prohibit all employees, including our executive officers and directors, from engaging in derivative or hedging transactions involving any Company securities, including Wells Fargo common stock. This hedging prohibition with respect to Company securities applies to any type of transaction in securities that limits investment risk with the use of derivatives, such as options, puts, calls, futures contracts, or other similar instruments.
No Pledging Policy
Our Board has adopted policies that are reflected in our Corporate Governance Guidelines that prohibit our directors and executive officers from pledging Company equity securities as collateral for margin or other similar loan transactions.
Insider Trading Policy
The Company has adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers, employees, and the Company itself, that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations, and the listing standards of the NYSE applicable to us. These policies and procedures are reflected in (i) the section of our Code of Conduct related to insider trading and other trading restrictions, which is applicable to all employees and directors; (ii) our Insider Trading Activity Policy, which is applicable to directors, officers, and certain other employees; and (iii) our Company Securities Issuance and Repurchase Policy, which is applicable to transactions by the Company. Each of these documents is filed under Exhibit 19 to our Annual Report on Form 10-K for the year ended December 31, 2025.

2026 Proxy Statement	43

Human Capital Management
At Wells Fargo, we strive to be a great place to work where our employees can grow meaningful careers. We offer learning and development programs to help employees grow their skills and capabilities in a dynamic and rapidly changing environment, enhance digital and technological competencies, strengthen managerial capabilities, and support career progression.
We leverage employee feedback to help us enhance the employee experience and drive improvements to our culture and processes. We actively seek input through surveys, town halls, direct engagement between managers and employees, and leader-led sessions. Employees also submit ideas through our employee feedback platform called Loudspeaker — an always-on employee feedback platform — and their ideas have led to efficiencies, innovation, and greater employee engagement. Surveys like our Global Employee Survey are another way for employees to share their candid thoughts and feedback. Senior leadership and our directors analyze employee feedback, as shared in the Global Employee Survey results, to help the Company improve the employee experience, workplace engagement, and the way we do business.
We also seek to foster a culture of respect and inclusion. As reflected in our policies and practices, we believe all employees should be free from harassment and discrimination, and we provide multiple avenues for raising concerns, including on an anonymous basis. We prohibit retaliation against individuals who report misconduct or speak up in good faith about potential violations of company policies, procedures, the Code of Conduct, or potential noncompliance with law. Several Company policies and procedures comprise our overall anti-harassment and anti-discrimination framework, including our Code of Conduct, Anti-Harassment, Non-Discrimination and Equal Employment Opportunity Policy, and Speak Up and Nonretaliation Policy.
As part of our commitment to health and well-being, Wells Fargo offers eligible employees and dependents a comprehensive set of benefits designed to support physical, financial, and emotional health. The Company contributes up to 87% of U.S. employees’ per-paycheck cost of medical coverage, and employees, spouses, and domestic partners enrolled in certain U.S. medical plans can earn up to $1,200 in health and wellness dollars for completing specified wellness-related activities. Employees earning up to $100,000 and enrolled in certain U.S. medical plans receive automatic funding in a health savings account. Through the Employee Assistance Program, U.S. employees and eligible dependents have access to six free, in-person or virtual counseling sessions per issue, up to a maximum of 12 sessions per calendar year. We offer eligible U.S. employees family support through fertility and adoption programs, and up to 16 weeks of paid parental leave available from the first day of employment.
We also support financial health by offering market-competitive base salary and incentive compensation programs. Eligible U.S. employees with one year of service receive a dollar-for-dollar Company matching contribution of up to 6% of eligible compensation in the 401(k) Plan, and eligible employees earning less than $75,000 of eligible compensation also receive a non-matching Company contribution of 1% of eligible compensation in the 401(k) Plan. We offer U.S. employees up to $5,250 annually ($2,625 for part-time employees) for tuition reimbursement for eligible external programs in 2026. Additionally, Wells Fargo will match the U.S. federal government’s $1,000 contribution to children’s retirement savings accounts for dependents of U.S. employees, subject to eligibility requirements, further supporting the long‑term financial well‑being of our workforce and their families.

Special award for employees following removal of the asset cap
Following the Federal Reserve’s determination that Wells Fargo had met all required conditions to remove the asset cap, the Company recognized the significant contributions and efforts of its employees by giving a special RSR or deferred cash award to more than 200,000 employees globally, totaling over $355 million. For most eligible employees, the award granted $2,000 in restricted share rights, which provides an opportunity to own a part of the Company. For employees in some international locations, the award was paid as a deferred cash award.

In recognition of our employees’ work in 2025 to help our customers, strengthen our communities, and create value for our stakeholders, while building a stronger Wells Fargo for the long term, a special cash payment was awarded to approximately 90,000 employees globally. This payment was $1,100 for U.S. employees who met certain eligibility requirements, including performance and compensation limits. Eligible employees outside of the United States also received a payment, the value of which was adjusted to reflect local market conditions.

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Executive Compensation

Item 2

Advisory Resolution to Approve Executive Compensation (Say on Pay)

Our Board recommends a vote FOR the advisory resolution to approve the 2025 compensation of our Named Executive Officers (NEOs).

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, this proposal seeks a shareholder advisory resolution to approve the 2025 compensation of our NEOs as disclosed pursuant to applicable SEC regulations. Our Board believes that our executive compensation program effectively aligns NEO pay with Company and individual performance and shareholder interests and appropriately motivates and retains our NEOs. Although this advisory resolution is nonbinding, the Board values the views of our shareholders and will consider the outcome of the vote when making future compensation decisions for NEOs.
After considering the results of our 2023 advisory resolution on the frequency of Say on Pay votes, the Board has currently determined to hold annual Say on Pay votes. Thus, we expect the next Say on Pay vote following this 2026 Shareholder Meeting to be held at the 2027 Shareholder Meeting.
We are asking our shareholders to approve the following resolution:
RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis (CD&A), compensation tables, and narrative discussion, is hereby APPROVED.

Item 2 – Advisory Resolution to Approve Executive Compensation (Say on Pay) Our Board recommends that you vote FOR this proposal.

2026 Proxy Statement	45

Compensation Discussion and Analysis

Introduction	46
Compensation Governance Oversight	53
2025 Executive Compensation Program	55
Performance Assessment and Variable Compensation Determination Process	58
2025 Named Executive Officer Compensation	60
Compensation Policies and Practices	73
2025 Named Executive Officers (NEOs)

Charles W. Scharf Chairman and Chief Executive Officer	Michael P. Santomassimo Senior EVP, Chief Financial Officer	Fernando S Rivas Senior EVP, CEO of Corporate and Investment Banking	Kleber R. Santos Senior EVP, Co-CEO of Consumer Banking and Lending	Ellen R. Patterson Senior EVP, General Counsel
Our CEO, CFO and the three most highly compensated executive officers for 2025 are referred to in this CD&A as NEOs.
Introduction
Executive Summary
The Company’s executive compensation program, which is overseen by the HRC, is grounded in our core principles: pay for performance, effective risk management, and attract and retain top talent. The program reflects both internal principles and external input from shareholders and our Labor Market Peer Group, while integrating sound risk management into performance management and pay decisions. Over recent years, the HRC has made significant enhancements to the program based on shareholder feedback, including increasing the proportion of CEO pay delivered as Performance Share Awards (PSAs) and reintroducing relative Return on Tangible Common Equity (ROTCE) performance metrics. These changes have contributed to strong Say on Pay support.

2025 Say on Pay Proposal Vote 92.4% support

The Company has received over 92% support on the Say on Pay advisory resolution in each of the last three years, reflecting shareholder endorsement of the HRC’s approach to incentive compensation design. The majority of annual executive compensation is delivered in long-term equity—PSAs and RSRs—subject to recovery under the Company’s Clawback Policies, thereby holding executives accountable for all aspects of Company performance, while supporting strong financial returns for shareholders and the interests of customers, clients, and employees.
In 2025, Wells Fargo simplified its businesses, achieved strong financial performance, and created substantial shareholder value, including while operating under the asset cap. Both our ROE and ROTCE improved from the prior year. Our ROE increased to 12.4%. We achieved our prior ROTCE1 target of 15% and set a new medium-term ROTCE target of 17-18%. The Company continues to execute on its multi-year transformation, resulting in the successful resolution of 14 consent orders and the removal of the asset cap, which positions the Company for additional growth opportunities ahead. We have

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Executive Compensation
built and continue to enhance a risk and control infrastructure appropriate for the size and complexity of our Company. The scale and volume of this work have been significant, and management and the Board remain focused on supporting long-term success.
In 2025, the Board approved two changes to the executive compensation program:
•A special equity award for the CEO to promote retention and recognize leadership in driving the Company’s transformation while creating significant shareholder value. This award is not part of Mr. Scharf’s regular annual compensation and will not be granted on a recurring basis. The terms of this special grant are generally more restrictive than the Company’s regular equity awards. For more information, see CEO Special Award Granted to Charles W. Scharf.
•Elimination of pre-set target total compensation for the NEOs, while maintaining a rigorous, principles-based evaluation of individual, Company-wide, and, when relevant, business unit performance against pre-established financial and non-financial goals. Compensation continues to be primarily delivered through long-term equity awards with multi-year vesting periods, reinforcing alignment with shareholder interests and the Company’s pay-for-performance philosophy. This change also further aligns our executive compensation program with those of our most comparable peers.
Throughout the year, we engage directly with many of the Company’s largest institutional investors to understand shareholder perspectives and respond to questions about our executive compensation program. During the Company’s engagements after the 2025 Shareholder Meeting, the Company specifically discussed executive compensation matters and received feedback that informed the content and focus of this CD&A. HRC Chair Ronald L. Sargent led select engagements, and key themes from these discussions were shared with the Board. For more information, see Shareholder Engagement Following the 2025 Shareholder Meeting.
1.ROTCE is a non-GAAP financial measure. For additional information, including a corresponding reconciliation to GAAP financial measures, see Notes on Non-GAAP Financial Measures on page 130.

What We Do

Incentive compensation is variable and “at-risk”; long-term equity compensation covers multi-year vesting periods

Focus on risk management and risk outcomes

Overall performance is evaluated through a rigorous performance assessment framework

Engage an independent compensation consultant

Strong and independent Board oversight through the Board’s HRC

Recoupment policies provide for clawback and forfeiture of compensation in appropriate circumstances, including misconduct and risk management failures

Stock Ownership Policy includes minimum ownership requirements, a compliance period to reach requirement, and additional holding requirements that extend one year after retirement

Year-round engagement with shareholders on executive compensation and governance issues

What We Don’t Do

No payment of dividends prior to vesting

No pledging of Company securities by directors or executive officers under the Board’s Corporate Governance Guidelines

No executive employment agreements

No tax gross-ups for NEOs

No repricing of stock options without shareholder approval

No hedging of Company securities by directors, executive officers, or other employees under our Code of Conduct

No excessive perquisites for executive officers

2026 Proxy Statement	47

Executive Compensation
CEO Special Award Granted to Charles W. Scharf
Since joining Wells Fargo in October 2019, Mr. Scharf has delivered exceptional leadership and transformative impact. Under his direction, the Company has achieved strong financial performance and created substantial shareholder value— including while operating under the asset cap—while positioning Wells Fargo for additional growth opportunities ahead. He successfully advanced our risk and control infrastructure, and led efforts that resulted in reaching critical regulatory milestones, including the termination of 14 consent orders1 and the removal of the asset cap announced in June 2025. In addition, Mr. Scharf has built and maintained a strong executive team, creating stability and fostering a committed group of top talent.
As the Company made significant progress toward these milestones, the HRC—in consultation with its independent consultant, Meridian—engaged in extensive deliberations throughout 2025 to determine how best to reward this outstanding performance and encourage long-term retention. The HRC concluded that a special equity award (CEO Special Award) would best achieve these objectives and recommended the final design and amount to the independent directors of the Board for approval in July 2025.
1.Includes the most recent termination of a consent order in early 2026.
Rationale for the Award
•Acknowledging the Company’s significant progress and performance under Mr. Scharf’s leadership, including:
–Creating substantial shareholder value, delivering strong financial performance, and simplifying its businesses—including while operating under the asset cap, which limited the Company’s ability to expand its balance sheet—while positioning the Company for future success
–Continuing to build out a sustainable risk and control infrastructure appropriate for a Company of our size and complexity
–Reaching key regulatory milestones, including, at the time of grant, the termination of 13 consent orders during his tenure and the June 2025 announcement of the Federal Reserve’s removal of the asset cap imposed in 2018—a milestone that positions the Company to pursue additional growth opportunities ahead
Shareholder Value Creation Under CEO’s Leadership

1.Tangible book value per common share and ROTCE are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see Notes on Non-GAAP Financial Measures on page 130.
2.All stock prices are as of final trading day of the relevant year, with the exception of 2019, which is as of Oct 1.
3. 4Q19 ROTCE.

•Promoting the long-term retention of Mr. Scharf as the Company’s CEO, with the Board considering factors such as the importance of leadership continuity, his retirement eligibility under our equity plan, and the desire for him to continue driving growth and transformation over an extended period
•Recognizing Mr. Scharf’s role in building and maintaining a strong executive team, successfully retaining key leaders and supporting his continued leadership of that team to drive future growth and support ongoing stability
•Maintaining CEO compensation competitiveness relative to peer financial institutions, including CEOs of our Labor Market Peer Group

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Executive Compensation
The HRC strongly believes annual compensation opportunities should be market competitive and driven by performance in order to attract and retain talent while creating strong alignment between executive compensation and shareholder value creation. In very limited circumstances, the HRC may consider using special awards guided by the following principles:
•Special awards are only appropriate in exceptional circumstances.
•These awards should contain features that are closely aligned with the Company’s longer-term business strategies and successes, such as retention-focused vesting schedules.
•Special awards are not intended to have an impact on the annual compensation opportunities.
•Special awards should be structured to disincentivize executives from making inappropriate risk-taking decisions.
The HRC has demonstrated its commitment to this philosophy through a history of limiting the grant of special awards to executive officers and will continue to limit the use of such awards and disclose its rationale for any future awards. This award is not part of Mr. Scharf’s regular annual compensation and will not be granted on a recurring basis. The terms of this special grant are generally more restrictive than the Company’s regular annual equity awards.
In setting the value of the award, the HRC reviewed compensation levels, including similar special awards granted to CEOs of our Labor Market Peer Group, particularly those most comparable to Wells Fargo in size and regulatory complexity. The HRC and Board determined a total grant-date value of approximately $60 million (50% in RSRs and 50% in stock options, each valued at approximately $30 million) was appropriate.
The award features a six-year vesting period, with vesting in three equal installments beginning after the fourth anniversary. The entire award is subject to Wells Fargo’s Clawback and Forfeiture Policy which includes potential triggers related to misconduct and risk management failures. In addition, Mr. Scharf must, for the duration of his employment and one year after his departure, retain at least 50% of the net vested shares from the award, consistent with our Stock Ownership Policy.
The HRC selected stock options for a portion of this award because stock options provide clear line of sight to long‑term value creation and strong alignment with shareholders, particularly as the Company continues to transform and redefine our strategic direction. The HRC also evaluated granting PSAs for a portion of this award, but decided against this because of the difficulty of setting appropriate performance targets for the extended six-year vesting period (compared to our three-year vesting period for annual PSAs) given an evolving business and regulatory environment.
Award Objectives Drive the Award Design and Features

Objectives	Features

Recognize significant progress, performance, and reaching key regulatory milestones	•Grant-date value of approximately $60 million delivered as 50% RSRs and 50% stock options[1]

Promote long-term shareholder value creation that aligns with Company performance
•362,977 RSRs with value fully dependent upon performance of the Company’s stock at the time each tranche vests
•1,046,000 options only deliver value if the Company’s stock price has appreciated above the grant price and at the time each tranche vests

Promote long-term retention of Mr. Scharf as the Company’s CEO	•Long-term vesting period with no vesting until years four through six[2] •Vesting dependent upon continued employment[3] •Unvested awards forfeited upon retirement or resignation

1.RSR dividend equivalents are accrued as additional RSRs and vested consistently with other vesting installments; stock options do not accrue dividends or dividend equivalents. Stock options were valued using the Black-Scholes valuation model. Exercise price is $82.65, the closing stock price on the date of the grant. The option term expires July 29, 2035, 10 years from the grant date.
2.Three equal installments vest on July 31, 2029, July 31, 2030, and July 31, 2031.
3.If Mr. Scharf resigns or retires from the Company, unvested portions of the award will be forfeited. In the event of involuntary termination without Cause, any portion scheduled to vest within 12 months following termination will continue to vest on schedule; remaining portions will be forfeited.

2026 Proxy Statement	49

Executive Compensation
2025 Performance Highlights
The Company’s 2025 performance reflected the significant momentum we are building, including strong financial results, removal of the asset cap imposed by the Federal Reserve, termination of multiple consent orders, and growth in both our consumer and commercial businesses.
Both our ROE and ROTCE improved from the prior year. Our ROE increased to 12.4%. We achieved our prior ROTCE1 target of 15% and set a new medium-term ROTCE target of 17-18%. Compared to a year ago, diluted earnings per share grew 17%, fee-based income grew 5%, we generated positive operating leverage, and credit performance was strong as net charge-offs declined by 16%. We continued to operate with significant excess capital while returning $23 billion to shareholders through $18 billion in common stock repurchases and increasing our dividend per common share by 13% in 2025.
Since the lifting of the asset cap, we have been growing our balance sheet with assets up 11% from a year ago, including broad-based loan growth and higher trading assets. We also grew deposits with increased balances in both our commercial and consumer businesses.
We continued to balance short-term performance and investing for long-term success. We have funded significant increased investments in infrastructure and business growth by driving greater savings from efficiencies across the Company. Our work to position the Company for stronger growth and improved returns is evident throughout our businesses. In consumer, credit card spend continued to increase and new accounts grew over 20% from a year ago. Auto lending returned to growth with balances up 19% from the prior year. Net checking account growth was stronger and deposits and investment balances in our affluent offering – Wells Fargo Premier® – grew 14% from the prior year. Advisory fees in our Wealth and Investment Management business grew 8%. In our commercial businesses, loans grew 12%. Investment banking fees increased 14%. We grew investment banking market share and our announced U.S. M&A ranking increased from 12th to 8th.
Please refer to 2025 Company Performance for more details about the Company’s financial performance and how it was considered in the HRC’s 2025 compensation decisions for the NEOs.
1.ROTCE is a non-GAAP financial measure. For additional information, including a corresponding reconciliation to GAAP financial measures, see Notes on Non-GAAP Financial Measures on page 130.
Performance and Compensation Determination Process
Consistent with prior years, the HRC followed a systematic approach to set goals, evaluate Company, individual, and as applicable, line of business performance, and determine executive compensation. Company performance is discussed under 2025 Company Performance. Performance and compensation summaries for our CEO and other NEOs begin under 2025 Named Executive Officer Compensation. The HRC’s full year process is summarized below.

1	Set Goals	2	Evaluate Performance	3	Determine Compensation

•Review NEO individual goals in alignment with Company goals •Approve CEO goals		•Monitor Company, individual, and line of business performance against goals •Evaluate performance, including audit and risk factors		•Conduct market analysis •Assess performance to determine variable compensation and approve total compensation

As described earlier, in 2025, the HRC removed the use of pre-set target total compensation for the NEOs. Previously, at the beginning of the year, the HRC set compensation targets for each NEO, then determined variable compensation at year-end by multiplying the target variable compensation by the performance achievement percentage, which reflected Company, individual, and line of business performance (as applicable).

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Executive Compensation
The HRC determined that this change is in the best interests of shareholders because it allows the Company to adapt with agility to reward performance and respond to developments in peer market pay levels. This change also further aligns the Company’s executive compensation program with those of the Labor Market Peer Group, as the HRC recognized that the use of target compensation was an outlier among our most comparable peers.
Incentive pay continues to be based on a rigorous and holistic evaluation of performance—individual, Company-wide, and, when relevant, business unit—against pre-established financial and non-financial goals, an approach that remains unchanged from prior years. Compensation will continue to be primarily delivered through long-term equity awards with multi-year vesting periods, reinforcing alignment with shareholder interests. Consistent with prior years, the HRC makes a holistic assessment, applying informed judgment within the Company’s compensation principles and considering a broad range of quantitative and qualitative factors, including Company performance, individual contributions, risk management, peer market pay levels, and shareholder feedback. No single performance measure is determinative, and the HRC also considers factors such as responsible leadership, governance, and sustainability where applicable. The HRC retains full discretion to reduce compensation outcomes in response to instances of underperformance, risk management failures, or other circumstances where such action is warranted.
Performance Year 2025 Pay Mix and Pay-For-Performance Outcomes
Pay Mix
The HRC has established that a minimum of 75% of the CEO’s variable compensation is delivered as long-term equity, with 65% of the equity delivered through PSAs. For other members of the Operating Committee, including the other NEOs, the HRC has determined that 70% of variable compensation is delivered as long-term equity, with 50% of the equity delivered through PSAs.
Pay-for-Performance Outcomes
Throughout 2025, the HRC periodically assessed the Company’s performance. During the fourth quarter of 2025 and in January 2026, the HRC completed in-depth reviews of all aspects of the Company’s financial and non-financial performance, and individual NEO performance.
In January 2026, the Board and the HRC approved the following 2025 compensation outcomes after completing such assessment. Refer to 2025 Named Executive Officer Compensation for additional details on the evaluation of performance and the resulting pay decisions.

NEO	2025 Pay-for-Performance Outcomes
	Salary	Annual Cash Bonus	PSAs	RSRs	Total Compensation
Charles W. Scharf	$2,500,000	$9,375,000	$18,281,250	$9,843,750	$40,000,000
Michael P. Santomassimo	$1,750,000	$4,875,000	$5,687,500	$5,687,500	$18,000,000
Fernando S Rivas	$1,750,000	$6,225,000	$7,262,500	$7,262,500	$22,500,000
Kleber R. Santos	$1,500,000	$3,750,000	$4,375,000	$4,375,000	$14,000,000
Ellen R. Patterson	$1,500,000	$4,050,000	$4,725,000	$4,725,000	$15,000,000
Information on Table Above:
The table above is not a substitute for, and should be read together with, the 2025 Summary Compensation Table in this Proxy Statement. The table above includes only direct elements of compensation (salary, annual cash bonus, and the approved value of PSAs and RSRs) and does not include the CEO Special Award for Mr. Scharf, or a retention bonus paid in 2025 for Mr. Santos (refer to Retention bonus for Mr. Santos for additional details). These are reported in the Summary Compensation Table in accordance with SEC requirements. The table above reports equity for the performance year earned. In conformance with SEC requirements, the 2025 Summary Compensation Table in this Proxy Statement reports equity in the year granted, but cash awards for the year earned.

2026 Proxy Statement	51

Executive Compensation
Shareholder Engagement Following the 2025 Shareholder Meeting
Our Board oversees our extensive shareholder engagement efforts, which include proactive outreach and engagement with institutional investors throughout the year. The feedback we receive from shareholders each year, along with feedback received over prior years and the results of past Say on Pay votes, helps inform the Board’s decision-making. For more information about these efforts, see the Shareholder Engagement section of this Proxy Statement.
The Company has received over 92% support for the Say on Pay advisory resolution in each of the last three years (including 92.4% in 2025), reflecting shareholder endorsement of the HRC’s approach to incentive compensation design. In consideration of this strong shareholder support, for performance year 2025 the HRC has continued to:
•Focus on a program that attracts and retains talent with leadership attributes needed to drive our transformation.
•Deliver compensation primarily through long-term equity covering multi-year vesting periods.
•Determine incentive pay based on a rigorous evaluation of performance – individual, Company-wide and, when relevant, business unit – against pre-established financial and non-financial goals.
•Assess performance holistically and make variable (“at risk”) compensation decisions that are balanced, reasonable and appropriate.
In 2026, the HRC also increased the performance goal required for the three-year average absolute ROTCE performance to achieve target and maximum payouts for PSAs.
Following the disclosure of the CEO Special Award and the removal of total compensation targets, we contacted institutional investors, in part to proactively seek feedback on our executive compensation program. HRC Chair Ronald L. Sargent led select engagements, with broad participation from our Head of Human Resources and other members of senior management. Throughout these engagements, we received thoughtful feedback that helped inform our disclosures in this Proxy Statement describing the Board’s executive compensation determinations.

Total contacted 61% of total outstanding shares	Total engaged 59% of total outstanding shares

52	Wells Fargo & Company

Executive Compensation
Compensation Governance Oversight
The HRC believes that strong governance and oversight of our executive compensation program is essential to the Company’s long-term success. The HRC is comprised of independent directors with deep experience in human capital risk and human capital management. The HRC is informed by an independent compensation consultant and makes compensation decisions based on Company, individual, and line of business performance (as applicable), and comparisons to Labor Market Peer Group pay levels and practices, through discussions held throughout the year in both regular and special meetings as appropriate. Refer to the Human Resources Committee section, within Board Committee Members and Oversight Responsibilities, for a list of key HRC oversight responsibilities and number of meetings each year.
The HRC’s approach to compensation decisions is supported by robust governance practices, including regular input from its independent compensation consultant, ongoing shareholder engagement, and comprehensive performance and risk assessments. The HRC provides disclosure of the considerations used in determining compensation outcomes for each NEO.
Defining Roles for Effective Oversight of Compensation

Role of the HRC

•Oversees the Company’s performance management and incentive compensation programs.
•Oversees annual performance goals set for NEOs and approves goals for the CEO, aligning them with the Company’s strategic plan, risk appetite, and risk and control framework.
•Reviews management’s proposed PSA financial performance measures, including recommended weightings and performance ranges, with input from its independent compensation consultant, and approves the final measures and ranges for the performance period.
•Evaluates Company results after the end of the performance year, considering financial and non-financial outcomes, consistency with the strategic plan and risk appetite, prior year performance, execution of key initiatives, and other qualitative factors.
•Assesses executive officer pay levels using Labor Market Peer Group data as a reference point in connection with its annual review of NEO compensation.
•Reviews the CEO’s assessment of NEO individual performance and approves all compensation for the Company’s NEOs.
•Assesses CEO individual performance, including risk performance, and recommends final compensation to the Board for approval.
•Authorized to retain and obtain advice of legal, accounting, or other advisors at the Company’s expense without prior management or Board approval.
–For 2025, the HRC retained Meridian Compensation Partners (Meridian) as its independent compensation consultant to provide objective advice on executive compensation matters.
•Annually reviews the services performed and fees paid to the independent compensation consultant.
–Upon conducting this review, the HRC determined that Meridian does no other work for the Company or management other than compensation consulting for the Board and its committees.
–In accordance with its charter, the HRC pre-approves all services performed for the Company by Meridian, other than services performed for the GNC related to non-employee director compensation.
•Annually assesses the compensation consultant’s independence considering NYSE listing standards and SEC rules.
–The HRC assessed Meridian’s independence and concluded that no conflicts of interest or independence concerns exist.

2026 Proxy Statement	53

Executive Compensation

Role of the Independent Compensation Consultant

•Provides objective advice on executive compensation matters, including program design, peer group benchmarking, and disclosure of compensation elements.
•Reviews compensation levels and practices compared to the Labor Market Peer Group, advises the HRC on market trends and shareholder feedback, and supports the HRC in evaluating compensation decisions for the CEO and other NEOs.
•Advises the HRC on the appropriateness of the executive compensation program structure in supporting the Company’s strategic priorities and alignment with shareholder interests.

Role of Executive Management

•Each NEO sets goals tailored to their area of responsibility, including supporting broader Company goals.
–The CEO reviews and approves goals set by the other NEOs.
•The CEO evaluates other NEOs’ individual performance and makes recommendations regarding base salary and variable compensation to the HRC.
•The Chief Risk Officer (CRO) assesses risk performance for NEOs other than the CEO, as input into evaluations by the CEO and HRC.
•Proposes annual financial performance measures such as year‑over‑year increases in ROTCE targets for PSAs.
•Provides reporting to the HRC in support of oversight responsibilities as described in the HRC’s charter.
•Escalates issues or concerns to the HRC, as needed.
•Conducts annual review of Financial Performance Peer Group and recommends changes for consideration by the HRC and Meridian, as needed.

Key Compensation Activities for HRC

Beginning of performance year:	Throughout the year:	End of performance year:

•Review NEO goals and objectives in alignment with Company goals •Review design of incentive compensation programs •Establish ROTCE performance targets for PSAs
•Review Company performance (financial and non-financial)
•Monitor executive compensation trends and peer incentive programs
•Track industry, regulatory, and legislative developments
•HRC Chair engages with select investors and obtains feedback
•Review peer compensation benchmarking

•Review of qualitative and quantitative performance
•Factor in risk and audit assessments
•Review risk accountability governance results
•Approve final compensation determinations for NEOs, and recommend CEO final compensation determination for Board approval

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Executive Compensation
2025 Executive Compensation Program
2025 Pay for Performance Philosophy and Framework
Executive Compensation Principles
The HRC oversees the design and administration of our executive compensation program in accordance with the following compensation principles, each of which is an essential component to driving strong, risk-managed performance.

Pay for Performance	Promote Effective Risk Management	Attract and Retain Talent

Compensation is linked to Company, individual, and, as applicable, line of business performance, creating long-term value consistent with the interests of shareholders.	Compensation promotes effective risk management and discourages imprudent or excessive risk-taking.
People are one of the Company’s competitive advantages; therefore, compensation helps attract, motivate, and retain people with the skills, talent, and experience to drive superior long-term Company performance.

The HRC relies on the three executive compensation principles outlined above to guide its pay for performance philosophy, as further described below, and includes a rigorous and iterative assessment process that takes place throughout the year. The HRC also carefully considers input from its independent compensation consultant, Meridian, and the feedback received from shareholders.
Our Compensation Philosophy
Our compensation philosophy reflects and reinforces our executive compensation principles. It is embedded in the design and oversight of our executive compensation program, specifically:

Providing a Competitive Opportunity	A compelling total compensation mix of fixed and variable pay, strongly tied to long-term success to attract, motivate, and retain talent

Balancing Short- and Long-Term Performance	Total variable compensation determined annually based on performance, emphasizing long-term equity awards with future values linked to our success

Understanding the Market	Labor Market Peer Group policies and practices inform our compensation planning processes, without benchmarking any single element or total compensation to a specific peer percentile or pay rank

Being Transparent with our Shareholders	Clear disclosure on the design, administration, and oversight of our executive compensation program, as appropriate

Requiring Stock Ownership	NEOs are required to maintain a meaningful equity stake in the Company, aligning their interests with long-term shareholder value and supporting accountability for effectively managing risk over time

Limiting Executive Perquisites	No excessive perquisites or personal benefits for NEOs

Emphasizing Risk Balancing Features	Risk-balancing features embedded in the program, including Clawback Policies, as applicable, and other safeguards

Exercising Good Governance Practices	Established governance practices guide the Board and HRC in overseeing executive compensation for the CEO and other NEOs

2026 Proxy Statement	55

Executive Compensation
Peer Groups
The HRC relies on two peer groups, the Labor Market Peer Group and the Financial Performance Peer Group, in its oversight of our executive compensation program. While several companies are included in both peer groups, each peer group serves a separate and distinct purpose.
•The Labor Market Peer Group includes our most direct competitors for executive talent, a proxy for industry compensation policies and practices, and an input for setting quantum of pay and pay mix. The HRC relies on this group, and guidance from Meridian, the independent compensation consultant, to develop an understanding of market compensation pay levels for executives in comparable roles, in addition to executive pay practices including program design and pay mixes. The HRC assesses peer pay levels in connection with its annual review of NEO compensation.
•The Financial Performance Peer Group includes companies that most closely align with our size, complexity, capital requirements, and degree of regulatory oversight (all are G-SIBs). The HRC’s approach in evaluating and selecting this peer group’s constituents reflects its desire to create a fair and balanced relative performance standard. It is characterized by a wide range of performance outcomes that drive pay-for-performance without leading to excessive risk-taking that overly aggressive goals otherwise might create. The HRC relies on this group to assess our relative performance for assessing Company financial performance in connection with its annual variable compensation decisions and in calculating formulaic PSA payouts.

Company	Labor Market Peer Group	Financial Performance Peer Group
American Express
Bank of America*
Barclays PLC*
BNY*
Citigroup Inc.*
Goldman Sachs*
HSBC Holdings plc*
JPMorgan Chase*
Morgan Stanley*
PNC
State Street*
UBS Group AG*
US Bancorp
*    G-SIBs
The HRC assesses the appropriateness of the peer groups, with input from Meridian. In 2025, the HRC removed three non-U.S. banks (Royal Bank of Canada, Banco Santander, S.A., and BNP Paribas S.A.) from the Financial Performance Peer Group to increase focus on domestic financial institutions and more closely align with how our primary domestic peers identify their peer institutions. No changes have been made to the Labor Market Peer Group or the Financial Performance Peer Group for 2026. The Labor Market peer constituents continue to represent the financial services organizations with whom we compete most directly for executive talent.

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Executive Compensation
Pay-for-Performance Compensation Structure for our CEO and other NEOs
Variable compensation for our CEO and other NEOs is performance-based and at risk and is delivered through an annual cash bonus and long-term equity. The following table provides additional details on the three main elements of annual CEO and other NEO compensation: (1) base salary, (2) annual cash bonus, and (3) long-term equity awards. Compensation mix percentages in the table below were calculated based on 2025 performance year compensation outcomes (and without regard to the CEO Special Award or the retention bonus paid in 2025 to Mr. Santos).

Pay Element	% of Variable Comp		Vehicle	Objectives and Key Features
Base Salary	Fixed component of total compensation		Cash
•Provides fixed compensation to attract and retain talent, promotes effective risk management, and does not encourage imprudent or excessive risk-taking
•Generally not adjusted absent significant change in an NEO’s role and responsibilities
•No adjustments were made to NEO base salary levels for 2025
•Serves as the basis of our executive stock ownership policy where the minimum satisfactory ownership value our CEO and other NEOs are expected to acquire and maintain equals six times and three times base salary, respectively

Variable

Annual Cash Bonus	CEO ≤ 25%	NEO 30%	Cash
•Rewards results and differentiates individual performance each year without creating incentive to take excessive risk
•The annual cash bonus comprises no more than 25% of variable compensation for CEO; 30% for other NEOs
•The annual cash bonus is subject to recovery under the Company’s Clawback Policies, as applicable

Long-Term Equity Awards	CEO ≥ 75%	NEO 70%	PSAs & RSRs
•Rewards performance over the long-term, creates a shared success culture, and aligns with sustained shareholder value
•Comprises a large percentage of each NEO’s variable compensation (≥75% for CEO; 70% for other NEOs)
•PSAs cliff vest after a three-year performance period based on achievement of predetermined performance targets, and, if earned and vested, are settled in common stock
•RSRs time-vest over three years and, if earned and vested, are settled in common stock
•Subject to stock ownership requirements, which strengthen executive retention, and align the long-term interests of NEOs with shareholders
•Dividend equivalents are accrued on unvested PSAs and RSRs, but are paid only following vesting
•Subject to clawback and forfeiture under the Company’s Clawback Policies, as applicable

2026 Proxy Statement	57

Executive Compensation
Performance Assessment and Variable Compensation Determination Process
2025 Process
The HRC assesses NEO performance through evaluation against pre-established financial and non-financial goals. This includes consideration of financial results and progress against strategic priorities, providing the flexibility to assess both quantitative and qualitative results. This process aligns variable compensation determinations with performance against the Company’s long-term value drivers and prudent risk oversight and provides the HRC with the ability to reduce an individual NEO’s variable compensation for risk management failures, including but not limited to misconduct. The HRC believes that using a single formula to evaluate performance and determine compensation is not practical and may not fully reflect the scope and complexity of our business and the regulatory risks and other non-financial outcomes that impact our Company success. This rigorous process enables the HRC to evaluate Company, CEO, and each of our other NEO’s overall performance, which serves as the basis for compensation decisions, as described in more detail below.
1    Set Goals
Our Board approves our strategic direction and risk appetite, including our strategic plan annually, which includes our five strategic pillars. The five strategic pillars are used to frame the goals the HRC uses to assess Company, individual, and, as applicable, line of business performance.
At the beginning of each year, individual NEO goals are set tailored to each NEO’s area of responsibility with a focus on supporting broader Company goals. For 2025, consistent with 2024, the strategic pillars, Company, and individual NEO goals are broadly categorized below:

Strategic Pillars	Company Goals	Individual/Line of Business[1] Goals

•Customer-Centric Culture & Conduct •Operational Excellence •Risk & Control Culture •Technology & Innovation •Financial Strength	•Financial •Risk, Regulatory, & Control •Customer-Centric Culture & Conduct •Talent & Leadership •Technology & Innovation •Operational Excellence •Community & Stakeholder Engagement	•Risk, Regulatory, & Control •Financial •Strategy, Technology, & Innovation •Talent, Leadership, & Culture

1.Line of Business Goals are included for CEOs of each business line.
2    Evaluate Performance
The HRC assesses performance holistically and regularly monitors and reviews Company performance throughout the year. At the end of the year, the HRC (and the Board for the CEO) assesses Company and individual NEO performance against the financial and non-financial goals set at the beginning of the year, in addition to risk performance informed by the CRO (see Independent Risk Assessment below for details) and feedback from Internal Audit. The outcome of the performance evaluation is directly used to determine NEO variable compensation.
Similar to prior years, the HRC focused on our NEOs’ progress in enhancing our risk and control infrastructure, including continued progress on regulatory matters and the removal of the asset cap, as well as advancing the Company’s growth and transformation by driving efficiency to fund increased investments in infrastructure, technology, and innovation.

58	Wells Fargo & Company

Executive Compensation
HRC’s Evaluation Process:
CEO

The CEO completes a self-assessment of his performance which he discusses with the HRC and the Board.	The HRC assesses the CEO's performance in an executive session without him present, with input from the Board.	The HRC approves CEO compensation with a recommendation to the independent members of the Board. The Board considers the HRC’s assessment in the Board’s approval of CEO compensation.

Other NEOs

The CEO provides and discusses with the HRC his evaluation of performance for each NEO.	The HRC reviews overall Company and individual NEO performance, risk and audit considerations, and business performance, as applicable.	The HRC approves NEO compensation.

Independent Risk Assessment
The CRO provides an independent risk assessment for each of the NEOs, other than the CEO. During this process, the CRO assesses the extent of each NEO’s (other than the CEO) involvement in and accountability (if any) related to risk events that took place, or were identified, during the year. For the CEO, the HRC conducts a risk review with input from the Risk Committee Chair (who is also a member of the HRC), as well as the CRO. Further, each NEO is assessed on driving measurable progress toward advancing the Company’s risk and control environment, which includes resolving outstanding regulatory matters and commitments. The risk assessments, and risk review for the CEO, are incorporated into each NEO’s overall performance assessment, and the HRC may reduce or eliminate an NEO’s variable compensation for the applicable performance year due to risk failures, as well as take other actions under the Company’s Clawback Policies depending on the nature and impact of adverse risk outcomes.
3    Determine Variable Compensation
The HRC determines each NEO’s variable compensation through a comprehensive evaluation of performance across multiple dimensions. This includes Company-wide results, individual contributions, and, when relevant, business unit performance, assessed against financial and non-financial goals. The HRC considers both quantitative and qualitative factors—such as progress on strategic priorities, leadership, culture, and risk management—along with market pay levels.
Compensation decisions are made within our established principles so that outcomes are balanced, reasonable, and aligned with our pay-for-performance philosophy and practices among peers. Variable compensation continues to be primarily delivered through long-term equity awards with multi-year vesting periods, reinforcing alignment with shareholder interests. Once the total variable compensation is determined, it is delivered through a pre-set pay mix.

2026 Proxy Statement	59

Executive Compensation
2025 Named Executive Officer Compensation
2025 Company Performance
Company performance was a key input into the determination of NEOs’ 2025 variable compensation. The HRC considered financial and non-financial performance criteria in evaluating 2025 Company performance.
Our Performance in Relation to our Business Strategy
The Company continued to make progress in transforming our business, while enhancing our risk and control infrastructure, investing for the future, doing what is right for our customers, and demonstrating and reinforcing our commitments to our employees, communities, and other stakeholders.
As mentioned previously, the HRC assessed 2025 Company performance using the following performance categories:

Financial	Risk, Regulatory, & Control	Customer-Centric Culture & Conduct	Talent & Leadership	Technology & Innovation	Operational Excellence	Community & Stakeholder Engagement

Business Results
The Company delivered strong business results in 2025 in key performance metrics: revenue of $83.7 billion, pre-tax pre-provision profit of $28.9 billion, net income of $21.3 billion, and diluted EPS of $6.26 as well as increasing Return on Equity (ROE) to 12.4% and achieving our prior Return on Tangible Common Equity (ROTCE)1 target of 15%. The Company maintained disciplined expense management through efficiency initiatives, including reducing headcount by 6%. The Company returned approximately $23 billion of capital to our shareholders, including repurchasing $18 billion of common stock and increasing the common stock dividend per share by 13%.
The Company also made significant progress on key non-financial areas, including enhancing our risk and control infrastructure and reaching critical regulatory milestones, such as the termination of 14 consent orders since 2019 including eight terminated in 2025 and early 2026, and the removal of the asset cap announced in June 2025. Additionally, the Company continued to invest in new products and services to better serve our customers and advance our business strategy, while supporting the communities we serve, including donations to nonprofits in support of housing, small business, financial health, sustainability, and other community needs.
The HRC considered key financial and non-financial performance criteria in evaluating 2025 Company performance as detailed within the Financial Performance and Non-Financial Performance sections below.
1.ROTCE is a non-GAAP financial measure. For additional information, including a corresponding reconciliation to GAAP financial measures, see Notes on Non-GAAP Financial Measures on page 130.

60	Wells Fargo & Company

Executive Compensation
Financial Performance
Below are the key reported financial results reviewed by the HRC, which together with our non-financial results (discussed below) informed the HRC’s assessment of Company performance as an input into the compensation outcomes for 2025.

Revenue (billions)	Noninterest Expense (billions)	Pre-Tax Pre-Provision Profit[1] (billions)

Net Income (billions)	Diluted EPS	ROE[2]

ROTCE[3]	CET1 Ratio[4]	Efficiency Ratio[5]

■	2024	■	2025

Total Shareholder Return (TSR)[6]
1-Year TSR		3-Year TSR		5-Year TSR
	WFC Result		WFC Result		WFC Result
Absolute TSR	26%	Absolute TSR	128%	Absolute TSR	224%
Relative TSR	25th percentile	Relative TSR	46th percentile	Relative TSR	64th percentile
Rank	7 out of 9	Rank	7 out of 12	Rank	5 out of 12
1.Refer to Other Financial Information, page 133, Note 1 for a further discussion of Pre-Tax Pre-Provision Profit.
2.Refer to Other Financial Information, page 133, Note 2 for a further discussion of ROE.
3.ROTCE is a non-GAAP financial measure. For additional information, including a corresponding reconciliation to GAAP financial measures, see Notes on Non-GAAP Financial Measures on page 130.
4.Refer to Other Financial Information, page 133, Note 3 for a further discussion of CET1 Ratio.
5.Refer to Other Financial Information, page 133, Note 4 for a further discussion of Efficiency Ratio.
6.Relative TSR based on the Financial Performance Peer Group, which is discussed in more detail under Other Financial Information, page 133, Note 6.

2026 Proxy Statement	61

Executive Compensation
Non-Financial Performance
The HRC also evaluated 2025 performance on several key non-financial goals.

Risk, Regulatory, & Control
•Successfully closed 14 regulatory orders since 2019 including eight terminated in 2025 and early 2026; marking significant progress made in transforming the organization
•The Federal Reserve lifted the asset cap imposed in 2018 after determining the Company adopted and implemented required improvements
•Continued strong discipline and rigor in managing regulatory commitments and deliverables, with an ongoing focus on key efforts to enhance the Company’s risk and control infrastructure and to continue advancing work to address legacy issues
•Continued to strengthen relationships with agency leaders, examiners, and regulators, with consistent and ongoing engagement, open communication and collaboration
•Continued to drive risk mindset into the Company’s culture

Customer-Centric Culture & Conduct
•Advised on two of the largest M&A deals of 2025, increasing our announced U.S. M&A ranking to 8th in 2025, up from 12th in 2024
•Continued to make significant investments in our branch network, refreshing nearly 700 branches across major markets
•Continued growth in Commercial Banking; hired 185 coverage bankers over the last two years with over 60% hired in 2025, driving higher new client acquisition and loan and deposit growth
•Expanded Wells Fargo Premier to better serve our affluent clients, increasing the number of licensed bankers by 12% from a year ago, with a focus on increasing bankers and advisors in locations where we have the most opportunities
•Enhanced product offerings that continue to be well received by both new and existing customers with nearly 3 million new credit card accounts opened in 2025, up 21% from 2024
–Credit card balances up 6% from a year ago, while maintaining our credit standards
•Leveraged Overland Advantage, our strategic partnership with Centerbridge Partners, to better serve our Commercial Banking customers with a direct lending product; have helped our clients raise approximately $7 billion in financing since inception
•Welcomed large advisor teams in Wealth & Investment Management, underscoring our attractiveness to top-tier wealth management professionals and ability to serve high-net-worth clients

Talent & Leadership
•Continued to strengthen the leadership team and attract and develop top talent across the Company; in 2025, announced Saul Van Beurden leading AI for the Company
•Completed the third cohort of the Operating Committee Sponsorship program, designed to develop and accelerate the career growth and movement of high potential leaders
•Accelerated executive and manager development across the organization by delivering programs and sessions to support career development and progression
•Delivered targeted executive development initiatives, with leaders participating in sessions focused on Advanced Financial Discipline, AI/Gen AI, and Product Expertise
•Launched Internal Mobility program focused on redeployment and career coaching
•Strengthened Early Careers programs by attracting top talent, enhancing candidate experience, delivering a best-in-class program, and developing program participants to meet the business needs

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Executive Compensation

Technology & Innovation
•Advanced innovation through the exploration and deployment of AI capabilities to enhance customer experiences, simplify operations, and drive measurable business outcomes, including:
–Launching enterprise adoption of an AI‑enabled tool to improve customer interactions and operational efficiency
–Expanding a tool‑agnostic AI ecosystem to test, learn, and scale solutions aligned to business and functional needs
–Leveraging AI‑enabled workflows supported by public cloud infrastructure to streamline check processing, improve efficiency, and reduce processing costs
•Continued enhancing Wells Fargo Mobile® app for customers, including making it significantly easier to open accounts, with 50% of consumer checking accounts in 2025 opened digitally
–Grew our mobile active customers by 1.4 million, up 4% from the prior year
•Enhanced Zelle® in Wells Fargo Mobile®, Wells Fargo Online®, and Wells Fargo Business Online® for customers to schedule one-time future-dated payments and recurring payments

Operational Excellence
•Continued to execute on initiatives that improve efficiencies through process simplification, automation, and technology modernization
–Realized approximately $2.4 billion in gross expense efficiency savings in 2025
•Continued to streamline and right-size our organization; headcount declined 6% from 2024
•Continued to make progress in optimizing our real estate portfolio during 2025, with a total footprint reduction of 7% in non-retail properties square footage

Community & Stakeholder Engagement
•Reported our progress of approximately $264 billion in sustainable finance activities during the calendar years 2021 – 2024, representing 53% of our goal to deploy $500 billion in sustainable finance by 2030
–The approximately $264 billion consists of standard-aligned sustainable finance (62%), environmental finance (23%), and community finance (15%)
•Launched the Open for Business Growth Program, a new $20 million philanthropic initiative aimed at supporting small business owners ready to scale their operations or grow their revenue
•Wells Fargo Foundation donated more than $4.6 million in grant funding to Habitat International to help more than 200 families across 131 communities through the 2025 Wells Fargo Builds program
•Supported disaster recovery with $5 million in grants from the Wells Fargo Foundation to relief organizations supporting families and businesses in Los Angeles recovering from Southern California wildfires
•Donated $5 million from the Company to HomeFree-USA to help families buy their first home with NeighborhoodLIFT®

After reviewing the Company’s key financial performance measures, the HRC recognized that the Company delivered strong performance, including continuing to improve the Company’s earnings capacity through increased fee revenue and a focus on efficiency, while continuing to return a significant amount of capital to shareholders. The HRC also evaluated the Company’s key non-financial performance and recognized that the Company continued to make significant progress in enhancing the Company’s risk and control infrastructure, improving our products, and leveraging AI to enhance the customer experience. The HRC further acknowledged the Company’s continued support and investment in its customers, communities, and employees through activities and achievements to advance the Company’s non-financial goals.

2026 Proxy Statement	63

Executive Compensation

Charles W. Scharf	Chairman and Chief Executive Officer	2025 Total Annual Compensation*

As the Chief Executive Officer of Wells Fargo, Mr. Scharf is responsible for all aspects of the Company’s strategy and performance.
In determining Mr. Scharf’s variable compensation, the HRC and the Board evaluated Mr. Scharf’s performance against specific goals established in early 2025. The performance highlights summarized below reflect areas of focus related to those specific goals.
* Excludes CEO Special Award. Due to rounding, percentages may not sum exactly.

Goal Categories	2025 Performance Highlights

Risk, Regulatory, & Control
•Made significant progress in transforming the organization; successfully closed 14 consent orders since 2019 including eight terminated in 2025 and early 2026, and the Federal Reserve lifted the asset cap imposed in 2018 after determining the Company adopted and implemented required improvements
•Maintained strong discipline and rigor in managing regulatory commitments and deliverables; continued to strengthen the Company’s risk and control infrastructure, advance work to address legacy issues, and drive risk mindset into the Company’s culture
•Continued focus on strengthening relationships with agency leaders, examiners, and regulators, with consistent and ongoing engagement, open communication and collaboration

Financial
•Delivered strong financial performance and growth across the Company, including our consumer and commercial businesses
–Achieved prior ROTCE[1] target of 15% and established a new medium‑term target of 17–18%
–Returned approximately $23 billion of capital to our shareholders, including repurchasing $18 billion of common stock, and increasing the common stock dividend per share by 13%
–Delivered strong financial results, including net income of $21.3 billion, diluted earnings per share growth of 17%, and a 5% increase in fee‑based income year over year
–Effectively managed Company expenses, contributing to approximately $15 billion in gross expense reductions over the past five years including approximately $2.4 billion in 2025, enabling reinvestment in business growth while reducing the total expense base

Strategy, Technology, & Innovation
•Advanced strategic growth plans across our businesses and functions; continued investing in our consumer and wholesale businesses, increasing market share, driving transformation and improvements, and making strategic hires to better serve our clients and customers
•Made progress on key cross-company business priorities including enhanced payment capabilities; grew private credit by scaling up our Overland Partnership; advanced digital asset strategy; enhanced sales and reporting processes for global payments and liquidity
•Drove continued progress in digital engagement and customer acquisition, including sustained Fargo platform usage and digital account opening momentum, with approximately 50% of consumer checking accounts opened digitally
•Furthered key technology strategic initiatives, including completion of new data centers; continued modernization and digital enhancements across core banking, lending, and payments platforms
•Advanced the Company’s GenAI capabilities, building platforms and deploying several new tools across the firm while improving adoption and literacy through training
•Continued to engage with elected officials and community leaders to increase connectivity in the communities we serve; continued engagement with key stakeholders, including clients and customers, employee groups, the media, and investors

64	Wells Fargo & Company

Executive Compensation

Talent, Leadership, & Culture
•Successfully led significant progress for the Company across multiple areas; resulting in increased growth and improvements in how we serve our customers and communities
•Continued to strengthen the leadership team and attract and develop top talent across the Company; in 2025, announced Saul Van Beurden leading AI for the Company
•Continued focus on building and developing top talent across the Company through promotion of internal talent, strategic external hires, and providing opportunities for internal leaders through new roles and expansions
•Advanced efforts to evolve the Company’s culture making it a better and simpler place to work; increased manager development; strong participation in Global Employee Survey; granted a special award to eligible employees following removal of the asset cap

1.ROTCE is a non-GAAP financial measure. For additional information, including a corresponding reconciliation to GAAP financial measures, see Notes on Non-GAAP Financial Measures on page 130.
Based on its evaluation of Company and Mr. Scharf’s individual performance, and considering market pay levels for comparable roles within the Labor Market Peer Group (particularly G-SIBs), the HRC recommended to the independent directors of the Board, and the independent directors of the Board approved, total annual compensation of $40.0 million for performance year 2025.

2026 Proxy Statement	65

Executive Compensation

Michael P. Santomassimo	Senior EVP, Chief Financial Officer	2025 Total Compensation*

As Chief Financial Officer, Mr. Santomassimo is responsible for the Company’s financial management functions, including accounting and control, global payments and liquidity, financial planning and analysis, investor relations, asset liability management, treasury, and tax.
In determining Mr. Santomassimo’s 2025 variable compensation award, the HRC focused on the performance below.
* Due to rounding, percentages may not sum exactly.

Goal Categories	2025 Performance Highlights

Risk, Regulatory, & Control
•Demonstrated strong risk and control leadership across Finance, driving accountability, transparency, and continuous improvement throughout the organization
•Strengthened oversight of regulatory matters, proactively managing issues and reinforcing ownership of financial risks
•Proactively managed interest rate risk as market conditions shifted, supporting disciplined execution of Finance’s risk responsibilities
•Led post–asset cap collaboration efforts across Risk, CIB and Finance to enhance alignment on financial and regulatory priorities

Financial
•Delivered solid financial performance with strong growth across the Company
–Achieved prior ROTCE[1] target of 15% and established a new medium‑term target of 17–18%
–Grew diluted earnings per share and increased fee‑based income
–Returned significant amount of capital to our shareholders, increasing common stock dividend and repurchasing common stock
–Effectively managed Company expenses, contributing to approximately $15 billion in gross expense reductions over the past five years including $2.4 billion in 2025, enabling reinvestment in business growth while reducing the total expense base

Strategy, Technology, & Innovation
•Advanced Finance’s multi‑year technology roadmap to modernize infrastructure and improve key processes and tools
•Delivered AI‑driven initiatives, modernized regulatory reporting applications, and strengthened Finance’s data strategy and controls
•Enhanced digital capabilities and operating platforms to support accurate, timely, and high‑quality financial reporting
•Assumed leadership of Global Payments and Liquidity function

Talent, Leadership, & Culture
•Focused on internal mobility and career development to build strong, high‑performing teams
•Continued to build employee capabilities through multi‑year learning series, Finance‑specific engagement programs, and employee experience enhancements
•Strengthened the Company’s culture through global employee survey action workstreams and targeted focus groups to gather employee feedback and drive continuous improvement

1.ROTCE is a non-GAAP financial measure. For additional information, including a corresponding reconciliation to GAAP financial measures, see Notes on Non-GAAP Financial Measures on page 130.
Based on its evaluation of Company and Mr. Santomassimo’s individual performance, and considering market pay levels for comparable roles within the Labor Market Peer Group (particularly G-SIBs), the HRC approved total annual compensation of $18.0 million for performance year 2025.

66	Wells Fargo & Company

Executive Compensation

Fernando S Rivas	Senior EVP, CEO of CIB	2025 Total Compensation*

As CEO of CIB, Mr. Rivas is responsible for a comprehensive suite of capital markets, banking, and financial products and services to corporate, commercial real estate, government, and institutional clients globally.
In determining Mr. Rivas’ 2025 variable compensation award, the HRC focused on the performance below.
* Due to rounding, percentages may not sum exactly.

Goal Categories	2025 Performance Highlights

Risk, Regulatory, & Control
•Demonstrated strong risk leadership across CIB, driving accountability, collaboration, and continuous improvement
•Sustained a strong, proactive risk and control environment aligned with enterprise expectations
•Reinforced CIB’s commitment to risk mitigation and transparency, strengthening a consistent risk culture across CIB

Financial
•Executed against CIB’s long-term business plan, including increasing market share and optimizing its balance sheet, delivering solid financial results
–Total revenue of $19.2 billion including noninterest income of $11.7 billion
–Noninterest expense of $9.4 billion
–Net income of $7.3 billion
–Return on allocated capital of 15.6% and efficiency ratio of 49%
–Average loan balances of $293 billion and average deposits of $206 billion
–Increased trading-related assets by 50% to accommodate customer trading flows and financing activities

Strategy, Technology, & Innovation
•Executed CIB’s strategic plan to diversify client relationships, expand capabilities, increase market share, and drive efficiency
•Team advised on significant M&A deals in 2025, increasing our announced US M&A ranking
•Accelerated transformation and operational efficiency by simplifying processes, improving decisioning, enhancing data‑driven insights, and strengthening client onboarding and servicing
•Expanded product capabilities and balance sheet usage to meet evolving client needs, supporting growth across key businesses
•Advanced CIB priorities, including regulatory expectations, strategic planning, and cross‑business integration across CIB, Commercial Banking (CB), and Wealth and Investment Management (WIM)

Talent, Leadership, & Culture
•Strengthened leadership, talent, and culture across CIB through proactive talent planning and strategic hiring aligned with business priorities
•Enhanced organizational capability through targeted promotions, recruiting, networking, and development initiatives
•Set a clear leadership agenda by unifying leaders around shared priorities and driving cross‑CIB collaboration to support client needs and business execution

Based on its evaluation of Company and Mr. Rivas’ individual performance, and considering market pay levels for comparable roles within the Labor Market Peer Group (particularly G-SIBs), the HRC approved total annual compensation of $22.5 million for performance year 2025.

2026 Proxy Statement	67

Executive Compensation

Kleber R. Santos	Senior EVP, Co-CEO of Consumer Banking and Lending	2025 Total Compensation*

As Co-CEO of Consumer Banking & Lending, Mr. Santos is responsible for the Company’s consumer banking, consumer payments, and lending businesses, including Home Lending, Credit Cards, Auto Loans, Personal Loans, Retail Services, Merchant Services, and Consumer and Small Business Banking.
In determining Mr. Santos’ 2025 variable compensation award, the HRC focused on the performance below. In 2023, the HRC approved a retention bonus, delivered in three payments (described further below).
* Excludes retention bonus paid in 2025. Due to rounding, percentages may not sum exactly.

Goal Categories	2025 Performance Highlights

Risk, Regulatory, & Control
•Demonstrated strong risk leadership by reinforcing accountability, issue management discipline, and transparent escalation across the business
•Drove meaningful enhancements in control effectiveness and remediation outcomes
•Maintained a clear and consistent tone on balancing risk and return, emphasizing credit discipline and proactive management of emerging risks

Financial
•Delivered improved year‑over‑year financial performance
–Generated net income for Consumer Banking and Lending of $7.9 billion
–Achieved $37 billion in total revenue in Consumer Banking and Lending, with continued strength in consumer and small business banking, and credit cards
–Drove solid lending growth, including $26.3 billion in Home Lending originations and $30.5 billion in Auto originations, contributing to improved business momentum
–Improved efficiency through disciplined expense management, resulting in an improvement in the efficiency ratio compared to the prior year
–Delivered 2.9 million new Credit Card accounts, exceeding prior‑year performance and supporting continued portfolio expansion

Strategy, Technology, & Innovation
•Advanced the transformation of Home Lending, strengthening operational execution, improving customer experience, and simplifying the business model
•Accelerated modernization across Auto, Credit Card, and Personal Lending, including upgrades to core platforms, enhanced digital capabilities, and expanded partnership execution
•Provided strategic leadership on Payments and emerging technology initiatives, promoting innovation while supporting alignment with risk and regulatory expectations
•Continued to mature the Company’s AI capabilities by expanding leadership training, prioritizing practical use cases, and integrating AI into operational processes

Talent, Leadership, & Culture
•Strengthened leadership bench through key hires, promotions, and talent rotations aligned with long-term business needs
•Supported development of talent pipelines and succession planning, and advanced programs focused on capability building and leadership development
•Promoted a culture grounded in accountability, collaboration, and customer focus during his transition to Co-CEO of Consumer Banking & Lending

Based on its evaluation of Company and Mr. Santos’ individual performance, and considering market pay levels for comparable roles within the Labor Market Peer Group (particularly G-SIBs), the HRC approved total annual compensation of $14.0 million for performance year 2025.

68	Wells Fargo & Company

Executive Compensation
Retention bonus for Mr. Santos
Mr. Santos has excelled since joining the Company in 2020, holding several senior leadership roles throughout his tenure and is well known and highly regarded in the industry. His experience and leadership in payments and all aspects of Consumer and Banking and Lending have made him a very attractive candidate for leadership roles outside of Wells Fargo. Given approaches made to Mr. Santos, our CEO and Head of Human Resources met with the HRC and discussed, among other things, Mr. Santos’ significant contributions and further potential to take on expanded leadership roles in the Company. The HRC agreed that it was in the best interests of shareholders and the Company to grant Mr. Santos a $9 million retention award, vesting ratably over three years contingent on continued service. The cash award does not accelerate or vest upon retirement, termination without cause, or any other separation event; Mr. Santos must be actively employed on each vesting date to receive payment. In 2025, he earned the second $3 million payment. In November 2025, Mr. Santos was appointed Co‑CEO of Consumer Banking and Lending, a significantly expanded role with responsibility over critical business operations, underscoring the importance of retaining him through the previously approved retention award. No additional compensation was awarded to Mr. Santos in connection with his assumption of these expanded responsibilities.

2026 Proxy Statement	69

Executive Compensation

Ellen R. Patterson	Senior EVP, General Counsel	2025 Total Compensation*

As General Counsel, Ms. Patterson is responsible for leading the Company’s global legal affairs. Her responsibilities include providing strategic legal counsel to the Company’s business lines and functions, overseeing litigation and regulatory enforcement matters, and advising on corporate governance.
In determining Ms. Patterson’s 2025 variable compensation award, the HRC focused on the performance below.
* Due to rounding, percentages may not sum exactly.

Goal Categories	2025 Performance Highlights

Risk, Regulatory, & Control
•Provided leadership to advance major regulatory milestones, including closure of eight consent orders in 2025 and early 2026, and lifting of the asset cap in 2025
•Delivered high‑quality strategic input across key management-level governance forums, such as the Enterprise Risk and Control Committee, and provided legal support for priority deliverables
•Sustained a strong risk culture focused on transparency, accountability, and proactive risk management across the organization
•Continued focus on strengthening relationships with agency leaders and regulators, with consistent engagement, open communication and collaboration

Financial	•Exercised disciplined oversight of expenses including optimizing workforce planning •Managed external legal spend effectively while maintaining strong operational rigor

Strategy, Technology, & Innovation
•Led legal support for high-profile matters for the Company, including:
–Response to key executive orders, developing and advancing advocacy on industry matters and responding to Congressional and regulator requests
–Internal AI deployment, as well as external law firm use of AI
–Complex transactions and strategic initiatives
•Executed legal technology transformation initiatives aligned with enterprise priorities, including utilization of enhanced tools for intellectual property development and management

Talent, Leadership, & Culture
•Delivered development‑focused programming to strengthen leadership capabilities, support career growth, and enhance operational effectiveness
•Managed key organizational transitions, creating career‑growth opportunities for emerging leaders
•Improved overall team engagement, sustaining strong momentum year over year and enhancing the employee experience

Based on its evaluation of Company and Ms. Patterson’s individual performance, and considering market pay levels for comparable roles within the Labor Market Peer Group (particularly G-SIBs), the HRC approved total annual compensation of $15.0 million for performance year 2025.

70	Wells Fargo & Company

Executive Compensation
Long-Term Equity Compensation
Long-Term Equity
Similar to the annual cash bonus determination, long-term equity awards are determined as a percentage of total variable compensation. The HRC grants PSAs and RSRs to promote long-term performance and risk accountability. These objectives are enhanced by subjecting long-term equity awards to our Stock Ownership Guidelines and our Clawback Policies, as applicable. The value ultimately realized from any long-term equity grant is also a function of the number of shares that vest and our stock price at the time of vesting and settlement. Finally, PSAs carry additional performance requirements tied to our absolute and relative ROTCE and a TSR modifier based on our performance relative to our Financial Performance Peer Group over a three-year performance period.
Consistent with last year, absolute and relative ROTCE are the primary performance conditions in our PSAs. Effective for PSAs granted in 2026 for 2025 performance, the HRC increased the absolute ROTCE performance required to achieve the target and maximum payout level. Finally, the HRC continued to apply an award payout modifier of +/-20% based on our relative TSR over the three-year performance period. The TSR modifier has been included in PSAs granted since 2022 and supports management accountability for our relative stock price performance at the end of the performance period for which an award is earned.
2026 PSA Program
Our PSA program appropriately balances the importance of absolute and relative performance while maintaining rigorous performance targets.
The 2026 PSA design maintains a consistent program design structurally, with an increase in the performance required under the absolute ROTCE metric to achieve payout at target and maximum, from 2025. The HRC has consistently raised the target over the past five years as the Company's performance improves. The key features of our 2026 PSA program, for the awards granted in 2026 for 2025 performance, include:

Award Level	•Determined based on 2025 Company, individual and, as applicable, business performance •Represents 65% of long-term equity for CEO and 50% for other NEOs

Performance Metrics
•The number of PSAs earned at the end of the performance period is based on the achievement of three-year average absolute ROTCE (weighted 75%) and three-year average relative ROTCE (weighted 25%) as set forth below

Absolute ROTCE		Payout	Relative ROTCE	Payout

<5.0%	Increased target and maximum 100 basis points from prior year	0%	<25th percentile	0%
5.0%		50%	25th percentile	50%
14.25%		100%	50th percentile	100%
≥15.5%		150%	≥75th percentile	150%

Both payout scales use linear interpolation between defined performance and payout levels.

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TSR Modifier and Additional Performance Conditions
•TSR[1] performance modifier adjusts the ultimate payout by 20% (positively or negatively) if relative TSR results are above the 75th percentile or below the 25th percentile, respectively
•Payout is capped at 150% of target; no upward adjustment for the TSR modifier if our absolute TSR over the three-year performance period is negative
•For any year in the performance period that our Company incurs a Net Operating Loss (NOL)[2], the target number of PSAs will be reduced by one third

Vesting Period	•PSAs cliff vest after a three-year performance period aligning with long-term shareholder interests

Risk Balancing Features	•Awards are subject to clawback and forfeiture under the Company’s Clawback Policies, as applicable

1.Refer to Other Financial Information, page 133, Note 6 for a further discussion of TSR.
2.Refer to Other Financial Information, page 133, Note 5 for a further discussion of NOL.
2023 PSA Payout
The HRC certified payout of the 2023 PSAs in the first quarter of 2026, following the completion of the three-year performance period on December 31, 2025.

Absolute ROTCE (75% Weighting)	Payout	Relative ROTCE (25% Weighting)	Payout

<5.0%	0%	<25th percentile	0%
5.0%	50%	25th percentile	50%	CEO:	144%
12.0%	100%	50th percentile	100%
13.0%	125%	≥75th percentile	150%	Other NEOs:	140%
≥14.0%	150%
Both payout scales use linear interpolation between defined performance and payout levels. Additionally, the TSR performance modifier adjusts the ultimate payout by 20% (positively or negatively) if relative TSR results are in the top quartile or bottom quartile, respectively; payout is capped at 150%.
Based on adjusted Company performance, as described below, our average ROTCE exceeded 14%, resulting in a payout of 150% of target for the absolute ROTCE portion of the award. For NEOs other than Mr. Scharf, the relative ROTCE portion was earned at 109% of target based on performance at the 55th percentile. The Company’s relative TSR for the performance period was at the 46th percentile, therefore, a TSR modifier was not applied. Based on this analysis, the HRC certified payout of 140% of target for each NEO other than Mr. Scharf. After factoring adjustments for PSAs awarded to Mr. Scharf (described below), the average ROTCE also exceeded 14%, and the relative ROTCE portion was earned at 127% of target based on performance at the 64th percentile, resulting in an HRC-certified payout of 144% for the CEO.
Adjustments were made to both Company and peer performance results in accordance with the 2022 LTIP and the applicable award agreements. For 2023 and 2024, Company performance was adjusted for the FDIC special assessment. For 2023, 2024, and 2025, certain peer performance results were adjusted for material, non-recurring items including the FDIC special assessment, disposals/acquisitions, litigation and other items. In addition, pursuant to the terms of his offer letter, the ROTCE results for PSAs awarded to Mr. Scharf were also adjusted to exclude the impact of any penalties or other charges related to litigation, investigations, or examinations arising out of retail sales practices of the Company, or arising out of other material regulatory matters related to the conduct of the Company, in each case during periods prior to Mr. Scharf’s commencement of employment with Wells Fargo. Following the termination of key consent orders in 2025, the HRC and the CEO agreed to eliminate these additional adjustments for Mr. Scharf for the 2026 PSAs and all future awards.

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Compensation Policies and Practices
Equity Grant Practices
Annual equity grants to employees, including to our NEOs, are generally awarded in January after fourth quarter earnings are released during an open trading window under our Insider Trading Activity Policy. Annual grants to directors are generally made on the date of our shareholder meeting each year. In addition, equity grants may be made from time to time to new hires as part of offers of employment or for other purposes as determined by the HRC or its authorized delegate(s). New hire grants made to our executive officers are typically awarded at the first HRC meeting following the officer’s employment start date. We may change these practices in the future.
In 2025, stock options were awarded to Mr. Scharf as part of the CEO Special Award. This was the Company’s first stock option grant in over a decade. The stock options were granted at the regular, pre-scheduled meeting of the Board that occurred on July 29, 2025 after the release of our second quarter earnings and during an open trading window. We do not time the disclosure of material non-public information for the purpose of affecting the value of executive compensation and did not do so when determining the timing and terms of the stock options awarded to Mr. Scharf in 2025.
Risk Management and Accountability
Our executive compensation program reinforces effective risk management through risk-balancing features that discourage and mitigate excessive risk-taking and an accountability framework that, under defined conditions, enables the clawback and forfeiture of compensation in the event NEOs’ actions, or inactions, result in specified negative outcomes for our Company.
To discourage imprudent risk-taking, the Company has embedded risk-balancing features throughout our executive compensation program. Additional information on our stock ownership requirements and anti-hedging/pledging policies are included in the Stock Ownership Policy and Stock Ownership Requirements and Other Policies sections.
Risk-Balancing Features

Pay Mix
•Appropriately balanced mix of base salary, annual cash bonus, and long-term equity
•Base salaries provide fixed compensation and are not subject to achievement of annual goals
•Variable compensation (annual cash bonus and long-term equity) provides compensation opportunities measured by achievement of financial and non-financial performance goals, including risk outcomes

Performance Metrics	•Used to encourage focus on sustained and holistic overall Company performance •Use of ROTCE and relative TSR performance measure in PSAs

Performance Goals	•Approved by our HRC and support our pay-for-performance philosophy •Use of goals that span across Company and individual performance, including risk performance

Long-Term Equity Awards
•Designed to align management and shareholder interests by providing vehicles for NEOs to accumulate and maintain a meaningful ownership position in the Company
•Multi-year vesting with new awards granted each year to encourage continued retention, shareholder alignment, and accountability for risk-based performance outcomes
•PSA payout is based on achievement of financial performance metrics over a 3-year period following grant (or “re-earned”), and capped at 150% of target (i.e., maximum)

Risk Mitigation Policies	•Clawback Policies •Stock Ownership Policy for Operating Committee Members and Executive Officers •Anti-hedging and pledging policies

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Executive Compensation
Stock Ownership Policy
Our stock ownership policy requires all NEOs to own and accumulate a meaningful stake in the Company. This:
•Aligns our executives with long-term shareholder interests by ensuring that a meaningful amount of the compensation they earn now and in the future is determined by our total return to shareholders; and
•Creates meaningful accountability for effective risk management since vested and unvested long-term stock awards are subject to forfeiture or clawback.

Retention Requirement
Executive officer	Minimum ownership level[1]	Until minimum level is met	After minimum level is met
CEO	6x base salary	75% of net vested shares	50% of net vested shares
Other NEOs	3x base salary	75% of net vested shares	50% of net vested shares
NEOs must attain their minimum ownership level within five full calendar years from the later of the effective date of the policy or appointment to an executive officer role. Compliance with these stock ownership requirements is calculated annually and reported to the HRC.
The retention requirement applies to each of the NEOs for the duration of their time as an executive officer and for one year after retirement. As of December 31, 2025, all NEOs were in compliance with the Stock Ownership Policy.
1.Shares counted toward ownership include shares owned outright, as well as shares (and share equivalents) held in the 401(k) Plan, Supplemental 401(k) Plan, Deferred Compensation Plan, Direct Purchase and Dividend Reinvestment Plan, and shares owned by an executive officer’s spouse. In addition, 50% of unvested RSRs and target PSAs count toward ownership. Shares underlying unexercised options do not count.
Clawback Policies
The Company maintains a mandatory clawback policy, as required under Rule 10D-1 of the Securities Exchange Act of 1934 (Mandatory Clawback Policy). The policy provides for the recoupment of erroneously awarded excess incentive-based compensation in the event of certain accounting restatements and applies to both current and former Section 16 officers.
The Company additionally maintains a discretionary clawback policy, the Clawback and Forfeiture Policy (Policy), which is designed to encourage the creation of long-term, sustainable performance and to discourage our NEOs from taking unnecessary or inappropriate risks that would negatively impact our Company or harm our customers. This Policy applies to a broader set of incentive compensation including all time-based equity awards, is triggered by a number of activities including misconduct, and enables the HRC and the Board to hold NEOs accountable:
•During and immediately prior to vesting when risk-based performance and other considerations can reduce or eliminate the number of shares ultimately earned.
•Subsequent to vesting when shares earned remain subject to clawback.

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A summary of the compensation-related actions the Company can take under the Policy, with respect to all currently granted forms of incentive compensation, is set forth below:

Trigger	Description	Compensation Impacted	Clawback	Forfeit

Financial Restatement/Inaccurate Performance Metrics	•Amount of the award that was based upon the achievement of certain financial results that were subsequently reduced due to a financial restatement (public restatement)	PSAs/RSRs/Options/Cash
	•Amount of the award that was based upon one or more materially inaccurate performance metrics	PSAs/RSRs/Options/Cash

Misconduct	•Employee engages in misconduct or commits an error that causes material financial or reputational harm	PSAs/RSRs/Options/Cash
	•Any conduct that constitutes grounds to terminate for cause	PSAs/RSRs/Options

Risk Management Failure	•Failure through willful misconduct or gross negligence to identify, escalate, monitor, or manage, on a timely basis, material risks	PSAs/RSRs/Options

Resolution of Outstanding Regulatory Matters	•Failure of the employee to achieve progress on resolving outstanding consent orders and/or other regulatory matters	PSAs

The Policy applies to all incentive compensation vested and/or paid within five years before the HRC approves a clawback.
Deferred Compensation and Other Benefits
NEOs are eligible to participate in the same benefit programs generally available to all employees, including health, disability, and other benefits, and the 401(k) Plan. Our Company matched up to 6% of eligible 401(k) Plan participants’ certified compensation (subject to Internal Revenue Service (IRS) limits) during 2025.
NEOs and certain other highly compensated team members are also eligible to participate in our Deferred Compensation Plan. This plan provides for supplemental Company matching contributions for any compensation deferred into the plan in excess of the IRS limits that apply to the 401(k) Plan by participants, that otherwise would have been eligible for a matching contribution under the 401(k) Plan.
The HRC believes these programs are similar to, and competitive with, those offered by our Labor Market Peer Group. We provide information about the 401(k) Plan benefits provided to NEOs in the Summary Compensation Table. As of December 31, 2025, none of our named executive officers participated in or had a balance under any company-sponsored nonqualified deferred compensation plan.
Perquisites
The HRC has intentionally limited perquisites for our NEOs; however, the HRC has determined that certain physical and digital security measures are necessary to protect and promote our NEOs’ personal safety and efficiency. For Mr. Scharf, these measures include physical and digital security at or near his residences. Mr. Scharf is also required to use Company aircraft, cars, and drivers for certain travel. Mr. Scharf reimburses the Company for any incremental cost in excess of $200,000 for personal use of the Company aircraft as well as the incremental costs associated with personal, non-commuting use of Company cars and drivers. In light of Mr. Scharf’s public role, the Company believes that the costs of these security measures are appropriate and necessary. The Company provides other NEOs with residential and digital security measures as appropriate. Although the Company views these measures as necessary business expenses, in accordance with SEC requirements, the aggregate incremental cost of personal security benefits are included in the 2025 Summary Compensation Table. For additional information on such benefits provided in 2025, see footnote 7 to the 2025 Summary Compensation Table.

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Executive Compensation
Other Compensation
As part of our efforts to attract and retain top executive talent, we may provide sign-on bonuses and buy-out equity awards for new hires. New hire sign-on bonuses and buy-out equity awards are an effective means of making up for compensation opportunities executives forfeit when they leave a former employer to join the Company. We typically require executives to return all or a portion of their sign-on bonus if, within a certain period after joining us, they voluntarily leave the Company or are involuntarily terminated by the Company for cause. New hire equity awards are used to incentivize executives to join without unnecessarily increasing annual compensation levels. These awards are generally subject to a time-based vesting period and such other terms and conditions as the HRC determines to be appropriate.
Compensation Committee Report
In its capacity as the compensation committee of our Board, the HRC has reviewed and discussed with management the CD&A that immediately precedes this report. Based on this review and these discussions, the HRC has recommended to our Board that the CD&A be included in this Proxy Statement and incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2025, for filing with the SEC.
Members of the Human Resources Committee
Ronald L. Sargent, Chair
Steven D. Black
Wayne M. Hewett
Maria R. Morris

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Executive Compensation Tables
2025 Summary Compensation Table
The following table sets forth information about compensation paid, accrued, or awarded to the Company’s NEOs for the years indicated.

Name and Principal Position	Year	Salary ($)	Bonus[1] ($)	Stock Awards[2,3,4,5] ($)	Option Awards[4] ($)	Non-Equity Incentive Plan Compensation[6] ($)	All Other Compensation[7] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Charles W. Scharf Chairman and CEO	2025	2,500,000	9,375,000	51,938,278	29,988,820	—	720,544	94,522,642
	2024	2,500,000	—	20,372,110		7,178,500	262,949	30,313,559
	2023	2,500,000	—	16,634,168		6,625,000	207,030	25,966,198
Michael P. Santomassimo Senior EVP, CFO	2025	1,750,000	4,875,000	8,906,934		—	21,000	15,552,934
	2024	1,750,000	—	7,919,582		3,763,125	41,597	13,474,304
	2023	1,750,000	—	7,349,186		3,330,000	19,800	12,448,986
Fernando S Rivas Senior EVP, CEO of CIB	2025	1,750,000	6,225,000	9,587,598		—	21,000	17,583,598
	2024	1,145,192	5,344,120	16,292,505		4,050,675	—	26,832,492

Kleber R. Santos Senior EVP, Co-CEO of Consumer Banking and Lending	2025	1,500,000	6,750,000	7,146,182		—	21,000	15,417,182

Ellen R. Patterson Senior EVP, General Counsel	2025	1,500,000	4,050,000	7,031,474		—	21,000	12,602,474

1.As described earlier, the Company removed pre‑set target total compensation for the NEOs beginning with the 2025 performance year. Accordingly, cash bonuses earned for the 2025 performance year are reported in column (d) rather than column (g). Cash bonuses earned for the 2024 and 2023 performance years, which were based on pre‑established performance targets, are reported in column (g). For Mr. Rivas, the $5,344,120 reported in 2024 consists of one-time signing bonus payments pursuant to the terms of his offer letter with the Company, to replace compensation forfeited from his prior employer, which was subject to repayment under certain circumstances if his employment terminated during the first year of employment. For Mr. Santos, the total amount reported includes $3,750,000 representing the cash portion of his 2025 performance year variable compensation and a $3,000,000 retention bonus payment, as discussed in the Retention bonus for Mr. Santos section.
2.Under the applicable Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718 rules, the amount included in column (e) above for 2025 represents the fair value of the 2025 PSA or RSR award on the “grant date” (i.e., the date the HRC or Board, as applicable, approved each award), which was January 28, 2025 for annual awards and July 29, 2025 for Mr. Scharf’s special award, in each case based (i) for a PSA upon the then-probable outcome of the ROTCE performance condition (i.e., the target value of the award) and using a Monte Carlo simulation (in light of the relative TSR component), and (ii) for an RSR award upon the full number of shares subject to the award.
Accordingly, the amount shown for 2025 in column (e) for 2025 PSAs is the fair value of the NEO’s award on the date of grant, calculated by multiplying the target number of shares subject to the award by the Monte Carlo simulated stock price per share $80.12 on that date. The amount shown for 2025 in column (e) for RSRs was calculated by multiplying the number of shares subject to the awards by the NYSE closing price per share on the date of grant.
Under FASB ASC Topic 718, the amount shown in column (f) above for 2025 represents the fair value of the stock options included as part of Mr. Scharf’s CEO Special Award based on a Black-Scholes valuation.
See Notes 1 and 11 to our 2025 financial statements included in Exhibit 13 to our Annual Report on Form 10-K for the year ended December 31, 2025 for the Company’s accounting for employee stock-based compensation.
3.The PSAs included in column (e) for 2025 and discussed above are (i) subject to adjustment for each NEO upward (to a maximum of 150% of the target award) or downward (to zero), depending upon the achievement of our absolute and relative ROTCE for the three fiscal years ending on December 31, 2025, 2026, and 2027, (ii) modified by +/- 20% if the Company’s relative TSR for the performance period is above the 75th percentile or below the 25th percentile, respectively (subject to the maximum of 150%) (iii) subject to further downward adjustment by 1/3 in the event our Company incurs a NOL for any year in the three-year performance period, and (iv) subject to forfeiture of the awards.
Assuming (1) that our Company’s performance during the measurement period for the 2025 PSAs results in the maximum number of PSAs vesting (inclusive of the maximum adjustment possible pursuant to the relative TSR modifier), and (2) the HRC does not exercise discretion to cause the forfeiture of the PSAs, the NEOs would be entitled to receive under the PSAs the following value of shares determined as of the grant date shown after their names: Mr. Scharf, $20,997,227; Mr. Santomassimo, $6,585,455; Mr. Rivas, $7,088,715; Mr. Santos, $5,283,613; Ms. Patterson, $5,198,802.
Additional information about the PSAs and other awards appears in our CD&A and in the 2025 Grants of Plan-Based Awards table, footnotes, and related narrative below.
4.As mentioned above, in July 2025, Mr. Scharf received a special equity award consisting of RSRs and stock options, as described in the Compensation Discussion and Analysis. This award is not part of Mr. Scharf’s regular annual compensation. The terms of this special grant are generally more restrictive

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than the Company’s regular annual equity awards. See CEO Special Award Granted to Charles W. Scharf in the CD&A for additional details regarding the rationale, structure, and timing of this award.
5.In accordance with SEC disclosure requirements, the Summary Compensation Table reflects the full grant-date fair value of the RSRs and stock options granted as part of the CEO Special Award. For an alternative view of 2025 annual compensation excluding the CEO Special Award, see the supplemental Pay-for-Performance Outcomes table above.
6.Amounts shown in column (g) reflect annual incentive non‑equity awards made to NEOs for the 2024 and 2023 performance years, prior to the removal of pre‑set total compensation targets beginning with the 2025 performance year.
7.Column (h) for 2025 includes a Company-matching contribution of $21,000 under the 401(k) Plan for each NEO on the same basis as is provided for all eligible participants in the 401(k) Plan. Perquisites received by Mr. Santomassimo, Mr. Rivas, Mr. Santos, and Ms. Patterson in 2025 did not exceed $10,000 in the aggregate and thus are not included in column (h), as permitted under SEC rules. For Mr. Scharf, the amount in column (h) includes $134,360 for personal use of Company aircraft, $4,079 for commuting by Company car, and $555,638 for physical and digital security at or near his residences, all of which are generally provided for security purposes in light of Mr. Scharf’s public role as well as to enhance his productivity and protect confidential Company information. We determine the incremental cost of personal use of Company aircraft based on variable operating costs to us, including: (i) landing fees; (ii) crew travel expenses; (iii) catering; and (iv) aircraft fuel. Because our aircraft is used primarily for business travel, this methodology excludes fixed costs that do not change based on usage, such as the salaries of pilots and crew, purchase or lease costs of aircraft, and costs of maintenance and upkeep. We determine the incremental cost of physical and digital security based on the actual costs incurred by the Company. For Mr. Scharf, “All Other Compensation” also includes the estimated incremental cost of travel by the NEO’s spouse when accompanying the NEO.
2025 Grants of Plan-Based Awards
The following table provides additional information about the NEOs’ 2025 PSAs, 2025 RSRs, and stock options.

		Estimated Future Payouts Under Equity Incentive Plan Awards[1]			All Other Stock Awards (RSRs)	Option Awards		Grant Date Fair Value of Stock and Option Awards ($)[2]
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (RSRs)	Number of Securities Underlying Options (#)	Exercise Price ($/Sh)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Charles W. Scharf	1/28/2025		179,740	269,610				14,400,769
	1/28/2025				96,783			7,537,460
	7/29/2025				362,977			30,000,049
	7/29/2025					1,046,000	82.65	29,988,820
Michael P. Santomassimo	1/28/2025		56,373	84,559				4,516,605
	1/28/2025				56,373			4,390,329
Fernando S Rivas	1/28/2025		60,681	91,021				4,861,762
	1/28/2025				60,681			4,725,836
Kleber R. Santos	1/28/2025		45,229	67,843				3,623,747
	1/28/2025				45,229			3,522,435
Ellen R. Patterson	1/28/2025		44,503	66,754				3,565,580
	1/28/2025				44,503			3,465,894
1.The potential equity incentive plan awards shown in columns (d) and (e) represent the target and maximum number of PSAs granted during 2025, with the maximum value described in footnote (3) of the 2025 Summary Compensation Table and target value included in column (e) of the 2025 Summary Compensation Table.
2.Under the applicable FASB ASC Topic 718 rules, the total amount reported in column (j) above represents the fair value of the 2025 equity award on its “grant date” (i.e., the date the HRC approved each award), based (i) for a PSA upon the then-probable outcome of the ROTCE performance condition (i.e., the target value of the award) and using a Monte Carlo simulation (in light of the relative TSR component) resulting in a value of $80.12 per share, (ii) for an RSR award upon the full number of shares subject to the award and the NYSE closing price per share on the grant date, and (iii) for stock options, the grant date fair value is calculated using the Black-Scholes valuation model. See Notes 1 and 11 to our 2025 financial statements included as Exhibit 13 to our Annual Report on Form 10-K for the year ended December 31, 2025, for the Company’s accounting for employee stock-based compensation, and footnote (3) to the Summary Compensation Table for additional information.

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Outstanding Equity Awards at Fiscal Year-End 2025
The following table shows information about the number and value of outstanding RSRs and PSAs, including related accrued dividend equivalents, and stock options, as of December 31, 2025.

	Option Awards					Stock Awards[1]
Name	Option/Stock Award Grant Date[2]	Number of Securities Underlying Unexercised Options: # Exercisable	Number of Securities Underlying Unexercised Options: # Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)[2,3,6]	(h)[2]	(i)[4,5,6]	(j)[4]
Charles W. Scharf	1/24/2023					47,075	4,387,427
	1/23/2024					98,793	9,207,535
	1/28/2025					95,298	8,881,796
	7/29/2025					366,888	34,193,934
	1/24/2023					377,680	35,199,813
	1/23/2024							412,813	38,474,218
	1/28/2025							275,372	25,664,643
	7/29/2025	—	1,046,000	82.65	7/29/2035
Michael P. Santomassimo	1/24/2023					29,712	2,769,187
	1/23/2024					55,175	5,142,301
	1/28/2025					57,578	5,366,243
	1/24/2023					124,791	11,630,568
	1/23/2024							124,146	11,570,370
	1/28/2025							86,367	8,049,412
Fernando S Rivas	6/25/2024					206,115	19,209,903
	1/28/2025					61,978	5,776,329
	1/28/2025							92,967	8,664,541
Kleber R. Santos	1/24/2023					14,424	1,344,296
	1/23/2024					38,449	3,583,460
	1/28/2025					46,196	4,305,427
	1/24/2023					60,579	5,646,005
	1/23/2024							86,511	8,062,786
	1/28/2025							69,294	6,458,187
Ellen R. Patterson	1/24/2023					23,029	2,146,331
	1/23/2024					42,872	3,995,699
	1/28/2025					45,454	4,236,318
	1/24/2023					96,725	9,014,731
	1/23/2024							96,464	8,990,442
	1/28/2025							68,182	6,354,523
1.In accordance with SEC rules, this table does not include stock awards granted in January 2026. Values for stock awards in the table are based on the NYSE closing price per share of our common stock of $93.20 on December 31, 2025, the last trading day of fiscal 2025.

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2.The awards set forth were granted with the following vesting schedules:
a.January 24, 2023 grants: top line are RSRs vesting in three equal annual installments from the grant date, in years one, two, and three. Bottom line are PSAs cliff vesting following the completion of the performance period in the third year following the grant including any dividends that are reinvested over the vesting period. The 2023 PSA performance period was completed on December 31, 2025. The awards vested at 140% of target for NEOs other than Mr. Scharf, and vested at 144% of target for Mr. Scharf. The 2023 PSAs shown represent the actual number of shares, including related accrued dividend equivalents (rounded to the nearest whole share), as of December 31, 2025, payable in March 2026.
b.January 23, 2024 and January 28, 2025 grants: RSRs vesting in three equal annual installments from the grant date in years one, two, and three.
c.July 29, 2025 grant: top line are RSRs vesting in three equal annual installments beginning after the fourth anniversary of the grant date in years four, five, and six. Bottom line are stock options vesting in three equal annual installments beginning after the fourth anniversary of the grant date in years four, five, and six.
d.June 25, 2024 grant: RSRs vested 30% on February 5, 2025, 45% on February 5, 2026, and will vest 25% on February 5, 2027.
e.Mr. Rivas joined the Company in 2024 and, therefore, did not receive the January 24, 2023 and the January 23, 2024 grants.
3.The unvested units of stock shown for the NEOs in column (g) represent: (1) RSRs and dividend equivalents credited in the form of additional RSRs; and (2) PSAs granted in 2023 and dividend equivalents credited in the form of additional PSAs. All unvested units of stock shown are subject to the awards’ forfeiture conditions until paid.
4.The awards set forth are PSAs that will vest after completion of the three-year performance, including any dividends that are reinvested over the vesting period.
5.For each NEO, (1) the number of shares shown opposite his or her name in the first line of column (i), represents the maximum number, including dividend equivalents, of PSAs granted in 2024 that will vest in full, if at all, in the first quarter of 2027 after completion of the three-year performance period ending December 31, 2026; and (2) the second line of column (i), represents the maximum number of PSAs granted in 2025 that will vest in full, if at all, in the first quarter of 2028 after completion of the three-year performance period ending December 31, 2027. As required by SEC rules, we are reporting the number of PSAs (including dividend equivalents, as described in footnote (6) below) at maximum payout for the 2024 PSAs and the 2025 PSAs, in each case taking into account our Company’s performance through December 31, 2025.
6.The number of RSRs (including the 2023 PSAs) shown in column (g) and the number of PSAs shown in column (i) include dividend equivalents. These dividend equivalent RSRs and PSAs will vest in each case when and as the related RSR or PSA vests, and were calculated based on dividends paid on our Company’s common stock and the NYSE closing price per share of Company common stock on each dividend payment date. As of December 31, 2025, our NEOs were credited with the following respective numbers of dividend equivalents (rounded up to the nearest whole share): Mr. Scharf, 40,425 RSRs and 16,046 PSAs; Mr. Santomassimo, 14,864 RSRs and 4,875 PSAs; Mr. Rivas, 8,028 RSRs and 1,297 PSAs; Mr. Santos, 8,115 RSRs and 3,524 PSAs; and Ms. Patterson, 11,543 RSRs and 3,803 PSAs.
2025 Option Exercises and Stock Vested
The following table shows information about the stock awards that vested during 2025. None of our NEOs exercised any stock options in 2025.

	Stock Awards[1]
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)
Charles W. Scharf	430,973	32,355,839
Michael P. Santomassimo	194,343	14,754,847
Fernando S Rivas	86,486	6,873,072
Kleber R. Santos	75,426	5,782,185
Ellen R. Patterson	120,776	9,212,746
1.The number of shares shown in column (b) represents PSAs, RSRs, and related dividend equivalents in the form of additional PSAs and RSRs, respectively, that vested on various dates during 2025. The “value realized” upon the vesting of these PSAs and RSRs and related dividend equivalents shown in column (c) is equal to the number of shares vested, times the NYSE closing share price of our common stock on each applicable vesting date.
2025 Pension Benefits
None of our named executive officers participate in or are eligible to participate in any company-sponsored defined benefit pension plan. As a result, no pension benefits are shown for 2025.
2025 Nonqualified Deferred Compensation
As of December 31, 2025, none of our named executive officers participated in or had a balance under any company-sponsored nonqualified deferred compensation plan.

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Executive Compensation
Potential Post-Employment Payments
We do not have employment or other severance agreements with our NEOs. The table below shows estimated post-employment payments for our NEOs, assuming they had terminated employment on December 31, 2025. To estimate the payment amounts for each NEO, we used the closing price of our common stock on December 31, 2025 of $93.20.
The following items are not included in the table or description below:
•As none of our NEOs participate in or are eligible for any company-sponsored pension plan, no pension benefits are included or described below.
•Payments and benefits provided on a nondiscriminatory basis to employees upon termination of employment. These include accrued salary and accrued but unused paid time off, severance payments under our Severance Plan, distributions of plan balances under our 401(k) Plan, and welfare benefits provided to all retirees, including access to unsubsidized retiree medical insurance. If eligible under the Severance Plan, employees receive post-termination severance payments based on no more than $350,000 annual salary for 8 to 52 weeks depending on the number of completed years of service. If terminated as described below under Estimated Post-Employment Payments and eligible for the Severance Plan, our NEOs would receive the following aggregate amount under the Severance Plan, as of December 31, 2025: Mr. Scharf, $80,769; Mr. Santomassimo, $67,308; Mr. Rivas, $53,846; Mr. Santos, $67,308; Ms. Patterson, $67,308.
Estimated Post-Employment Payments1

		Type of Termination[2,3,4,5]
Name	Type of Payment	Involuntary Termination Without Cause ($)	Voluntary With Good Reason ($)	Disability, Involuntary Due to Displacement, Divestiture, or Affiliate Change in Control ($)	Death ($)	Retirement ($)
Charles W. Scharf	RSRs	—	—	56,698,868	46,921,096	56,698,868
	PSAs	—	—	64,138,861	42,759,241	64,138,861
	CEO Special Award RSRs	—	—	34,193,934	34,193,934	—
	CEO Special Award Options	—	—	11,035,300	11,035,300	—
Michael P. Santomassimo	RSRs	—	—	24,908,299	21,585,293	—
	PSAs	—	—	19,619,782	13,079,792	—
Fernando S Rivas	Buyout RSRs	19,209,903	19,209,903	19,209,903	19,209,903	—
	RSRs	—	—	5,776,329	5,776,329	—
	PSAs	—	—	8,664,541	5,776,329	—
Kleber R. Santos	RSRs	—	—	14,879,188	13,266,071	—
	PSAs	—	—	14,520,973	9,680,618	—
Ellen R. Patterson	RSRs	—	—	19,393,079	16,817,442	—
	PSAs	—	—	15,344,965	10,229,915	—
1.The amounts in the table represent potential payments to each NEO based on a termination assumed to have occurred on December 31, 2025.
2.None of the outstanding equity awards granted under the LTICP or the 2022 LTIP have automatic “single trigger” vesting upon an acquisition of our Company or major Board changes. Generally, unvested PSAs, RSRs, and stock options are treated as follows upon termination of employment.

2026 Proxy Statement	81

Executive Compensation

Reason for Termination	Impact on Vesting

Involuntary Termination Without Cause
•PSAs and RSRs forfeit immediately
•Portion of CEO Special Award RSRs scheduled to vest within 12 months following termination will continue to vest on schedule; remaining portions will be forfeited
•Portion of CEO Special Award options scheduled to vest within 12 months following termination will continue to vest on schedule; remaining portions will be forfeited; options (vested as of date of termination or that vest after) are exercisable for 2 years after vesting (if termination occurs before July 31, 2031), or until expiration if termination occurs thereafter

Voluntary With Good Reason	•Mr. Rivas’ Buyout RSRs continue to vest on schedule •All other PSAs, RSRs, CEO Special Award RSRs and options will be forfeited

Disability, Divestiture, or Affiliate Change in Control
•Continued vesting on schedule of PSAs, subject to (i) ROTCE, TSR, and NOL performance, (ii) forfeiture provisions, and (iii) compliance with covenants; Covenants may include (a) non-solicitation of employees and customers and (b) non-disclosure of trade secrets and other confidential information
•For RSRs and CEO Special Award RSRs, continued vesting, subject to forfeiture provisions and the covenants noted above
•CEO Special Award unvested stock options continue to vest and become exercisable on the regular schedule; options (vested as of termination or that vest after) are exercisable for 2 years after vesting (if termination before July 31, 2031), or until expiration if termination occurs later

Death
•Immediate vesting of PSAs (at target, unless the final number earned is determinable because the termination occurs after the end of the performance period), subject to forfeiture provisions
•Immediate vesting of RSRs, subject to forfeiture provisions
•Immediate vesting of CEO Special Award RSRs
•Immediate vesting of CEO Special Award options
–If death occurs on or before July 31, 2031, options remain exercisable for 2 years after date of death
–If death occurs after July 31, 2031, options remain exercisable until expiration date (July 29, 2035)

Retirement (unless terminated for cause)
•Continued vesting on schedule of PSAs, subject to (i) ROTCE, TSR, and NOL performance, (ii) forfeiture provisions, and (iii) compliance with covenants that may include (a) non-solicitation of employees and customers, (b) non-disclosure of trade secrets and other confidential information, and (c) non-competition
•Continued vesting on schedule of all RSRs, subject to forfeiture provision and the covenants noted immediately above, other than CEO Special Award RSRs which are forfeited
•Unvested CEO Special Award stock options are forfeited; vested options exercisable for 2 years or until expiration

Other voluntary or involuntary termination (if not retirement eligible)
•PSAs, RSRs, and CEO Special Award RSRs forfeit immediately
•Unvested CEO Special Award options (voluntary termination): forfeited immediately; vested options can be exercised for 2 years after termination (if before July 31, 2031), or until expiration if termination occurs thereafter
•Unvested CEO Special Award options (involuntary termination for Cause): all options (vested and unvested) expire immediately upon receipt of notice of termination

See Compensation Policies and Practices in our CD&A for a description of our equity award Clawback Policies.

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Executive Compensation
3.The values shown in the table for the RSRs include the value of the 2023 PSAs, for which the performance period was completed on December 31, 2025. For the 2024 and 2025 PSAs, (i) for death, awards are valued at target pursuant to the terms of the applicable award agreements; and (ii) for disability, certain involuntary terminations, or voluntary retirement, awards are valued at the maximum level of performance achievement as of December 31, 2025. However, because the applicable performance period for each of these awards has not yet been completed, the actual number of 2024 and 2025 PSAs earned will depend on our Company’s level of ROTCE performance and TSR performance over the performance period for each award including reduction for NOL, forfeiture provisions, and compliance with covenants. Each award may also be credited additional dividend equivalents, as described in footnote (6) of the Outstanding Equity Awards at Fiscal Year-End table.
4.Under the LTIP, effective April 2022, certain involuntary terminations include terminations due to displacement and receipt of a lump sum severance benefit, placement on a leave that results in receipt of severance benefits, or a termination associated with an affiliate change in control.
5.Under the LTIP, retirement generally occurs when an NEO has reached the earliest of (a) age 55 with 5 completed years of service or (b) 80 points (with one point credited for each completed age year and one point credited for each completed year of service). As of December 31, 2025, none of our NEOs, other than Mr. Scharf, met this definition of retirement.
Under our Chair/CEO Post-Retirement Policy, Mr. Scharf is entitled to receive, for two years following his retirement, subject to approval of our Board and HRC, office space, administrative assistance, and a part-time driver, provided he remains available for management consultation and continues to represent us with our customers, community, and employees during this period. The value of benefits provided under this policy would depend on Mr. Scharf’s use of the same.
CEO Pay Ratio and Median Employee Annual Total Compensation
CEO Pay Ratio
For 2025, the annual total compensation of Mr. Scharf, our CEO, was $94,522,642, as reported in the Summary Compensation Table. The estimated annual total compensation of the median Wells Fargo employee (other than our CEO) was $82,044. As such, our CEO’s total annual compensation was approximately 1,152 times that of the estimated annual total compensation of the median Wells Fargo employee in 2025.

CEO annual total compensation	$94,522,642
Median Employee estimated annual total compensation	$82,044
Ratio of CEO annual total compensation to Median Employee estimated annual total compensation	1,152:1
Median Employee Total Annual Compensation Methodology
To identify the estimated total annual compensation of the median Wells Fargo employee other than our CEO:
•We prepared a database including the total gross amount of salary, wages, and other non-equity compensation (which depending on the individual could include items such as holiday and other paid time off, overtime pay, shift differentials), as reflected in our payroll records for 2025, for our global workforce (other than our CEO) as of December 31, 2025. As needed, amounts were converted from local currency to U.S. dollars.
•We annualized the compensation of all permanent employees who were newly hired during 2025.
•We calculated the median gross pay (as described in the first bullet above) and selected the median employee. In addition to the median employee, we selected four employees immediately above and four employees immediately below to further analyze and validate the median employee determination. For the nine employees, we combined all of the elements of each employee’s compensation for 2025 to calculate total compensation with the same methodology used to calculate the “Total” column of the 2025 Summary Compensation Table in accordance with SEC rules and regulations, and used only the single median employee’s total compensation for use in this calculation.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

2026 Proxy Statement	83

Executive Compensation
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to the Compensation Discussion and Analysis.

Year (a)	Summary Compensation Table Total for PEO[1] (b)	Compensation Actually Paid to PEO[2] (c)	Average Summary Compensation Table Total for Non-PEO NEOs[3] (d)	Average Compensation Actually Paid to Non-PEO NEOs[4] (e)	Value of Initial Fixed $100 Investment Based On:		Net Income (millions)[7] (h)	ROTCE[8] (i)
					Total Shareholder Return[5] (f)	Peer Group Total Shareholder Return[6] (g)
2025	$94,522,642	$136,245,977	$15,289,047	$24,191,867	$347	$196	$21,338	15%
2024	$30,313,559	$70,403,899	$19,390,030	$28,805,742	$256	$148	$19,722	13%
2023	$25,966,198	$36,448,161	$11,930,209	$17,586,984	$174	$108	$19,142	13%
2022	$24,642,526	$15,956,505	$12,217,547	$9,792,515	$142	$109	$13,182	9%
2021	$21,350,906	$46,809,640	$9,852,063	$17,287,555	$161	$138	$21,548	15%
1.The dollar amounts reported in column (b) are the amounts reported for Mr. Scharf, our CEO (referred to in the table and related information as the “PEO” or principal executive officer), for each corresponding year in the Total Compensation column of the Summary Compensation Table. Refer to the 2025 Summary Compensation Table.
2.The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Scharf, as computed in accordance with Item 402(v) of Regulation S-K and do not reflect the total compensation actually realized or received by Mr. Scharf. In accordance with these rules, these amounts reflect total compensation as set forth in the Summary Compensation Table, adjusted as shown below for 2025. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

Compensation Actually Paid to PEO	2025
Summary Compensation Table Total	$94,522,642
Less, value of Stock Awards reported in Summary Compensation Table	-$51,938,278
Less, value of Option Awards reported in Summary Compensation Table	-$29,988,820
Less, Change in Pension Value reported in Summary Compensation Table	$0
Plus, year-end fair value of outstanding and unvested equity awards granted in the year	$96,789,114
Plus (less), year over year change in fair value of outstanding and unvested equity awards granted in prior years	$24,829,214
Plus, fair value as of vesting date of equity awards granted and vested in the year	$0
Plus (less), year over year change in fair value of equity awards granted in prior years that vested in the year	$2,032,105
Less, prior year-end fair value for any equity awards forfeited in the year	$0
Plus, pension service cost for services rendered during the year	$0
Compensation Actually Paid to Mr. Scharf	$136,245,977
3.The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Scharf) in the Total Compensation column of the Summary Compensation Table in each applicable year. The names of each of the NEOs included for these purposes in each applicable year are as follows: (i) for 2025, Michael Santomassimo, Fernando Rivas, Kleber Santos, Ellen Patterson (ii) for 2024, Michael Santomassimo, Jonathan Weiss, Fernando Rivas, Bridget Engle; (iii) for 2023, Michael Santomassimo, Jonathan Weiss, Scott Powell, Barry Sommers; (iv) for 2022, Michael Santomassimo, Jonathan Weiss, Mary Mack, Scott Powell; and (v) for 2021, Michael Santomassimo, Scott Powell, Jonathan Weiss, Ather Williams III.
4.The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Scharf), as computed in accordance with Item 402(v) of Regulation S-K. In accordance with these rules, these amounts reflect total compensation as set forth in the Summary Compensation Table, adjusted as shown below for 2025. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.

84	Wells Fargo & Company

Executive Compensation

Average Compensation Actually Paid to Non-PEO NEOs	2025
Average Summary Compensation Table Total	$15,289,047
Less, average value of Stock Awards reported in Summary Compensation Table	-$8,168,047
Less, average Change in Pension Value reported in Summary Compensation Table	$0
Plus, average year-end fair value of outstanding and unvested equity awards granted in the year	$9,772,025
Plus (less), average year over year change in fair value of outstanding and unvested equity awards granted in prior years	$6,517,840
Plus, average fair value as of vesting date of equity awards granted and vested in the year	$0
Plus (less), average year over year change in fair value of equity awards granted in prior years that vested in the year	$781,002
Less, average prior year-end fair value for any equity awards forfeited in the year	$0
Plus, average pension service cost for services rendered during the year	$0
Average Compensation Actually Paid to Non-PEO NEOs	$24,191,867
5.Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period (assuming dividend reinvestment stock splits, reverse stock splits, and other extraordinary transactions) and the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is the closing price on December 31, 2020.
6.The peer group used for this purpose is the KBW Nasdaq Bank Index.
7.The amounts reported are from the Company’s audited financial statements for the applicable year.
8.ROTCE is a non-GAAP financial measure. For additional information, including a corresponding reconciliation to GAAP financial measures, see Notes on Non-GAAP Financial Measures on page 130.

2026 Proxy Statement	85

Executive Compensation
Relationship of Information Presented in the Pay Versus Performance Table and Financial Measures
As described in more detail in the CD&A, the Company’s executive compensation program reflects a pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with “compensation actually paid.”
The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are: (1) ROTCE; (2) Total Revenue; and (3) Efficiency Ratio. Each of these performance measures is included in the evaluation of Company performance as part of the variable compensation program, and PSAs carry performance requirements tied to relative and/or absolute ROTCE. In accordance with SEC rules, the Company is providing the following charts to reflect the relationships between the information presented in the Pay Versus Performance table.
Compensation Actually Paid vs. TSR1

■	Compensation Actually Paid to PEO	■	Average Compensation Actually Paid to NEOs (excluding PEO)	■	Wells Fargo TSR	■	Peer Group TSR
Compensation Actually Paid vs. Net Income

■	Compensation Actually Paid to PEO	■	Average Compensation Actually Paid to NEOs (excluding PEO)	■	Net Income
Compensation Actually Paid vs. ROTCE

■	Compensation Actually Paid to PEO	■	Average Compensation Actually Paid to NEOs (excluding PEO)	■	ROTCE
1.Cumulative Total Shareholder Return (TSR) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end of each fiscal year shown and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. The beginning of the measurement period for each year is the closing price on December 31, 2020.

86	Wells Fargo & Company

Executive Compensation

Item 3

Proposal to Amend and Restate the Company’s 2022 Long-Term Incentive Plan

Our Board recommends that you vote FOR the proposal to amend and restate the Company’s 2022 Long-Term Incentive Plan.

Introduction
On February 24, 2026, the Board approved an amendment and restatement (Plan Restatement) of our 2022 LTIP. The primary purposes of the Plan Restatement are to (i) increase the number of shares of our common stock available for awards under the 2022 LTIP by an additional 45 million shares and (ii) extend the term of the 2022 LTIP to the tenth anniversary of the 2026 Shareholder Meeting. The Plan Restatement also makes certain clarifying and other changes to the terms of the 2022 LTIP. The Plan Restatement will not take effect unless shareholders approve it at the 2026 Shareholder Meeting.

Share Increase	Plan Extension
45 million shares	10 years

Approval Standard
To be approved, Item 3 requires approval by a majority of the votes cast on this Item. Abstentions and broker non-votes will have no effect on this proposal.
Shares Available Under the 2022 LTIP
If shareholders approve the Plan Restatement, the maximum number of shares that may be issued under the 2022 LTIP on or after February 10, 2026, assuming no cancellation or forfeiture of outstanding awards, will be 87,803,670 shares. Assuming the maximum number of performance shares and including dividend equivalents accrued through February 10, 2026 on RSRs and on the maximum number of PSAs, 62,312,569 shares are subject to outstanding awards as of February 10, 2026, 42,803,670 shares are available for but not yet subject to a grant or award as of February 10, 2026, and an additional 45 million shares will be authorized by the Plan Restatement.
Potential Dilution and Burn Rate
Based on 3,085,371,089 shares of our common stock outstanding as of February 10, 2026, if all 62,312,569 shares subject to outstanding awards and all 42,803,670 shares available for future awards are ultimately issued, the shareholder dilution would be approximately 3.4%. If all of the additional 45 million shares authorized by the Plan Restatement are also ultimately issued, the shareholder dilution would increase by 1.5% to approximately 4.9%. On March 2, 2026, the closing market price of our common stock was $82.58 per share.
Our rate at which we grant equity awards relative to shares of our common stock outstanding (sometimes referred to as “burn rate”) was below the median burn rate for our Labor Market Peer Group on a three-year average basis. Our three-year average burn rate was 0.86%, compared to the median burn rate for our Labor Market Peer group of 0.99%.

2026 Proxy Statement	87

Executive Compensation
Summary of Equity Plan Information (as of February 10, 2026)
The information included in this Proxy Statement and our Fiscal Year 2025 Annual Report is updated by the following information regarding our outstanding equity awards and shares available for future awards under the Company’s existing equity compensation plans as of February 10, 2026 (except as otherwise noted):

Total number of stock options outstanding[1]	1,046,000
Total number of full-value awards outstanding (includes RSRs and PSAs)[2]	62,312,569
The number of shares remaining available for future grants under the 2022 LTIP reflects performance share awards at maximum payout	42,803,670
Total shares of common stock outstanding as of the Record Date	3,074,954,752
1.The weighted-average exercise price and weighted-average remaining term of the stock options outstanding as of February 10, 2026 was $82.65 and 9.48 years, respectively. The Company did not have any stock appreciation rights (SARs) outstanding as of February 10, 2026.
2.The number of shares of outstanding performance share awards assumes payout at the maximum level achievement.
3.Represents the total number of shares remaining available for future grant under the 2022 LTIP reflecting performance share awards at maximum payout. Excludes 1,374,387 and 133,687 shares remaining available for future grants under our Deferred Compensation Plan and Non-Qualified Deferred Compensation Plan for Independent Contractors, respectively, as of February 10, 2026, both of which are value-neutral plans. We also had 64,603 shares remaining available for future grants under our Directors’ Deferral Plan as of February 10, 2026. Wells Fargo did not have any other active equity compensation plan as of February 10, 2026.
Purpose of the 2022 LTIP
Equity awards are a cornerstone of our approach to aligning compensation with shareholder interests. The 2022 LTIP is a critical component of our pay-for-performance program, reinforcing our commitment to rewarding results. The purpose of the 2022 LTIP is to attract, retain and reward employees, officers and directors, and to motivate them to achieve Company goals and to drive sustained shareholder value. Our Board believes that equity awards not only attract, retain, and motivate top talent but also ensure that employee interests remain directly aligned with those of our shareholders. Certain employees receive a portion of their annual incentive compensation as RSRs. RSRs were also a significant component of the broad-based awards we provided in 2025 to eligible employees in recognition of their dedication and contributions to Wells Fargo in reaching the essential milestones that led to the removal of the asset cap. Eligible employees generally received a special $2,000 award, for most in the form of RSRs under the 2022 LTIP. In addition, our executive officers receive equity awards under the LTIP as described in the Compensation Discussion & Analysis. Equity awards granted to employees are subject to cancellation and clawback features which encourage appropriate behavior and manage risk in our compensation program; these features are described under Compensation Policies and Practices.

88	Wells Fargo & Company

Executive Compensation
Shareholder-Aligned Plan Features
We designed our 2022 LTIP to include features that are aligned with the interests of shareholders and to promote sound governance. The table below sets forth a summary of these best-in-class provisions.

1-Year Minimum Vesting for 95% of Shares Subject to the Plan Exceptions for change-in-control or termination of employment due to death, disability, or retirement	No “Evergreen” Provision All requests for additional shares under the 2022 LTIP require shareholder approval (i.e., no automatic increase in the number of shares available under the plan)
Non-Employee Director Compensation Limit
Non-employee directors may not receive more than $750,000 annually ($1,500,000 limit for the Chair of the Board or Lead Independent Director), inclusive of both cash and equity compensation

No Discounted Options or Reload Options
Stock options must be granted with an exercise price at or above fair market value on the day of grant, and no additional options may be granted upon exercise of previously issued options

Double-Trigger Change-in-Control Vesting A change-in-control does not trigger vesting of awards unless awards are neither assumed nor substituted by the buyer	No Excise Tax Gross-Ups No gross-up payments to offset any excise tax expenses	10-Year Max Term for Options and SARs No stock option may be exercised more than 10 years after grant	No Payment of Dividends Prior to Vesting Dividends and dividend equivalents are subject to the same restrictions and vesting as the underlying award

Shareholder-Aligned Plan Practices
In addition to shareholder-aligned plan features, the Company maintains specific policies outside of the 2022 LTIP which help to promote the interests of shareholders and hold employees accountable as appropriate, which are set forth below.
Stock Ownership Requirements
We require our non-employee directors and the members of our Operating Committee, including our executive officers, to own shares of our common stock. The Board has adopted robust stock ownership policies for our directors, as summarized in Director Stock Ownership Policy, and Operating Committee members, as summarized in Stock Ownership Policy.
Clawback and Forfeiture Policy
In addition to our Mandatory Clawback Policy, the Company has a robust Clawback and Forfeiture Policy which serves to discourage employees (including our NEOs) from taking unnecessary or inappropriate risks that would adversely impact our Company or harm our customers. This policy applies to a broad set of incentive compensation including all time-based equity awards. More information regarding the Clawback and Forfeiture Policy is provided under Compensation Policies and Practices.
Description of the 2022 LTIP
The following is a summary description of the 2022 LTIP as amended and restated by the Plan Restatement, the full text of which is included at the end of this Proxy Statement as Appendix A. Shareholders are urged to read the Plan Restatement, as this summary of the material terms is qualified in its entirety by reference to the text of the Plan Restatement set forth in Appendix A.

2026 Proxy Statement	89

Executive Compensation
Plan Term
The 2022 LTIP became effective on April 26, 2022 (Effective Date) following its approval by the Company’s shareholders at the 2022 annual meeting of shareholders. If the Plan Restatement is approved, awards may be granted pursuant to the Plan Restatement until the tenth anniversary of the 2026 Shareholder Meeting (other than incentive stock options, which may not be granted after February 24, 2036), and awards granted before that time may extend beyond that date in accordance with their terms. If the Plan Restatement is not approved, the 2022 LTIP will expire instead on the tenth anniversary of the Effective Date as to new awards, although awards granted prior to such date may continue in accordance with their terms.
Shares Authorized
If shareholders approve the Plan Restatement, a total of 87,708,557 shares would be issuable under the 2022 LTIP after its approval. In addition, any shares subject to awards that were outstanding under the LTICP on the Effective Date that were subsequently canceled, forfeited, expired, or settled in cash will again become available for issuance under the Plan Restatement. The number of shares available for issuance under Plan Restatement is not reduced with respect to shares attributable to awards that have been canceled, expired, forfeited or settled in cash, substitute awards granted in connection with a transaction, or, except in the case of stock options and SARs, shares withheld or tendered to satisfy tax withholding liabilities arising from an award.
Committee
The 2022 LTIP is administered by the HRC with respect to awards granted to employees and by the GNC with respect to awards granted to non-employee directors, or by such other committee of one or more individuals appointed by the HRC or the Board from time to time (Committee).
Eligibility
Employees, directors, and certain former employees (with respect to certain compensation earned while employed) selected by the Committee are eligible to become participants in the Plan Restatement. As of December 31,2025, 13 non-employee directors and approximately 205,000 employees were eligible to be selected for participation in the plan.
Awards to Directors
The Committee determines all awards to non-employee directors and such awards are not subject to management’s discretion. From time to time, the Committee sets the amount and the type of award that will be granted to non-employee directors on a periodic and nondiscriminatory basis. The Committee may grant additional awards to non-employee directors, also on a periodic and nondiscriminatory basis, based on one or more of the following criteria: (i) service as the chair of a Board committee; (ii) service as the Chair of the Board or Lead Independent Director; (iii) the number and/or type of Board committees on which a director serves; or (iv) initial selection or appointment to the Board.
The 2022 LTIP includes an annual limit for each non-employee director’s total compensation. The total annual compensation earned by any non-employee director, inclusive of cash compensation and amounts granted under the Plan Restatement (valued based on their accounting grant date value), may not exceed $750,000, except that in the case of the Chair of the Board or Lead Independent Director, the limit is $1,500,000.
Administration
Subject to the provisions of the Plan Restatement, the Committee has the power to take all actions with respect to the administration of the Plan Restatement including, without limitation:
•Determine which eligible individuals, if any, awards may be granted to, and the timing of any such awards;
•Grant awards to eligible individuals and determine the terms and conditions of such awards (which need not be identical), including the number of shares subject thereto and the exercise or purchase price thereof, and the circumstances under which awards become exercisable, vested, forfeited or expired;
•Determine the extent to which any performance criteria or other conditions have been satisfied;

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•Determine the appropriate adjustment, if any, as a result of any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, stock dividend, or similar transactions or changes in the number or kind of outstanding shares or any stock or other securities into which such shares may be exchanged;
•Subject to the Plan Restatement’s prohibitions on repricing, make adjustments in recognition of unusual or infrequently occurring events or changes in applicable laws (including non-U.S. laws), regulations, or accounting principles in order to prevent dilution or enlargement of benefits; and
•Interpret and construe the Plan Restatement and the terms and conditions of any award granted thereunder, and make exceptions to any such provisions in good faith and for the benefit of the Company.
The Committee may delegate certain of its authorities under the Plan Restatement, including the authority to grant awards to employees who are not subject to Section 16 reporting requirements, to one or more officers or employees of the Company.
Award Types
Under the Plan Restatement, the Committee may grant awards in the following forms: stock options, SARs, restricted stock, RSRs, performance shares, performance units, and stock awards.
Restricted Stock, RSRs and Stock Awards
An award of restricted stock consists of a specified number of shares of our common stock that are subject to restrictions on transfer, conditions of forfeiture, and any other terms and conditions for periods determined by the Committee. Prior to the termination of the restrictions, a participant may vote the restricted stock unless the Committee determines otherwise but may not sell or otherwise transfer the shares. Dividends or distributions paid with respect to unvested restricted stock are subject to the same restrictions and vesting schedule as the underlying restricted stock. Dividends or distributions may be accumulated but may not be paid with respect to unvested restricted stock unless and until the vesting conditions are satisfied. The Committee may also make stock awards of common stock without restrictions except that such awards to employees can be made only if in lieu of salary, cash bonus, or other cash compensation.
An award of RSRs entitles a participant to receive a specified number of shares of our common stock upon the expiration of a stated vesting period. It may also include the right to dividend equivalents, to the extent provided by the Committee, which may not be paid with respect to unvested RSRs unless and until the vesting conditions are satisfied although they may be accumulated until such time. Dividend equivalents with respect to unvested RSRs are subject to the same restrictions and vesting schedule as the RSRs to which the dividend equivalents relate. Unless the Committee determines otherwise, after an RSR vests, the shares of common stock specified in the award will be issued to the participant, and upon such issuance, the participant may vote the shares of common stock. Until the vesting period applicable to an RSR award expires and the shares are issued, the participant also may not transferor encumber any interest in the RSRs or in any related dividend equivalents.
The Committee has discretion to determine the terms of any award of restricted stock or RSRs, including the number of shares subject to the award (subject to the Plan Restatement’s stated limits), and the minimum period over which the award may vest; provided that, subject to acceleration due to a change-in-control or the participant’s death, disability, or retirement, and subject to a limited pool of awards (up to 5% of the aggregate number of shares available under the Plan Restatement not subject to these restrictions, referred to as “shorter vesting awards,” (i) in no event may the grant, issuance, retention, vesting, and/or settlement of shares under an award of RSRs that is based on the level of achievement versus performance criteria be subject to a performance period of less than one year; and (ii) no condition that is based solely upon continued employment or the passage of time may provide for vesting or settlement in full of an award of RSRs over a term of less than one year from the date of grant (or, for non-employee director awards the period from one annual meeting to the next). These limitations do not apply to either shorter vesting awards or awards of RSRs granted in lieu of salary, cash bonus, or other cash compensation.
Performance Shares and Performance Units
A grant of performance shares or performance units entitles a participant to receive cash, common stock (which may be in the form of restricted stock or RSRs), or a combination of both, based on the degree of achievement of pre-established performance criteria over a performance period of one to five years, as determined by the Committee. The Committee has discretion to determine the terms of any award of performance shares or performance units, including the maximum amount payable (subject to the Plan Restatement’s stated limits), the performance period, which must be a period of

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between one and five years, performance criteria (which may be based on Company, group, unit, individual or other performance), and level of achievement versus these criteria, the timing of any payment, restrictions on an award of performance shares or performance units prior to actual payment, forfeiture provisions, and any other terms and conditions consistent with the Plan Restatement.
The Committee may establish performance criteria and the level of achievement versus such criteria that determines the number of shares of common stock to be granted, retained, vested, issued, or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on Company, group, unit, individual or other performance. Notwithstanding satisfaction of any performance criteria, the number of shares issued under or the amount paid under an award may be modified by the Committee in accordance with the applicable award agreement.
Stock Options
Stock options may be granted under the Plan Restatement as non-qualified stock options or incentive stock options. Stock options must be granted with an exercise price of at least fair market value of the stock on the day of grant, and incentive stock options may not be granted to non-employee directors or former employees. Stock options may be exercised during a period of time fixed by the Committee, except that (i) stock options may not become fully or partially vested until at least one year after the date of grant (except upon a change-in-control or termination of employment due to death, disability, or retirement); and (ii) no stock option may be exercised more than ten years after the date of grant. Otherwise, the Committee has discretion to determine the number of shares subject to an option (subject to the Plan Restatement’s stated limits), the vesting, expiration, and forfeiture provisions for options, the restrictions on transferability of an option, and any other terms and conditions otherwise consistent with the Plan Restatement. The exercise price of an option may be paid through various means acceptable to the Committee, including in cash or, to the extent allowed by the Committee, by delivering (either physically or by attestation) previously owned shares or by delivering to us the proceeds of shares of our common stock issuable under an option or by other methods approved by the Committee. The Plan Restatement prohibits repricing stock options without shareholder approval, including by exchanging stock options for other forms of awards under the Plan Restatement.
Stock Appreciation Rights
A SAR entitles a participant to receive a payment, in cash, common stock, or a combination of both, equal to the difference between the fair market value of our common stock at the time of exercise and the exercise price of the award, which may not be lower than the fair market value of our common stock on the day of grant. SARs may be exercised up to ten years after the grant date, as determined by the Committee. SARs are generally subject to the same terms and limitations as options. Accordingly, the Plan Restatement prohibits re-pricing SARs without shareholder approval, including by exchanging SARs for other forms of awards under the Plan Restatement.
Minimum Vesting Requirement
All awards under the Plan Restatement are subject to a one-year minimum vesting requirement except that Restricted Stock, Stock Awards, and RSRs may vest prior to one year, but only if the aggregate number of shares so awarded does not exceed 5% of the aggregate number of shares under the Plan Restatement. In addition, awards may accelerate within one year of grant, but only if such acceleration is the result of a change in control or a participant’s death, disability, or retirement. For non-employee director awards the period from one annual meeting to the next is deemed to meet the one-year minimum requirement.
Transferability
Awards are generally not transferable or assignable unless provided otherwise by the Committee with respect to certain specified family-related transfers.
Amendment and Termination
The Board, the HRC, and the GNC each have the authority to modify, suspend, or terminate the Plan Restatement but may not, without prior approval of our shareholders, make any change that reduces the exercise price of or reprices outstanding stock options or SARs or that otherwise requires shareholder approval under applicable law or NYSE listing requirements.

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Existing Plan Benefits
Since the initial approval of the 2022 LTIP in 2022 through February 10, 2026, the only grant of options under the 2022 LTIP was as part of the CEO Special Award. On July 29, 2025, Mr. Scharf was granted options under the 2022 LTIP covering 1,046,000 shares of our common stock at an exercise price of $82.65 (closing stock price on the date of grant), as further described in CEO Special Award Granted to Charles W. Scharf. No individual other than Mr. Scharf has received options under the 2022 LTIP.
Additional information about the 2022 LTIP and other plans pursuant to which awards in the form of shares of our common stock may be made to directors and employees in exchange for goods or services is provided under Equity Compensation Plan Information.
Future Grants
No grants have been made that are contingent on our shareholders’ approval of the Plan Restatement. Awards that may be granted in the future under the 2022 LTIP as amended by the Plan Restatement are within the discretion of the Committee and, accordingly, are not yet determinable. Consequently, it is not possible to determine the future benefits that might be received by participants under the Plan Restatement amended by the Plan Restatement.
Please refer to the 2025 Grants of Plan-Based Awards Table on page 78 for information on awards granted in 2025 under the 2022 LTIP to our NEOs.
Certain Federal Income Tax Consequences
The following discussion of the U.S. federal income tax consequences of the Plan Restatement is intended to be a general summary of applicable U.S. federal income tax law as currently in effect. Foreign, state, and local tax consequences may differ and may be amended or interpreted differently during the term of the Plan Restatement or under awards granted thereunder. Because the federal income tax rules governing awards and related payments are complex and subject to frequent change, award holders are advised to consult their individual tax advisors.
Restricted Stock, RSRs, Performance Shares and Stock Awards
Grantees of restricted stock, RSRs, performance shares, or stock awards (to the extent such awards are unvested at the time of grant) do not recognize income at the time of the grant of such awards. However, when the award vests or is paid, as applicable, the grantee generally recognizes ordinary income in an amount equal to the fair market value of the stock at such time, and we will receive a corresponding deduction.
A participant could, within 30 days after the date of an award of restricted stock or stock awards (but not an award of RSRs or performance shares), elect to report compensation income for the tax year in which the award occurs. If the participant makes such an election, the amount of compensation income would be the value of the award at the time of grant. Any later appreciation in the value of the award would be treated as capital gain and realized only upon the sale of the stock subject to the award. If, however, the award is forfeited after the participant makes such an election, the participant would not be allowed any deduction for the amount earlier taken into income. Upon the subsequent sale of shares subject to the award, a participant would realize capital gain (or loss) in the amount of the difference between the sale price and the value of the shares previously reported by the participant as compensation income.
Performance Units and Cash
A participant will not have taxable income upon the grant of a contingent right to a performance unit or cash. Rather, taxation in connection with such an award will be postponed until it becomes payable. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.
Stock Options
A participant who is granted a stock option will not recognize income and we will not be allowed a deduction at the time the option is granted. When a participant exercises a non-qualified stock option, the difference between the exercise price and any higher market value of the stock on the date of exercise (stock option gains) will be ordinary income to the participant and will generally be allowed as a deduction for federal income tax purposes to Wells Fargo. The capital gain

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holding period of the shares acquired will begin one day after the date the stock option is exercised. When a participant disposes of shares acquired by the exercise of the option, any amount received that is in excess of the fair market value of the shares on the exercise date will be treated as short-term or long-term capital gain, depending upon the holding period of the shares. If the amount received is less than the market value of the shares on the exercise date, the loss will be treated as short-term or long-term capital loss, depending upon the holding period of the shares.
When a participant exercises an incentive stock option while employed by us or within the three-month period (one-year period, in the case of disability) after his or her employment ends, the participant will not recognize any ordinary income at that time. However, any excess of the fair market value of the shares acquired by such exercise over the exercise price will be an item of tax preference for purposes of any federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are disposed of more than two years after the date of grant and one year after the date of transfer of the shares to the participant (statutory holding periods), any sale proceeds that exceed the total exercise price of these shares will be long-term capital gain. Except in the event of the optionee’s death, if the shares are disposed of prior to the expiration of the statutory holding periods, referred to as a “disqualifying disposition,” generally, the amount by which the fair market value of the shares at the time of exercise exceeds the total exercise price will be ordinary income. If a disqualifying disposition occurs, we will generally be entitled to a federal tax deduction for a similar amount.
Stock Appreciation Rights
The grant of a SAR is generally not a taxable event for a participant. Upon exercise of the SAR, the participant will generally recognize ordinary income equal to the cash or the fair market value of any shares received. We will generally be entitled to a tax deduction at the same time for the same amount. The participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains (or losses) will be treated as short-term or long-term capital gains (or losses), depending upon the holding period of the shares.
Tax Withholding
In connection with awards granted under the 2022 LTIP, we may withhold from cash otherwise payable to a participant or require a participant to remit to us an amount sufficient to satisfy federal, state, local and foreign withholding taxes. To the extent specified by the Committee, tax withholding obligations may be satisfied by withholding shares to be received upon exercise of an option or SAR, the vesting of restricted stock, performance shares, or stock awards, or the payment of an RSR or performance unit, or by delivery to us of previously owned shares of Company common stock.
Certain Other Tax Provisions
Section 162(m) of the Internal Revenue Code (IRC) limits the otherwise allowable deduction for compensation during a calendar year paid to certain covered employees and generally limits the otherwise allowable deduction to $1,000,000 for such individuals. If an award granted under the Plan Restatement is determined to be nonqualified deferred compensation subject to Section 409A of the IRC, certain requirements must be satisfied (including rules regarding distribution timing, deferral elections, and acceleration of benefits). If an award is determined to be nonqualified deferred compensation and does not satisfy the requirements of Section 409A of the IRC, a participant may be subject to tax consequences, including current taxation of all or a portion of the deferred compensation and earnings thereon (regardless of when the compensation is paid), interest at the IRS underpayment rate plus 1%, and an additional 20% federal tax. The Company intends that all awards granted under the Plan Restatement either be exempt from or comply with Section 409A of the IRC.

Item 3 – Approve the Proposal to Amend and Restate the Company’s 2022 Long-Term Incentive Plan
Our Board recommends that you vote FOR the proposal to amend and restate the Company’s 2022 Long-Term Incentive Plan.

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Equity Compensation Plan Information
The following table provides information about our equity compensation plans in effect on December 31, 2025, separately aggregated for plans approved by shareholders and for plans not approved by shareholders. A description of the material features of each equity compensation plan not approved by shareholders follows the table. All outstanding awards relate to shares of our common stock. Information is as of December 31, 2025, unless otherwise indicated.
Equity Compensation Plan Information

	(a)		(b)	(c)
Plan category	# of shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights(1)	# of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	66,333,868	(2)	$82.65	58,319,451	(3)
Equity compensation plans not approved by security holders	3,565,570	(4)	N/A	1,641,384	(5)
Total	69,899,438		82.65	59,960,835
1.Does not reflect RSRs, restricted share units, PSAs or deferred compensation benefits because they have no exercise price.
2.For the 2022 LTIP and its predecessor the LTICP, consists of 60,207,668 shares subject to RSRs, 1,046,000 shares subject to options and a maximum of 4,397,985 performance shares. For the Supplemental 401(k) Plan, consists of 682,215 shares issuable upon distribution of benefits.
3.We could have issued the number of shares of our common stock indicated in the following table pursuant to any of the award types listed for the plan or, if indicated for the plan, pursuant to distributions of deferred compensation benefits. No information is provided for the LTICP because no future awards will be made under this plan.
4.Consists of 192,030 shares issuable upon distribution of deferred stock awards, and 132,571 shares issuable upon distribution of deferred compensation benefits under the Directors Plan, 266 shares issuable upon distribution related to the Norwest Corporation Directors’ Formula Stock Award Plan, and shares of common stock issuable upon distribution of deferred compensation benefits .
5.We could have issued the number of shares of our common stock indicated in the table below captioned “Plans not approved by security holders” pursuant to distributions of deferred compensation benefits. No information is provided for the Norwest Corporation Directors’ Formula Stock Award Plan because no future awards or deferrals will be made under this plan and because column (a) reflects all shares issuable under those plans upon exercise or distribution of outstanding awards or deferred compensation benefits.

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Plans approved by security holders	# of shares remaining available for future issuance under equity compensation plans (excluding # of shares to be issued upon exercise of outstanding options, warrants and rights)	Award types
2022 LTIP	56,658,423	Stock, restricted stock, RSRs, performance shares, performance units
Supplemental 401(k) Plan	1,661,028	Deferral distribution
Total	58,319,451
Plans not approved by security holders	# of shares remaining available for future issuance under equity compensation plans	Award types
Deferred Compensation Plan	1,441,517	Deferral distribution
Non-Qualified Deferred Compensation Plan for Independent Contractors	133,687	Deferral distribution
Directors Plan	66,179	Stock options, deferral distribution
Total	1,641,384
Material Features of Equity Compensation Plans Not Approved by Shareholders
Deferred Compensation Plan. Under the Deferred Compensation Plan, eligible employees may defer receipt of salary, bonuses and certain other compensation subject to the terms of the plan. Deferral elections are irrevocable once made except for limited re-deferral opportunities. We treat amounts deferred by a participant as if invested in the earnings options selected by the participant and determine the deferred compensation benefit payable to the participant based on the performance of those earnings options. The plan offers a number of earnings options, including one based on our common stock with dividends reinvested. We generally distribute amounts allocated to the common stock option in shares of common stock. Participants have no direct interest in any of the earnings options and are general unsecured creditors of the Company with respect to their deferred compensation benefits under the plan.
Non-Qualified Deferred Compensation Plan for Independent Contractors. Under the Non-Qualified Deferred Compensation Plan for Independent Contractors participants who performed qualifying investment or other financial services for participating affiliates as independent contractors were able to defer all or part of their eligible compensation payable to them by the affiliate subject to the terms of the plan. Deferral elections were irrevocable once made. Amounts deferred by a participant were treated as if invested in the earnings options selected by the participant, which determine the deferred compensation benefit payable to the participant. The plan offered a number of earnings options, including one based on our common stock with dividends reinvested. We generally distribute amounts allocated to the common stock option in shares of common stock. No future deferrals may be made under this plan and participants may no longer reallocate their existing account balances under the plan among different investment options. Shares remaining available for issuance under the plan consist of shares issuable as a result of amounts credited to participant accounts denominated in our common stock to reflect cash dividends paid on the common stock. The plan is sponsored by a wholly owned subsidiary, WF Deferred Compensation Holdings, Inc. We have guaranteed its obligations under the plan. Participants have no direct interest in any of the earnings options and are general unsecured creditors of the plan sponsor and the Company with respect to their deferred compensation benefits under the plan.

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Directors’ Deferral Plan. Under the Directors Deferral Plan, a non-employee director may elect to defer all or part of his or her annual retainer, meeting fees, 2022 LTIP stock awards, and any other compensation deemed eligible for deferral under the deferral program by the Board prior to the deferral year. The annual retainer and meeting fees may be deferred into either an interest-bearing cash account or phantom shares of our common stock. All other deferrals may be made only into phantom shares of our common stock. Dividend reinvestment share equivalents are credited in phantom shares of common stock to reflect dividends paid on our common stock. The plan allows a participant, while still a member of the Board, to elect one time to postpone commencement of distribution of his or her account, subject to a number of conditions. Participants have no direct interest in any of the earnings options and are general unsecured creditors of the Company with respect to their deferred compensation benefits under the plan.
Norwest Corporation Directors’ Formula Stock Award Plan. Under the Norwest Corporation Directors’ Formula Stock Award Plan we awarded shares of common stock to non-employee directors. The plan allowed participants to defer receipt of all or a portion of their awards, with dividends reinvested, until a future year or years as selected by the participants subject to the terms of the plan. Participants can elect one time to defer commencement of distribution of their deferral accounts if the election is made sufficiently in advance of the original distribution commencement date and the new distribution commencement date is sufficiently beyond the original distribution commencement date. Participants have no direct interest in the shares deferred under the plan and are general unsecured creditors of the Company with respect to payment of their deferred stock awards under the plan. No future stock awards or deferrals may be made under this plan.

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Item 4

Proposal to Ratify KPMG as the Company’s Independent Registered Public Accounting Firm for 2026

Our Board recommends that you vote FOR the proposal to ratify the appointment of KPMG as our independent registered public accounting firm for 2026.

The Audit Committee is responsible for the selection, compensation, retention, and oversight of the independent registered public accounting firm (independent auditor) appointed to audit our Company’s financial statements. The Audit Committee conducts a comprehensive annual review process to select and retain the Company’s independent auditor. In connection with its annual review and as discussed in the Audit Committee Report below, the Audit Committee considered various factors as part of its assessment of the qualifications, performance, and independence of the Company’s independent auditor.
The Audit Committee has appointed KPMG LLP as the Company’s independent auditor for the year ending December 31, 2026. As a matter of good corporate governance, the Board is requesting that our shareholders ratify KPMG’s appointment. KPMG served as our independent auditor for the year ended December 31, 2025, and KPMG or its predecessors have examined the financial statements of our Company and its predecessors since 1931. If shareholders do not ratify the appointment of KPMG, the Audit Committee will consider the shareholders’ action in determining whether to appoint KPMG as our independent auditor for 2027. Even if the selection of KPMG is ratified by shareholders, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. Representatives of KPMG will be present at the 2026 Shareholder Meeting to answer appropriate questions and to make a statement if they wish.
Audit Committee Report
Audit Committee Oversight Responsibilities
The Audit Committee’s purpose is to assist the Board in fulfilling its responsibilities to oversee:
•the integrity of the Company’s financial statements and the adequacy and reliability of disclosures to shareholders and bank regulatory agencies, including management activities related to accounting and financial reporting and internal controls over financial reporting;
•the qualifications and independence of the Company’s independent auditor and the activities and performance of the independent auditor and the Internal Audit function; and
•the Company’s compliance with legal and regulatory requirements.
For more information about the Audit Committee’s oversight responsibilities, see Board Committee Members and Oversight Responsibilities.

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Management’s Responsibilities
Management has primary responsibility for the Company’s financial statements and overall financial reporting process with respect to our financial statements and, with the assistance of our Internal Audit function, for maintaining adequate internal control over financial reporting for us and assessing the effectiveness of our internal control over financial reporting.
KPMG’s Role
The Company’s independent auditor is responsible for performing independent audits of our financial statements and our internal control over ﬁnancial reporting in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB). These audits serve as a basis for the independent auditor’s opinions included in the Company’s annual report to shareholders addressing whether the ﬁnancial statements fairly present our ﬁnancial position, results of operations, and cash ﬂows in conformity with U.S. generally accepted accounting principles and whether our internal control over financial reporting was eﬀective as of December 31, 2025. The Audit Committee’s responsibility is to monitor and oversee these processes.
Recommendation to Include the 2025 Financial Statements in the Form 10-K
The Audit Committee has reviewed and discussed the Company’s 2025 audited ﬁnancial statements and the assessment of the effectiveness of the Company’s internal control over financial reporting with management and KPMG. The Audit Committee has discussed with KPMG the matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including matters relating to the plan for and scope and conduct of the audit of the Company’s financial statements, as well as the Company’s critical and significant accounting policies and practices, the quality of those policies and practices, and the reasonableness of the Company’s critical accounting estimates and judgments. KPMG has provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with KPMG its independence from us. Based on this review and these discussions, the Audit Committee recommended to the Board that the Company’s audited ﬁnancial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025, for ﬁling with the SEC.
Annual Evaluation Process for Selecting Our Independent Auditor
In connection with its monitoring and oversight responsibilities, the Audit Committee prepares an assessment of KPMG that includes qualifications, activities, and performance of the Company’s independent auditor. In conducting its assessment and making its determination to appoint KPMG as the Company’s independent auditor for 2026, the Audit Committee considered the following information:
•KPMG’s expertise and industry experience, including KPMG’s demonstrated understanding of the ﬁnancial services industry and expertise with issues speciﬁc to global systemically important ﬁnancial institutions (G-SIFIs) both as a ﬁrm and compared to other major accounting ﬁrms, and its institutional knowledge of the breadth and complexity of the Company’s businesses, signiﬁcant accounting practices, and system of internal control over ﬁnancial reporting.
•Audit eﬀectiveness, including historical and recent performance, quality, and service on the Company’s audit; the quality of KPMG’s communications with the Audit Committee and management, including regarding audit quality and performance; the expertise of the lead audit partner; and the professionalism, exhibited professional skepticism, objectivity, integrity and trustworthiness of KPMG’s team (the Audit Committee’s assessment of KPMG’s performance is facilitated by holding regular executive sessions with each of KPMG and management, and periodic meetings with the Audit Committee Chair and KPMG between Audit Committee meetings).
•External data on audit quality and performance, including the results of PCAOB inspection reports on KPMG and KPMG’s Peer Review Reports on KPMG’s System of Quality Control, which involved the Audit Committee’s discussion with senior KPMG representatives regarding the results of such reports and reviews in comparison to other major accounting ﬁrms, and actions by KPMG to continue to enhance the quality of its audit practice.
•Reasonableness of KPMG’s fees, including KPMG’s fees as compared with fees charged to peer ﬁnancial institutions by KPMG and its peer accounting ﬁrms and relative to audit quality and efficiency.
•KPMG’s independence and tenure, including the rotation of the lead audit partner, concurring partner, and other key audit partners on the engagement team and KPMG’s policies regarding its independence and processes for maintaining its independence (including KPMG’s compliance with its internal policies and procedures), the limited non-audit services provided by KPMG, and the other items regarding KPMG’s tenure, independence, and engagement.

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How We Monitor and Oversee Our Auditor’s Independence
The Audit Committee also monitors and oversees controls designed to maintain KPMG’s independence, including:

Consideration of Regular Rotation of Independent Auditor and Oversight of Mandatory Audit Partner Rotation for Independence of Perspective in Audit Engagement
•As part of its review process, the Audit Committee considers whether there should be regular rotation of the independent auditor in order to help promote continuing auditor independence, including the advisability of and potential issues involved with selecting a different independent auditor. In evaluating KPMG’s independence, the Audit Committee takes into consideration the mandatory rotation of each of the lead audit partner and concurring partner on the engagement team every ﬁve years and the rotation of other key audit partners as required under applicable SEC rules and regulations.
•The Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit partner as part of its oversight activities. The Audit Committee believes the level of rotation within the audit engagement team is a key factor to help support the independence of perspective in connection with the audit engagement. During 2025, the Audit Committee performed oversight of the rotation of the lead audit partner, which became effective in 2026.
•The Audit Committee recognizes the significant value of (1) maintaining a fresh perspective with KPMG’s audit engagement while at the same time benefiting from KPMG’s extensive experience in the ﬁnancial services industry and with the breadth and complexity of the Company and our businesses, and (2) avoiding the potential risks associated with appointing a new independent auditor, including the management time commitment, costs, and inefficiencies involved with onboarding a new independent auditor.

Active Audit Committee Oversight of Independent Auditor
•The Audit Committee meets regularly with KPMG both with management and in executive session at its regularly scheduled meetings throughout the year. The Audit Committee Chair also meets separately with KPMG in between meetings as necessary and appropriate.

Limits on Non-Audit Services
•The Audit Committee exercises sole authority to approve all audit engagement fees and terms associated with the retention of KPMG and receives reporting from management on audit fee negotiations and performance against the audit plan. As discussed further below, the Audit Committee also has a strict policy in place that prohibits KPMG from providing certain non-audit services to Wells Fargo and requires all audit and permissible non-audit services provided by KPMG to be pre-approved by the Audit Committee.

KPMG’s Internal Processes and Procedures to Safeguard Independence
•KPMG maintains internal processes and procedures with respect to maintaining its independence as the Company’s independent auditor. The Audit Committee receives reporting and information quarterly from management and KPMG regarding KPMG’s independence and its compliance with its internal processes and procedures.

Audit Committee Determination
Based on the assessment described above, the Audit Committee and our Board believe that the continued retention of KPMG to serve as our independent auditor for 2026 is in the best interests of our Company and its shareholders.
Members of the Audit Committee:
Theodore F. Craver, Jr., Chair
Mark A. Chancy
CeCelia G. Morken
Ronald L. Sargent

100	Wells Fargo & Company

Audit Matters
Audit and Non-Audit Fees
KPMG Fees
We incurred the fees shown in the following table for professional services provided by KPMG for 2025 and 2024:

KMPG Audit Fees ($ in millions)	2025	2024
Audit Fees[1]	$52.9	$46.8
Audit-Related Fees[2]	2.6	2.8
Tax Fees[3]	2.2	1.9
All Other Fees[4]	0.1	0.0
Total	$57.8	$51.5
1.Audit Fees principally relate to the audit of our annual ﬁnancial statements, the review of our quarterly ﬁnancial statements included in our Quarterly Reports on Form 10-Q, and the audit of our internal control over ﬁnancial reporting. Audit fees also relate to services such as subsidiary and statutory audits, managed fund audits, registration activities (e.g., comfort letters and consent ﬁlings) and regulatory and compliance attest services.
2.Audit-Related Fees principally relate to audits of employee beneﬁt plans and review of internal controls for selected information systems and business units (Service Organization Control Reports).
3.Tax Fees principally relate to the preparation of tax returns, tax compliance services, tax planning and tax consultation services.
4.Other Fees relate to non-tax related advisory and consulting services.
Audit Committee Pre-Approval Policies and Procedures
Audit Committee policy requires all audit and permissible non-audit services provided by KPMG to be pre-approved by the Audit Committee.
How the Audit Committee Pre-Approves Services
There are three methods for how the Audit Committee may approve KPMG’s services:

1
On an annual basis, recurring services such as the audits of our annual ﬁnancial statements and internal control over ﬁnancial reporting and the review of our quarterly ﬁnancial statements are pre-approved. Preliminary fee levels will not exceed amounts pre-approved for these services in the preceding calendar year, and a subsequent reﬁnement of the actual fees incurred as a result of changes in the scope of services will be submitted to the Audit Committee for pre-approval. The Audit Committee or a designee must pre-approve changes in the scope of recurring services if they will result in fee increases in excess of a relatively small amount established by the Audit Committee prior to such additional services being provided by KPMG. Changes in the scope of pre-approved services with estimated costs less than that amount may be approved by the Chief Accounting Oﬃcer and Controller.

2
For a particular calendar year, speciﬁc types of audit, audit-related, advisory, consulting, or tax services that could arise with respect to that calendar year that were not already pre-approved as recurring services, subject to a fee cap for each category for that year. The Audit Committee also provided the Chief Accounting Oﬃcer with 2026 pre-approval authority for audit, audit-related, tax, and other services subject to annual fee caps for each category.

3	From time to time during the year, services that have neither been pre-approved as recurring services nor pre-approved pursuant to the categorical pre-approval described above, may be pre-approved.

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Audit Matters
In determining whether to pre-approve the provision by KPMG of a permissible non-audit service, the Audit Committee considers the facts and circumstances of the engagement, including other non-audit services provided by KPMG and the fees for those services, and whether the provision of the non-audit service by KPMG could impair the independence of KPMG with respect to Wells Fargo. The Audit Committee also considers whether KPMG is best positioned to provide the service because of its familiarity with our business, culture, accounting systems, risk proﬁle, and other factors, and whether there are alternatives reasonably available to us and the cost of those alternatives. The Audit Committee requires competitive bidding for services that are eligible for categorical pre-approval and services subject to individual pre-approval unless it is not warranted because of the facts and circumstances of the proposed engagement.
Delegation of Pre-Approval Authority
The Audit Committee has delegated pre-approval authority to designated Audit Committee members. Pre-approval by a designated Audit Committee member is used for time sensitive engagements. Pre-approval decisions by a designated Audit Committee member are reported to the full Audit Committee at a future meeting.

102	Wells Fargo & Company

Shareholder Proposals

Items 5 through 10

Shareholder Proposals

Our Board recommends that you vote AGAINST each shareholder proposal for the reasons set forth below each proposal.

Shareholders will vote on the following shareholder proposals (Items 5 through 10), if they are properly presented at our 2026 Shareholder Meeting and not previously withdrawn or otherwise excluded. The text of these proposals and supporting statements appear in the form in which we received them. The proposals may contain assertions about our Company that we believe are incorrect or reflect a misunderstanding of our business. We have not attempted to refute all inaccuracies.
In late 2025, the SEC stated that it would not respond to most company requests to exclude shareholder proposals for the 2025-2026 proxy season, and instead companies should notify the SEC of their intent to exclude any shareholder proposals from their proxy materials. Following this guidance, and as described in our SEC notification, we omitted from this Proxy Statement an additional shareholder proposal that was duplicative of a shareholder proposal that we received first, in order to avoid the confusion of having multiple proposals on the same topic in our proxy materials. Importantly, we have included the first proposal (Item 5), so shareholders will have an opportunity to vote on the topic at our 2026 Shareholder Meeting.
As we do every year, we have devoted substantial time and resources to reviewing, evaluating, and responding to shareholder proposals, including by engaging directly with proponents and our broader shareholder base to understand their views. Our Board is involved in this review and response, with Board committees reviewing shareholder proposals related to the matters they oversee. In assessing each shareholder proposal, we consider, among other things: relevance to our business; adequacy of our existing oversight, policies, disclosures and other practices; and alignment with the best interests of the Company and our shareholders. We also weigh the potential benefit of implementing the proposals against the significant resources that would be required to collectively address all shareholder proposals received: for example, the proposals included in our last three Proxy Statements together request that the Company:
•Develop (or commission a third party to prepare) more than 10 distinct reports, assessments or other new, granular disclosures, each covering a different topic in a particular manner, even if in our view our existing disclosures are sufficient, or the requested disclosures do not align with our approach on the matter;
•Establish two standalone Board-level committees, each addressing a single specific topic, even if in our view the Board provides appropriate oversight of the matter; and
•Take steps to adopt multiple, prescriptive amendments to our governing documents, even if in our view the changes would inappropriately interfere with the Board’s discretion, and in certain cases are unlikely to receive the requisite level of shareholder approval despite enhanced outreach efforts.
Overall, the shareholder proposal process requires considerable attention from our Board, senior management and subject matter experts across the Company, and we are mindful of the distinct costs – both financial and otherwise – that are required to assess, and would be required to implement, the dozens of proposals we have received over the last three years alone.
We provide the name and address of the lead proponent for each 2026 shareholder proposal included in this Proxy Statement, as well as the number or market value of shares held (if available). We will supply the name and address of, and number of shares held (if available) by any co-filer, upon oral or written request to our Corporate Secretary.
We continue to recognize the importance of engagement and welcome feedback from proponents and other stakeholders that helps inform the Board’s perspective and promotes our focus on long-term shareholder value creation.
With these considerations in mind, our Board recommends that you vote AGAINST each of the shareholder proposals presented in this Proxy Statement.

2026 Proxy Statement	103

Shareholder Proposals

Item 5

Shareholder Proposal – Request for Board of Directors to Adopt Policy for an Independent Chair

Our Board recommends that you vote AGAINST this proposal.

National Legal and Policy Center, 107 Park Washington Court, Falls Church, VA 22046, the holder of 101 shares of our common stock, has advised us that it intends to introduce the following resolution at the 2026 Shareholder Meeting:
Resolution and Supporting Statement
Request for Board of Directors to Adopt Policy for an Independent Chair
RESOLVED:
Shareholders request the Board of Directors (“Board”) of Wells Fargo & Company (“Wells Fargo” or “Company”) adopt as policy, and amend the governing documents as necessary, to require hereafter that that two separate people hold the office of Chairman of the Board (“Chair”) and the office of the Chief Executive Officer (“CEO”) as follows:
Selection of the Chair: The Board requires the separation of the offices of the Chair and the CEO.
Whenever possible, the Chair shall be an Independent Director.
The Board may select a temporary Chair who is not an Independent Director to serve while the Board seeks an Independent Chair.
The Chair should not be a former CEO of the company.
Selection of the Chair shall be consistent with applicable law and existing contracts.
SUPPORTING STATEMENT:
The CEO of Wells Fargo is expected to become Board Chair.1 These roles – each with separate, different responsibilities that are critical to the health of a successful corporation – are greatly diminished when held by a singular company official, weakening its governance structure.
Expert perspectives substantiate our position:
•According to the 2024 Spencer Stuart Board Index survey, 60 percent of S&P 500 companies had separate CEOs and Board Chairs as of 2024, up from 47 percent in 2014. Meanwhile, 39% of companies had an independent chair as of 2024, up from 28% in 2014. 2
•Proxy adviser Institutional Shareholder Services contends that “the chair of the board should ideally be an independent director,” and generally encourages investors to vote for “shareholder proposals requiring that the board chair position be filled by an independent director.”3
•Proxy adviser Glass Lewis wrote in 2024, “it can become difficult for a board to fulfill its role of overseer and policy setter when a CEO/chair controls the agenda and the boardroom discussion. Such control can allow a CEO to have an entrenched position, leading to longer-than-optimal terms, fewer checks on management, less scrutiny of the business operation, and limitations on independent, shareholder-focused goal-setting by the board.”4
•According to the CFA Institute Research and Policy Center, “Combining [Chair and CEO] positions may give undue influence to executive board members and impair the ability and willingness of board members to exercise their independent judgment … Many jurisdictions consider the separation of the chair and CEO positions a best practice because it ensures that the board agenda is set by an independent voice uninfluenced by the CEO.”5
•Search firm Calibre One argues that “governance best practices increasingly recommend separating the roles of CEO from the Chair of the Board, especially in times of leadership transition or strategic inflection ... When one executive holds both titles, it can lead to ambiguity in oversight responsibilities. By contrast, separating the roles introduces a clearer distinction.”6
1.https://www.wsj.com/finance/banking/wells-fargo-to-name-ceo-charlie-scharf-chairman-b04ad2d3
2.https://www.spencerstuart.com/-/media/2024/09/ssbi2024/2024_us_spencer_stuart_board_index.pdf
3.https://www.issgovernance.com/file/policy/active/americas/US-Voting-Guidelines.pdf
4.https://resources.glasslewis.com/hubfs/2024%20Guidelines/2024%20US%20Benchmark%20Policy%20Guidelines.pdf
5.https://rpc.cfainstitute.org/-/media/documents/article/position-paper/corporate-governance-of-listed-companies-3rd-edition.pdf
6.https://www.calibreone.com/a-thoughtful-look-at-ceo-chair-separation-what-boards-should-consider-in-2025/

104	Wells Fargo & Company

Shareholder Proposals
Our Statement in Opposition
Request for Board of Directors to Adopt Policy for an Independent Chair
Our Board recommends a vote AGAINST this proposal, identified as Item 5 on the proxy card.
•The Board believes in the importance of promoting independent Board leadership. Unless the Board Chair is independent, our Corporate Governance Guidelines require the annual selection, by the Board’s independent directors, of a Lead Independent Director, whose key responsibilities are described in our Corporate Governance Guidelines. The Lead Independent Director, among other things, partners with our Board Chair to approve Board agendas and schedules and the types and forms of information provided to the Board; presides at regularly scheduled and ad-hoc executive sessions without management present; and participates in the performance evaluation of our CEO.
•In addition to our Lead Independent Director, all director nominees except for our CEO, and all members of our standing committees, are independent. Furthermore, through its governance practices, the Board continues to maintain appropriate independent oversight that holds senior management accountable for maintaining a culture designed to effectively manage risk and execute on our strategic pillars.
•We believe that it is important for the Board to maintain flexibility to determine the leadership structure that would most appropriately serve the Company and our shareholders at any given time, while firmly supporting the role of an independent director in a Board leadership position. Based on ongoing discussions and review, the Board combined the roles of Chair and CEO, and the Board’s independent directors appointed a Lead Independent Director, effective October 2025. This review included benchmarking of the Lead Independent Director role, which is a widely adopted Board governance feature that brings us in line with peers, including all other U.S. G-SIBs. Going forward, the GNC periodically evaluates the Board’s leadership structure and annually recommends Board leadership appointments.
•We have proactively engaged with many of our shareholders to understand their views on Board leadership structure, and their feedback has been considered by the Board and has helped inform our response to this shareholder proposal.
Strong Lead Independent Director Role
Based on the GNC’s recommendation, our Board evaluates its leadership structure and annually selects a Chair and, if the Chair is not independent, the Board’s independent directors annually select a Lead Independent Director.
Our Corporate Governance Guidelines describe the Lead Independent Director’s key responsibilities, which the Board reviews on an annual basis. Notably, the Lead Independent Director presides at the Board’s executive sessions without management present, including regularly scheduled executive sessions that are provided for in Board meeting agendas, as well as any ad hoc executive sessions that the Lead Independent Director or any other independent director can call as needed. In addition, the Lead Independent Director is actively involved in the development of Board meeting agendas and information flow between management and the Board. Our Board Leadership Structure section of this Proxy Statement provides detailed information about the Board’s current leadership structure and evaluation process, as well as our Lead Independent Director’s key areas of responsibility.
The independent directors of the Board appointed Mr. Black as our Lead Independent Director, effective October 2025, and also appointed him to be a member of the GNC at that time. Mr. Black has extensive Board leadership experience, along with significant experience in senior leadership roles managing strategy and risk at financial institutions, which assists in providing appropriate oversight over management’s execution of its risk and control strategy.
The Lead Independent Director role is a widely adopted Board governance feature. Among S&P 500 companies, approximately 60% have a Lead Independent Director, and of those S&P 500 companies that are financials, the prevalence of this role is nearly 70%.1 More specifically, like Wells Fargo, all of the other U.S. G-SIBs have a combined CEO-Chair role with a Lead Independent Director.
Effective Board Oversight
Board leadership is just one dimension of the Board’s continued focus on effective oversight – that is, having the right processes and practices in place to enable independent oversight of management. An anchor of Board effectiveness is director independence. Today, other than our CEO, all of our director nominees, including the Lead Independent Director, are independent under the Director Independence Standards adopted by our Board, which consist of the NYSE’s “bright line” standards of independence, as well as additional standards, known as categorical standards of independence.
1.Spencer Stuart 2025 U.S. Board Index.

2026 Proxy Statement	105

Shareholder Proposals
In addition, each of our Board’s committees (including those committees not required by rules or regulations) is led by, and composed entirely of, independent directors. Non-management directors meet in regularly scheduled executive sessions without management, which are presided over by our Lead Independent Director. The board of our principal bank subsidiary, Wells Fargo Bank, N.A., is also entirely independent except for our CEO.
The Board continues to hold senior management accountable for maintaining a culture designed to effectively manage risk and execute on our strategic pillars, for example by:
•Monitoring and evaluating senior management performance, including with respect to implementing our strategic plan and maintaining our risk management framework;
•Reinforcing a culture of ethics, compliance, and risk management, and overseeing related policies and programs;
•Evaluating information flow to the Board to facilitate the ability of the Board to make well-informed decisions; and
•Working with management in setting Board and committee meeting agendas and schedules.
Board Discretion to Determine Appropriate Leadership Structure
The Board believes it is important to maintain flexibility to determine the leadership structure that most appropriately serves the Company and our shareholders at any given time, while firmly supporting the role of an independent director in a Board leadership position. Since late 2016, when the Board formally separated the roles of Board Chair and CEO, the GNC and the Board have continued to evaluate the Board’s leadership structure at least annually, as part of their focus on Board effectiveness in overseeing management’s risk and control strategy. Our Board has evolved during this period. For example, half of our independent director nominees are new to the Board since April 2020, 100% of our director nominees have risk management experience, our Board committee structure has been streamlined from a high of 10 committees and subcommittees to its current structure of five committees, and the Board continues to assess how best to evolve to most effectively meet the changing profile of the Company.
As the Board’s work advanced, the GNC and the Board considered how best to structure the Board’s leadership to reflect the Company’s transformation and the Board’s evolving effectiveness. Based on ongoing discussions and review, and to provide the Board with flexibility to determine the most appropriate Board leadership structure at any given time, the Board amended our By-Laws to remove the requirement that the Board Chair be an independent director in July 2025, and also amended our Corporate Governance Guidelines to require a Lead Independent Director, who is selected annually by the independent directors of the Board, whenever the Chair is not independent. The Board combined the roles of Chair and CEO, and the Board’s independent directors named Mr. Black as Lead Independent Director, effective October 2025. This change reflects the Board’s confidence in Mr. Scharf and desire to achieve future shareholder value creation under his leadership, while maintaining appropriate independent oversight.
The Board believes that at this time, having a combined Chair and CEO role, along with a Lead Independent Director, helps balance the need for strong leadership to effectively execute on strategic priorities, while supporting continued independent oversight of management. The Board feels this structure fosters a productive relationship between the Board and management, with strong independent oversight. Going forward, the GNC periodically evaluates the Board’s leadership structure and annually recommends Board leadership appointments, considering the structure that would best serve the interests of the Company and our shareholders at that time.
Shareholder Engagement
After the Board combined the Chair and CEO roles and its independent directors appointed a Lead Independent Director, we proactively engaged with our broader shareholder base on the topic of Board leadership structure. As described in the Shareholder Engagement section of this Proxy Statement, during our engagements over the past year, shareholders were broadly supportive of the progress that the Board and our Company have made. They also acknowledged that our current Board leadership structure is the prevailing practice among our peers, and noted our Lead Independent Director’s well-defined responsibilities. Certain investors indicated that – as a matter of policy – they were not in favor of our current Board leadership structure, irrespective of the Company’s current priorities and circumstances and the Board’s processes and practices for maintaining effective independent oversight. We also engaged with the proponent, who shared this view.
The Board believes that it is best positioned to determine the leadership structure that best serves the Company and our shareholders at any given time. The current leadership structure provides the Company and Board with strong leadership, while providing effective independent oversight as we enter the next phase of our transformation. We therefore believe that the proposal, which would remove this judgment from the Board’s discretion, is not in the best interests of Wells Fargo or our shareholders.

Item 5 – Shareholder Proposal – Request for Board of Directors to Adopt Policy for an Independent Chair Our Board recommends that you vote AGAINST this proposal.

106	Wells Fargo & Company

Shareholder Proposals

Item 6

Shareholder Proposal – Govern by Majority Vote

Our Board recommends that you vote AGAINST this proposal.

John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, the holder of 100 shares of our common stock, has advised us that he intends to introduce the following resolution at the 2026 Shareholder Meeting:
Resolution and Supporting Statement
Proposal 6 - Govern by Majority Vote
Shareholders request that the Board of Directors take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws.
This includes amending the Company's By-Laws to remove the supermajority vote standard to amend the local directors provision. The Wells Fargo 2024 proposal on this topic received 78% support which was so close to the 80% support needed for approval. Meanwhile according to the 2024 annual meeting proxy WFC made no special effort to obtain the few extra votes needed - a mark against the corporate culture of WFC.
This proposal means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This proposal includes that WFC shall state in its governing documents that it shall not have any super-majority voting standards, which includes default super-majority voting standards, upon adoption of this proposal.
This unified and comprehensive proposal includes adjourning the WFC annual meeting, if WFC fails to obtain the required 80% vote on the day of the annual meeting, for up to 2-weeks to seek more votes with the objective of reaching the 80% shareholder approval requirement for this proposal. In 2024 WFC demonstrated that without adjourning the WFC annual meeting WFC is unable to obtain the 80% approval vote from all shares outstanding that is required.
This proposal does not preclude WFC from using other methods to increase shareholder voting until the 80% shareholder approval is obtained.
This unified and comprehensive proposal is similar to a unified and comprehensive proposal that was submitted to Netflix and received 83% shareholder support.
If WFC had followed this proposal at its 2024 annual meeting WFC would be completely governed by a majority vote standard. The 2025 majority vote proposal needed an approval vote from 80% of WFC shares outstanding and came so close with more than 78% approval from all shares outstanding. WFC failed to disclose in the 2024 proxy any special effort that WFC made to obtain the extra votes needed.
Some shareholders may feel that WFC deserves to be condemned for not putting forth an extra effort in 2024 to obtain the needed 80% approval from all WFC shares outstanding. In a whole year WFC typically only puts forth 3 items for shareholder vote. Thus when the 2024 incoming votes for this proposal topic were at the 78% mark WFC should have taken this 78%-support seriously and then make an extra effort to obtain the 80% approval needed.
Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance.
Please vote yes:
Govern by Majority Vote - Proposal 6

2026 Proxy Statement	107

Shareholder Proposals
Our Statement in Opposition
Govern by Majority Vote
Our Board recommends a vote AGAINST this proposal, identified as Item 6 on the proxy card.
•The Board has demonstrated a record of responsiveness to our shareholders. Specifically, in response to a 2023 majority-supported shareholder proposal on this topic, in 2024 we proposed amendments to remove our two remaining supermajority voting standards. One of these proposed amendments passed and has since been implemented. The proposal regarding the other amendment, relating to the “local directors” provision of our By-Laws that has extremely limited applicability, did not receive the requisite level of approval, despite our Board’s recommendation to vote “for” the proposal and our enhanced outreach efforts.
•During our engagements following the 2024 Shareholder Meeting, shareholders did not express concerns with our view that it would not be in the best interests of the Company or our shareholders to re-propose the By-Law amendment given its limited applicability and the resources required to obtain the necessary shareholder approval. As a result, the Board believes it would not be a proper allocation of Company time and resources to pursue approval of this narrow By-Law amendment further.
•Other than the one remaining supermajority provision, approval of most matters voted on by our shareholders only requires the support of the majority of shares present and entitled to vote (i.e., votes “for” must exceed (a) votes “against” plus (b) abstentions). Adopting a majority of votes cast standard (i.e., votes “for” must exceed votes “against”) for all matters, as the proposal requires, would not be a meaningful change, and would not be an effective use of resources.
Shareholder Engagement
The Board has demonstrated a record of responsiveness to our shareholders. In response to the proponent’s 2023 majority-supported shareholder proposal on this topic, in 2024 we proposed amendments to remove our two remaining supermajority voting standards. Leading up to the 2024 Shareholder Meeting, we also engaged in enhanced outreach to shareholders, in part due to the high approval thresholds required for the proposals to pass. The first proposed amendment, opting out of Delaware General Corporation Law Section 203, passed and has since been implemented. The second proposal, to amend the “local directors” provision of our By-Laws, fell short of the approval threshold of 80% of the common stock outstanding at the time of the meeting, receiving 78.7% support. After the 2024 Shareholder Meeting, we assessed both the limited applicability of the sole remaining supermajority provision and the unlikelihood of receiving sufficient support in the future, even with the added time and expense of deeper outreach.
We have continued to engage with our broader shareholder base and during conversations following the 2024 Shareholder Meeting, we shared the Board’s view that it is not in the best interests of the Company and our shareholders to re-propose the By-Law amendment. This approach is informed by the provision’s limited applicability, the Board’s demonstrated effort to taking steps necessary to remove the remaining supermajority voting standards and the significant resources required to present the proposal, despite the low likelihood of success due to the high approval threshold.
Shareholders did not express concerns with this perspective. We disclosed our approach, informed by this feedback, in our 2025 Proxy Statement. We also shared the 2024 vote results with the proponent, and engaged with him again in 2025 when we received this proposal. During our engagements after the 2025 Shareholder Meeting, the remaining supermajority provision was not raised by shareholders other than the proponent. This information has informed the Board’s recommendation against this proposal.

Only One Remaining Supermajority Provision — But Extremely Limited Applicability
There is only one remaining supermajority vote requirement involving our common stock in the Company’s governing documents, which we believe is immaterial in practice for the following reasons:
•A historical By-Law provision that requires the Company to vote in favor of “local directors” for certain financial services subsidiaries can only be amended if approved by 80% of the common stock outstanding at the time of a vote;
•This “local director” provision only applies if, among other things, the Company agrees to be bound by the requirement when acquiring the stock of such subsidiaries (and furthermore, the Company is not aware of any such agreements); and
•Only the Company and other holders of equity in the Company’s subsidiaries, if applicable, may vote for the election of directors for such subsidiaries.
There are no other supermajority vote requirements in our governing documents.

108	Wells Fargo & Company

Shareholder Proposals
Low Likelihood of Success
In 2024, we demonstrated our effort to taking steps necessary to remove the two remaining voting standards, spending additional time and resources to reach more investors than in prior years, including by:
•Presenting two management proposals relating to the removal of these provisions, which required a preliminary proxy statement filing;
•Broadening our level of outreach to institutional investors to discuss the 2024 ballot items during spring shareholder engagements; and
•Expanding our call campaign to retail investors to reach more of our total shares outstanding prior to the 2024 Shareholder Meeting.
Nonetheless, the second management proposal, to amend the “local directors” provision of our By-Laws, did not pass because of the high approval threshold – despite our enhanced outreach efforts. This result demonstrates that it would be a significant undertaking to continue re-proposing the amendment, with very low likelihood of success. As a result, we do not believe it would be a proper allocation of Company time and resources to pursue approval of the amendment further.
Existing Vote Standards Are Appropriate
Under the Company’s current governance standards:
•Directors are elected by a simple majority of the votes cast in uncontested elections;
•Most matters presented at a shareholder meeting are otherwise determined by a simple majority of common stock shares present and entitled to vote on the subject matter (i.e., votes “for” must exceed (a) votes “against” plus (b) abstentions); and
•Amendments to our By-Laws require a majority of shares outstanding.
The proposal would require us to take steps necessary to amend our governing documents so that all matters would require the support of a majority of votes cast (i.e., votes “for” must exceed votes “against”). This work would require significant time and resources, but would not result in meaningful change, because our existing vote standards are sufficient and appropriately protect shareholder interests.
We continue to believe that the actions requested by the proposal would not be appropriate at this time, given the one remaining supermajority provision’s limited applicability and the significant resources required to present the proposal, despite the low likelihood of success due to the high approval threshold. Accordingly, we believe the proposal is not in the best interests of Wells Fargo or our shareholders.

Item 6 – Shareholder Proposal – Govern by Majority Vote Our Board recommends that you vote AGAINST this proposal.

2026 Proxy Statement	109

Shareholder Proposals

Item 7

Shareholder Proposal – Energy Supply Ratio

Our Board recommends that you vote AGAINST this proposal.

The Comptroller of the City of New York, Municipal Building, One Centre Street, 8th Floor North, New York, NY 10007-2341, on behalf of the New York City Employees’ Retirement System, the New York City Teachers’ Retirement System, the New York City Police Pension Fund, and the New York City Board of Education Retirement System, the holders of 1,036,521 shares, 1,696,094 shares, 708,101 shares and 155,981 shares of our common stock, respectively, has advised us that it intends to introduce the following resolution at the 2026 Shareholder Meeting:
Resolution and Supporting Statement
Resolved: Shareholders request Wells Fargo & Company (“Company”) disclose annually its Energy Supply Ratio (“ESR”), defined as its total financing through equity and debt underwriting, and project finance, in low-carbon energy supply relative to that in fossil-fuel energy supply. The disclosure, prepared at reasonable expense and excluding confidential information, shall describe Company’s methodology, including what it classifies as “low carbon” or “fossil fuel.” Company should include lending in its ESR if methodologically sound.
Supporting Statement:
In 2025, Company stepped back from key public climate and transparency commitments, discontinuing its sector-specific 2030 interim financed emissions targets and its goal to achieve net zero by 2050 for financed emissions.1 Nonetheless, investors expect major global banks to manage the risks associated with the energy transition, including the credit, strategic, legal, and reputational risks, and to capitalize on its opportunities.
The energy transition is continuing rapidly. Due in part to the growth of AI data centers and increasing electric vehicle adoption worldwide, global power demand (including in the U.S.) is rising dramatically.2 Between January and June 2025, solar and wind generation grew by a combined 403 terawatt-hours, outpacing the world’s rising power needs.3 These trends can shape energy and transportation sectors and associated global value chains, with meaningful financial implications for energy sources. Investors seek to better assess how Company’s business may be affected and how it has been responding.
Company is reportedly among the largest global financers of fossil fuels. It has also disclosed a sustainable finance commitment. Company’s 2025 announcement makes ESR disclosure all the more important because investors now have less visibility into how the bank is managing its long-term energy-related risks and opportunities, risks and opportunities it has previously acknowledged.
Annual Company ESR disclosure can reflect the range of Company’s energy supply financing, including the bank’s particular activities, context, as well as energy-financing trends. It does not preclude methodological best practices from emerging over time.
A dollar-based metric, such as ESR, would complement and supplement any Company emission-based disclosures. Bloomberg provides (to its clients) ESRs for global banks, however, it does not have access to information on all lending activities.4
Usefully, Bloomberg has published an Implementation Guide5 and the Institute of International Finance has published a whitepaper that provides a potential format for standardized disclosure of methodological design.6
American peer banks, Citi and JPMorgan, now disclose their ESR and methodology, demonstrating that disclosure is feasible and leading market practice. Royal Bank of Canada has also disclosed an ESR methodology to support and measure the progress of its portfolio actions, and Scotiabank committed to disclose its ESR in 2026.
We urge the Company to disclose its ESR along with its selected methodology.
1.Sustainability - Wells Fargo
2.https://www.iea.org/reports/energy-and-ai/energy-supply-for-ai; Global data center power demand to double by 2030 on AI surge: IEA | S&P Global; Global EV Outlook 2025 – Analysis - IEA
3.For The First Time Ever, Renewables Have Overtaken Coal In Global Power Generation
4.https://about.bnef.com/insights/finance/bank-financing-shows-little-progress-on-climate-goals-five-things-to-know/
5.https://assets.bbhub.io/professional/sites/24/Energy-Supply-Banking-Ratios-Implementation-Guide.pdf
6.IIF White Paper on an Energy Supply Ratio (ESR) for Bank Disclosures > The Institute of International Finance

110	Wells Fargo & Company

Shareholder Proposals
Our Statement in Opposition
Energy Supply Ratio
Our Board recommends a vote AGAINST this proposal, identified as Item 7 on the proxy card.
•We engage regularly with many of our investors to understand their views on our management of climate-related risks and opportunities. This feedback has been considered by the Board and helped inform our approach to public disclosures – but there has been no consensus perspective that the Company should disclose an energy supply ratio as a mechanism for understanding our particular climate approach, and at our 2025 Shareholder Meeting, substantially the same shareholder proposal received less than 18% support.
•Our existing public disclosures describe our own operational sustainability efforts as well as our client-centric sustainability approach. We seek to meet the financial needs of our customers, clients and communities whether they are seeking to pursue their own sustainability goals or make their businesses more resilient. We also set a goal in 2021 to finance or facilitate $500 billion in sustainable finance by 2030, and continue to report our progress towards this goal. We believe our disclosures, which take into account evolving legal and regulatory requirements, already provide the most relevant information for understanding our approach and progress.
•Additionally, an unaffiliated third party already estimates and publishes energy supply ratios for global banks, including Wells Fargo, utilizing a consistent methodology that allows for comparability by investors and other stakeholders. Banks that calculate their own ratios have utilized different data sources and methodologies, which has resulted in disparate ratios – reducing comparability, transparency and benefit to the marketplace and shareholders. In light of the existing third-party ratio, we do not believe that it would be an efficient use of Company resources for us to internally develop and calculate a Wells Fargo energy supply ratio.
•Our Board, directly and through its committees, already oversees sustainability matters, as part of the Board’s broader responsibility for overseeing our strategy and risk management.
Shareholder Engagement
At our 2025 Shareholder Meeting, a substantially similar shareholder proposal, which was also submitted by the proponent, received less than 18% support. During engagements with our broader shareholder base over the last year, a limited number of shareholders were interested in discussing our management of climate-related risks and opportunities. Feedback from these investors has been considered by the Board and helped inform our approach to our sustainability disclosures – but there has been no consensus perspective that the Company should disclose an energy supply ratio as a mechanism for understanding our particular climate approach. To the extent that the prior proposal was discussed following the 2025 Shareholder Meeting, investors continued to acknowledge concerns about lack of comparability, especially in light of the energy supply ratios that certain banks have since calculated and disclosed, based on distinct methodologies and leading to disparate results. We also engaged again with the proponent, and during this conversation they continued to push for Wells Fargo to disclose an energy supply ratio, despite these concerns. The GNC reviewed and discussed the prior proposal and vote results, shareholder feedback and the current proposal. This information has informed the Board’s recommendation against this proposal.
Our Sustainability Approach and Disclosures
Wells Fargo takes a client-centered approach to sustainability and sustainable finance, and we also continue to integrate sustainability into our operations. Consistent with this approach, we are pursuing the developing commercial opportunity to address the evolving sustainability-related needs of clients across a broad range of sectors of the U.S. economy.
We have devoted significant resources to developing public disclosures describing our approach to sustainability and sustainable financing. We also set a goal in 2021 to finance or facilitate $500 billion in sustainable finance by 2030, and continue to report our progress towards this goal. Our disclosures are informed by business, legal and regulatory compliance, stakeholder perspectives, market practices, accepted reporting standards and frameworks and available data, among other considerations.

2026 Proxy Statement	111

Shareholder Proposals
We believe our disclosures already provide helpful insight into Wells Fargo’s client-centered approach to sustainability, and that the ratio that the shareholder proposal would require us to calculate and disclose does not align with this approach, and therefore would not assist investors in better understanding our risk management capabilities or long-term strategy. Our sustainability disclosures are available at https://www.wellsfargo.com/about/responsibility-and-impact/sustainability/.
With respect to legal and regulatory compliance considerations in particular, we are a global financial institution subject to significant, and changing, federal, state, local, and international laws and regulations, including such laws and regulations relating to climate risk reporting. Our climate-related efforts and disclosures account for these complex legal and regulatory requirements as they currently stand and continue to develop, and the ratio requested by the proposal may not align with these anticipated developments.
Comparable Data Currently Publicly Available
As the shareholder proposal notes, an unaffiliated third-party provider, BloombergNEF, already estimates and publishes a version of an energy supply ratio for Wells Fargo, based on its own internally developed methodology. BloombergNEF also calculates estimated energy supply ratios for other global banks using this methodology, providing comparability when considering energy supply financing activity across the market. To the extent market participants may be interested in understanding global energy supply financing activity, we believe that it is more effective for a third party to consistently calculate an energy supply ratio for large financial institutions, rather than individual banks each independently developing their own company-specific methodology.
The proposal acknowledges that there is no generally accepted framework or “standardized” approach for calculating and reporting an energy supply ratio. As a result, certain banks have independently calculated and disclosed their own versions of this ratio, based on different data sources and methodologies, which has led to disparate ratios with less uniformity and lack of comparability among financial services companies. Given BloombergNEF’s existing ratio calculated for Wells Fargo and other banks, we believe that it would not be an efficient use of Company resources, and would not be useful for investors, for Wells Fargo to internally develop and calculate our own ratio.
Board and Committee Oversight
Our Board, directly and through its committees, oversees sustainability matters, as part of the Board’s broader responsibility for overseeing our strategy and risk management. The GNC oversees our significant strategies, policies, and programs on social and public responsibility matters, including sustainability. Additionally, the Risk Committee oversees the state of the Company's risk programs.
The management and oversight of sustainability-related risks are also integrated into the risk programs supporting our businesses across the enterprise. We leverage line of business risk and control committees for decision-making and escalation of risks and controls associated with sustainability-related activities. These committees include leaders from various lines of business and enterprise functions.
Overall, we are concerned that implementing this proposal asking for banks to independently calculate their own energy supply ratios would contribute to a lack of comparability across the industry, and for Wells Fargo would result in disclosure of a ratio that does not align with our client-centered approach to financing. Therefore, we believe that the report requested by the proposal is unnecessary and would require us to devote meaningful time and resources that could be better utilized to advance key priorities. We believe that the proposal is not in the best interests of Wells Fargo or our shareholders.

Item 7 – Shareholder Proposal – Energy Supply Ratio Our Board recommends that you vote AGAINST this proposal.

112	Wells Fargo & Company

Shareholder Proposals

Item 8

Shareholder Proposal – Report on High-Carbon Financing Litigation Risks

Our Board recommends that you vote AGAINST this proposal.

As You Sow, 11461 San Pablo Ave., Suite 400, El Cerrito, CA 94530, on behalf of Laird Norton Family Foundation, the holder of 932 shares of our common stock, and two co-filers, have advised us that they intend to introduce the following resolution at the 2026 Shareholder Meeting:
Resolution and Supporting Statement
WHEREAS: Wells Fargo recently withdrew its 2030 and 2050 ﬁnanced emissions reduction targets and has not disclosed an alternative strategy for managing risk associated with these emissions.1 The bank’s actions create an information vacuum that prevents investors from evaluating whether Wells Fargo is fully identifying and addressing its climate-related ﬁnancial risk. Among these risks, climate-related litigation exposure represents an increasingly material threat to Wells Fargo— particularly given the bank’s position as the ﬁfth largest ﬁnancier of high carbon activities in the world. 2
Climate attribution science and global legal precedents are strengthening the basis upon which ﬁnancial institutions can be held accountable for their contributions to climate-related damages. Researchers can now quantify companies’ contributions to climate impacts and related economic losses. A study published in Nature demonstrates this capability: using emissions data from major fossil fuel companies, peer-reviewed attribution methods, and empirical climate economics, researchers calculated trillions of dollars in economic losses attributable to emissions from individual carbon majors3. Recently, a court accepted attribution evidence and allowed a climate case to proceed on that basis.4
This scientiﬁc advancement alters the legal landscape for institutions that ﬁnance climate-damaging activities. By ﬁnancing carbon majors whose emissions can now be directly traced to speciﬁc harms, banks like Wells Fargo may face claims that their lending decisions have contributed to climate-related harm.
Climate cases are already proceeding against banks. A recent lawsuit against BNP Paribas explicitly alleges that the bank’s ﬁnancing of high-carbon sectors makes it complicit in climate damages.5 Similarly, a case ﬁled in the Netherlands claims that ING Bank is violating Dutch duty of care principles and European human rights law by ﬁnancing high-carbon sectors. 6
Other climate-related decisions are further altering the legal landscape. The International Court of Justice and the Inter-American Court of Human Rights recently issued advisory opinions ﬁnding that states have legal obligations to reduce greenhouse gas emissions and protect the environment and humans from climate-related harms, including through the regulation of high-carbon activities.7,8 Although non-binding, these opinions reinforce states’ legal duties to act and the strength of climate science.
As attribution science strengthens and courts increasingly accept the causal link between ﬁnancing decisions and climate damages, Wells Fargo's substantial ﬁnancing of high-carbon activities, combined with its retreat from ﬁnanced emission targets, creates material litigation risk. Comprehensive assessment and disclosure of these litigation risks and potential mitigation actions are essential for shareholders to assess Wells Fargo's risk management capabilities and long-term strategy.
RESOLVED: Shareholders request that Wells Fargo issue a report, at reasonable expense and excluding conﬁdential information, that evaluates and describes the range of climate-related litigation risks associated with its ﬁnancing of high-carbon activities.
1.https://www.reuters.com/sustainability/climate-energy/wells-fargo-drops-ﬁnanced-emissions-target-amid-esg-rethink-2025-02-28/
2.https://www.bankingonclimatechaos.org/wp-content/uploads/2025/06/BOCC_2025_FINAL4.pdf
3.https://www.nature.com/articles/s41586-025-08751-3
4.https://blogs.law.columbia.edu/climatechange/2025/06/19/what-lliuya-v-rwe-means-for-climate-change-loss-and-damage-claims/
5.https://www.climatecasechart.com/document/notre-aﬀaire-a-tous-les-amis-de-la-terre-and-oxfam-france-v-bnp-paribas_1736
6.https://www.climateinthecourts.com/dutch-climate-campaigners-sue-the-netherlandss-largest-bank/
7.https://elaw.org/historic-international-court-decisions-on-climate
8.https://www.iisd.org/articles/deep-dive/icj-advisory-opinion-climate-change

2026 Proxy Statement	113

Shareholder Proposals
Our Statement in Opposition
Report on High-Carbon Financing Litigation Risks
Our Board recommends a vote AGAINST this proposal, identified as Item 8 on the proxy card.
•In alignment with our risk management framework, and as described in our existing disclosures, the management and oversight of sustainability-related risks are integrated into the risk programs supporting our businesses across the enterprise. Our policies and procedures also consider and incorporate where necessary complex and changing legal and regulatory requirements related to sustainability matters.
•Our existing disclosures describe our own operational sustainability efforts as well as our client-centric sustainability approach. We seek to meet the financial needs of our customers, clients and communities whether they are seeking to pursue their own sustainability goals or make their businesses more resilient. We believe that our disclosures already provide the most relevant information for understanding our approach and our progress.
•Our Board, directly and through its committees, oversees sustainability matters, as part of the Board’s broader responsibility for overseeing our strategy and risk management.
•We engage regularly with many of our investors to understand their views on our management of climate-related risks and opportunities. This feedback has been considered by the Board and helped inform our approach to public disclosures – but the litigation risks targeted by the proposal have not been raised as a lens through which investors sought to understand the Company’s climate strategy, and have not otherwise emerged as a shareholder priority.
•We evaluate litigation risks across the Company in the ordinary course of business. Public disclosure of the specific litigation risks that the proposal requests would not yield useful information to our shareholders, and could instead increase risks for Wells Fargo without providing value to the Company or our shareholders. We also do not believe that disclosure of these specific litigation risks would assist investors in understanding our risk management capabilities or long-term strategy.
Our Framework for Managing Climate-Related Risks
Wells Fargo’s risk management framework sets forth the Company’s core principles for managing and governing risk. Consistent with that framework, climate risk is viewed as a risk driver with the potential to impact the risk types we manage, and is thereby integrated into the management and oversight of sustainability-related risks supporting our businesses across the enterprise. We leverage line-of-business risk and control committees for decision-making and the escalation of risks and controls associated with sustainability-related activities. These committees include leaders from various lines of business and enterprise functions. Where appropriate, climate-related factors are considered as part of regular due diligence and portfolio management practices. Our policies and procedures also consider and incorporate where necessary complex and changing legal and regulatory requirements related to sustainability matters.
Our Sustainability Approach and Related Disclosures
Wells Fargo takes a client-centered approach to sustainability and sustainable finance, and we also continue to integrate sustainability into our operations. Consistent with this approach, we are pursuing the developing commercial opportunity to address the evolving sustainability-related needs of clients across a broad range of sectors of the U.S. economy.
We have devoted significant resources to developing public disclosures describing our approach to sustainability and sustainable financing. Our disclosures are informed by business, legal and regulatory compliance, stakeholder perspectives, market practices, accepted reporting standards and frameworks and available data, among other considerations. We believe that our disclosures already provide helpful insight into Wells Fargo’s client-centered approach to sustainability, and that the proposal’s request for additional disclosures focused on specific litigation risks would not assist investors in better understanding our risk management capabilities or long-term strategy. Our sustainability disclosures are available at https://www.wellsfargo.com/about/responsibility-and-impact/sustainability/.
With respect to legal and regulatory compliance considerations in particular, we are a global financial institution subject to significant, and changing, federal, state, local, and international laws and regulations, including such laws and regulations relating to climate risk reporting. Our climate-related efforts and disclosures account for these complex legal and regulatory requirements as they currently stand and continue to develop.

114	Wells Fargo & Company

Shareholder Proposals
Board and Committee Oversight
Our Board, directly and through its committees, oversees sustainability matters, as part of the Board’s broader responsibility for overseeing our strategy and risk management. The GNC oversees our significant strategies, policies, and programs on social and public responsibility matters, including sustainability. Additionally, the Risk Committee oversees the state of the Company's risk programs. More broadly, the Risk Committee oversees the significant programs, policies, and plans established by management to identify, assess, measure, monitor, and manage material risks facing the Company.
Shareholder Engagement
During engagements with our broader shareholder base over the last year, a limited number of shareholders were interested in discussing our management of climate-related risks and opportunities. Feedback from these investors has been considered by the Board and helped inform our approach to our sustainability disclosures – but none of these investors sought to understand the Company’s climate strategy through the lens of litigation risk generally or the particular risks targeted by the proposal. More broadly, the topic of this proposal was not raised during engagements, and has not otherwise emerged as a shareholder priority. We also engaged with As You Sow, the third-party representative that submitted the proposal and is acting on behalf of certain individual Wells Fargo shareholders serving as the proponent and co-filers.
Concerns About Requested Disclosures
The proposal’s request for a report disclosing Wells Fargo’s evaluation and description of certain specific litigation risks is unnecessary given our current disclosures and would require significant Company resources to produce a report focused on matters that, as discussed above, are not of interest to shareholders more broadly. Disclosing this type of sensitive information could also increase risks to Wells Fargo, for example related to legal and competitive strategy, without providing value to the Company or our shareholders.
We evaluate litigation risks across the Company in the ordinary course of business and already disclose appropriate information about material pending legal proceedings. For more information about these proceedings, see Note 12 to our 2025 financial statements included in Exhibit 13 to our Annual Report on Form 10-K for the year ended December 31, 2025.
We believe that we are appropriately addressing climate-related risks to our business, including those risks described in the proposal, through our existing policies and procedures to evaluate and mitigate potential risks. We also believe our existing disclosures provide sufficient insight into the risks we face and how we manage them. Therefore, we believe that the report requested by the proposal is unnecessary and would require us to devote meaningful time and resources that could be better utilized to advance key priorities. We believe that the proposal is not in the best interests of Wells Fargo or our shareholders.

Item 8 – Shareholder Proposal – Report on High-Carbon Financing Litigation Risks Our Board recommends that you vote AGAINST this proposal.

2026 Proxy Statement	115

Shareholder Proposals

Item 9

Shareholder Proposal – Board Committee on Indigenous Peoples’ Rights

Our Board recommends that you vote AGAINST this proposal.

American Baptist Home Mission Societies, 1075 First Avenue, King of Prussia, PA 19406, the holder of 127 shares of our common stock, and five co-filers, have advised us that they intend to introduce the following resolution at the 2026 Shareholder Meeting:
Resolution and Supporting Statement
Resolved: Shareholders request the Board of Directors of Wells Fargo & Company charter a new committee of independent directors on Indigenous Peoples’ Rights to oversee the Company’s management of actual and potential adverse impacts on Indigenous Peoples arising from its financing activities. This oversight should include general corporate and project-specific financing. The committee charter should authorize the committee to meet with affected Indigenous rights-holders, communities, employees, customers, and other relevant stakeholders, and to retain independent experts as needed.
Whereas: The UN Declaration on the Rights of Indigenous Peoples and International Labour Organization Convention 169 are internationally recognized standards affirming the rights to Free, Prior, and Informed Consent (FPIC) and protecting Indigenous Peoples’ lands, resources, and cultures.1 Failure to uphold these rights exposes Wells Fargo to material legal, reputational, and operational risks, including project delays, litigation, and loss of public trust.2
Wells Fargo has financed projects linked to Indigenous Peoples’ rights violations, including as lead financier of the Dakota Access Pipeline, which prompted two cities to withdraw approximately $2 billion in assets amid public opposition,3 and over $3.86 billion to Enbridge.4
Enbridge is advancing the Rio Bravo pipeline through the ancestral lands of the Carrizo‑Comecrudo Tribe in South Texas without consent, prompting community opposition.5 Line 3’s construction and operation violated multiple Indigenous Peoples’ rights, including FPIC, self-determination, health, culture, and religion.6 Indigenous leaders called Line 5 “cultural genocide.”7 A 2023 federal court ruled Line 5 operated illegally on Bad River Band territory, ordering $5 million in damages and cessation of operations by 2026.8 Michigan’s governor revoked Enbridge’s certification in 2020 for “historic failures and non-compliance.”9 These examples demonstrate how financing decisions that fail to account for Indigenous Peoples’ rights can result in long-term financial, legal, and reputational harm.
In 2024 alone, the Bank provided $39.3 billion in fossil-fuel financing. As the fifth-largest global fossil-fuel financier,10 and with over one-fifth of fossil-fuel and extractive projects on or near Indigenous lands, Indigenous Peoples’ rights pose a significant material risk for the Company and investors. 11
1.https://www.un.org/development/desa/indigenouspeoples/declaration-on-the-rights-of-indigenous-peoples.html; https://www.ilo.org/dyn/normlex/en/f?p=NORMLEXPUB:12100:0::NO::P12100_INSTRUMENT_ID:312314
2.https://www.colorado.edu/program/fpw/sites/default/files/attached-files/social_cost_and_material_loss_0.pdf; https://amazonwatch.org/news/2022/0622-the-business-case-for-indigenous-rights
3.https://www.npr.org/sections/thetwo-way/2017/02/08/514133514/two-cities-vote-to-pull-more-than-3-billion-from-wells-fargo-over-dakota-pipelin
4.https://www.ran.org/wp-content/uploads/2020/12/RAN-Briefing_Line3_KXL.pdf
5.https://www.sierraclub.org/sierra/texas-activists-are-fighting-stop-construction-one-biggest-lng-terminals-country
6.Https://www.colorado.edu/program/fpw/sites/default/files/attached-files/cerd_request_line_3_pipeline.pdf
7.https://www.theguardian.com/us-news/2021/feb/19/line-3-pipeline-ojibwe-tribal-lands
8.https://www.wpr.org/news/federal-court-arguments-bad-river-enbridge-appeal-line-5-shutdown; https://www.badriver-nsn.gov/wp-content/uploads/2024/03/Handout-about-Line-5-3-pages.pdf
9.https://ictnews.org/news/enbridge-takes-the-gloves-off-in-line-5-battle; https://www.cbsnews.com/minnesota/news/judge-gives-enbridge-3-years-to-close-oil-pipeline-on-tribal-land-in-wisconsin-4
10.https://www.bankingonclimatechaos.org/wp-content/uploads/2025/06/BOCC_2025_FINAL4.pdf
11.https://www.aaas.org/news/global-extractive-and-industrial-projects-disproportionately-impact-indigenous-peoples

116	Wells Fargo & Company

Shareholder Proposals
Wells Fargo scored below peer banks on key indicators: 0.5/3 for severe human-rights risk reporting, 0/3 for human-rights-defender protections, 0.5/3 for FPIC integration, and 0/3 for adequacy of response reporting.12
The Governance and Nominating Committee is charged with “strategies, policies, and programs on social and public responsibility matters,” yet does not explicitly cover Indigenous Peoples’ rights or the Bank’s financing impacts,13 creating a clear governance gap - while other companies have dedicated committees or explicitly mention Indigenous Peoples’ rights oversight within existing committees.14
Establishing a board-level committee would strengthen oversight of impacts from financing activities and ensure the Company’s governance aligns with international standards. A dedicated committee could reduce material risks while reinforcing Wells Fargo’s commitment to sound governance.
12.https://www.banktrack.org/download/the_banktrack_global_human_rights_benchmark_2024/banktrack_human_rights_benchmark_2024_1.pdf
13.https://www.wellsfargo.com/assets/pdf/about/investor-relations/annual-reports/2025-proxy-statement.pdf
14.https://wp-furygoldmines-2024.s3.ca-central-1.amazonaws.com/media/2024/01/12112325/Charter-of-Indigenous-and-Community-Relations-Committee-Fury-1Jan25.pdf; https://panamericansilver.com/wp-content/uploads/2025/02/CSD-Committee-Charter-2025.pdf; https://www.fcx.com/sites/fcx/files/documents/corp_gov/corp_respons_comm.pdf; https://www.westernmidstream.com/wp-content/uploads/2025/02/Sustainability-Committee-Charter.pdf;
Our Statement in Opposition
Board Committee on Indigenous Peoples’ Rights
Our Board recommends a vote AGAINST this proposal, identified as Item 9 on the proxy card.
•Based on prior vote outcomes on similar proposals and our engagement with shareholders, we believe our existing approach on this topic is responsive to shareholder feedback in a manner that is appropriately aligned with our strategic and risk priorities. Support has continuously declined over recent years for a similar proposal requesting a report on the topic of Indigenous Peoples’ Rights, with the proposal receiving less than 12% support in 2025. During our engagements following the 2025 Shareholder Meeting, shareholders did not express concerns about our existing approach and disclosures on this topic, and did not convey expectations for either the report requested by the prior proposals, or any other additional Board action.
•Our Board, through the GNC, currently provides oversight of social and public responsibility matters. The GNC has considered this topic and related shareholder feedback in connection with this proposal. Consequently, a special Board committee solely focused on the topic of Indigenous Peoples’ rights is not necessary, and would not be an effective use of the Board’s resources.
•Our Indigenous Peoples Statement underscores the importance of respecting Indigenous Peoples’ rights, and we have existing policies and procedures to help us identify and assess potential risks to Indigenous communities. We periodically review and evaluate these policies and procedures consistent with our standard policy management process and our enterprise‑wide risk and control framework.
•We have a long history of serving Indigenous Peoples’ communities, and we seek to help these communities achieve financial sustainability and prosperity.
Shareholder Engagement
At our 2022, 2024 and 2025 Shareholder Meetings, shareholders voted on the proponent’s similar proposal requesting a report on respecting Indigenous Peoples’ rights (Report Proposal). None of the prior Report Proposals received majority support, with a continuous decline in support over the years. Last year, the Report Proposal received less than 12% support. The current proposal (Committee Proposal) continues to address the same topic of Indigenous Peoples’ rights, but in a more prescriptive manner than the prior Report Proposals, by requiring the establishment of a single-issue independent Board committee. Based on prior vote outcomes on the Report Proposals and our engagement with shareholders, we believe our existing approach and disclosures are responsive to shareholder feedback in a manner that is appropriately aligned with our strategic and risk priorities.
We have continued to engage with our broader shareholder base and during these conversations following the 2025 Shareholder Meeting, this topic was not raised by our other shareholders. They did not express concerns about our existing approach and disclosures on this topic, and did not convey expectations for either the report requested by the Report Proposals, or any other additional Board action. We also engaged again with the proponent and other co-filers, and during that conversation they continued to press for additional disclosures related to our respect for Indigenous Peoples’ rights – although the current Committee Proposal does not call for additional disclosure, and instead requests the establishment of a Board committee, which is even more prescriptive. The GNC reviewed and discussed the prior Report Proposals and vote results, shareholder feedback, and the current Committee Proposal. This information has informed the Board’s recommendation against this proposal.

2026 Proxy Statement	117

Shareholder Proposals
Board and Committee Oversight
The proposal would require the establishment of a new independent Board committee solely on the topic of Indigenous Peoples’ rights. We believe, however, that it is critical for the Board to be able to exercise its discretion to determine the best way for the Board, directly and through its committees, to oversee any given topic, including matters related to Indigenous Peoples’ rights. For example, when reviewing risks, the Board evaluates the materiality and control effectiveness of risks and may modify the frequency or manner of its oversight to match the impacts of risks facing the Company. The Board and relevant committees also annually review the Board’s committee charters, which describe each committee’s oversight responsibilities.
Our Board, directly and through its committees, already oversees issues impacting Indigenous communities, as part of the Board’s broader responsibility for overseeing our strategy and risk management. The GNC oversees our significant strategies, policies, and programs on social and public responsibility matters. In furtherance of these oversight responsibilities, the GNC periodically reviews our Human Rights Statement as appropriate. Additionally, the Risk Committee oversees the state of the Company’s risk programs. Both the GNC and Risk Committee are composed entirely of independent directors.
Given the existing Board and committee approach to oversight of relevant risk and sustainability matters, the establishment of a separate, narrowly-focused Board committee on this topic is not necessary or appropriate, and would not be an effective use of the Board’s resources.
Our Framework Regarding Respect for Indigenous Peoples
We seek to respect the rights of Indigenous Peoples, and we recognize the rights of these communities to meaningful and appropriate consultation regarding issues affecting their sacred lands and natural resources. In acknowledgement of these rights, we adopted and published our Indigenous Peoples Statement in partnership with tribal leaders, indigenous communities’ stakeholders and their representatives. The Indigenous Peoples Statement articulates Wells Fargo’s respect for the rights of Indigenous Peoples, as well as our approach to responsible financing.
Additionally, through our Human Rights Statement, which was reviewed by the GNC and updated in spring 2025, we articulate our respect for human rights in our operations and through our business relationships, including our respect for the rights of Indigenous Peoples in conducting our business activities. The Indigenous Peoples Statement is available with our sustainability disclosures at https://www.wellsfargo.com/about/responsibility-and-impact/sustainability/, and our Human Rights Statement is available on our Reporting and Resources website at https://www.wellsfargo.com/about/responsibility-and-impact/reporting-and-resources/.
Through due diligence, Wells Fargo may engage with clients to understand their approach to managing potential impacts and risks to Indigenous communities. We intend to pursue business opportunities informed by appropriate assessment, applying risk management principles throughout our decision-making process.
Serving Indigenous Peoples’ Communities
Wells Fargo has a long history of providing capital and financial services to tribes and tribal-owned enterprises, and we continue to serve Indigenous communities with products, services, and financial health programs tailored to help tribal clients, tribal governments, tribal enterprises, and tribal members succeed financially. Our Indigenous Peoples Statement describes how we serve Indigenous Peoples’ communities in more detail. We believe that we are addressing the risks to Indigenous communities described in the proposal through our Board and committee oversight, as well as our existing policies and procedures to evaluate and mitigate potential risks and our ongoing banking relationships with Indigenous communities.
During engagements following the 2025 Shareholder Meeting, shareholders did not express concerns about our approach on this topic. Therefore, we believe that the proposal’s request for the establishment of a single-issue independent Board committee is unnecessary and would require the Board to divert meaningful time and resources necessary for carrying out its broader oversight of the business, including our strategic plan and risk management. We believe that this proposal is not in the best interests of Wells Fargo or our shareholders.

Item 9 – Shareholder Proposal – Board Committee on Indigenous Peoples’ Rights Our Board recommends that you vote AGAINST this proposal.

118	Wells Fargo & Company

Shareholder Proposals

Item 10

Shareholder Proposal – Report on Respecting Vendor Civil Liberties

Our Board recommends that you vote AGAINST this proposal.

Ridgeline Research LLC, 9711 Washingtonian Blvd., Suite 550, Gaithersburg, MD 20878, on behalf of American Conservative Values ETF, the holder of 12,249 shares of our common stock, has advised us that it intends to introduce the following resolution at the 2026 Shareholder Meeting:
Resolution and Supporting Statement
Supporting Statement:
Wells Fargo & Company is one of the largest companies in the United States and does business with thousands of vendors, suppliers, and other strategic partners. Wells Fargo & Company should respect the diverse views of these partners. But Wells Fargo & Company may be requiring them to participate in Diversity, Equity, and Inclusion (DEI) and other divisive practices as a condition of receiving contracts or doing business.
The 2025 Viewpoint Diversity Score Business Index1 found that 51% of the largest tech and finance companies, including Wells Fargo, have public policies requiring their vendors and other business partners to implement divisive practices. These include requiring vendors to implement DEI training or workforce management policies or practices, meet diversity benchmarks for boards or workforces, disclose DEI metrics, promote DEI through other programs and initiatives, or even impose similar requirements for their own supply chain.
These policies raise serious legal risk. The Eleventh Circuit recently held that a company that offered grants only to minority entrepreneurs violated the Civil Rights Act’s prohibition against race-based contracts in American Alliance for Equal Rights v. Fearless Fund. Requiring vendors and other business partners to implement DEI metrics could similarly constitute discrimination based on race. This is on top of the growing legal challenges for DEI initiatives broadly after the Supreme Court decisions in Students for Fair Admission v. Harvard, City of St. Louis v. Muldrow, and Ames v. Ohio Department of Youth Services.
Regulatory pressure is also mounting. In early 2025, (1) the Small Business Administration removed existing requirements for federal contractors to submit DEI-based goals and subcontracting results and plans2 and (2) President Trump issued an executive order prohibiting all federal contractors and grantees from engaging in unlawful DEI practices.3
These factors have made DEI increasingly unpopular. The Wall Street Journal recently reported that “Diversity Goals Are Disappearing from Companies’ Annual Reports.”4 Many companies are even revoking their DEI commitments.5
Wells Fargo & Company should avoid needless political controversies and illegal discrimination and support fundamental freedoms that benefit every American. One step is to increase transparency around its vendor practices to ensure it is respecting the diverse views of its partners.
Resolved: Shareholders request the Board of Directors of Wells Fargo & Company conduct an evaluation and issue a report within the next year, at reasonable cost and excluding confidential information, assessing how the Company’s DEI requirements for vendors, suppliers, and contractors impacts Wells Fargo & Company legal, reputational, operational, and other relevant risks related to discrimination against individuals based on their race, color, religion (including religious views), sex, national origin, or political views.
1.https://www.viewpointdiversityscore.org/
2.https://federalnewsnetwork.com/commentary/2025/06/new-sba-goals-down-but-not-out/
3.https://www.whitehouse.gov/presidential-actions/2025/01/ending-illegal-discrimination-and-restoring-merit-based-opportunity/
4.https://www.wsj.com/business/diversity-goals-are-disappearing-from-companies-annual-reports-459d1ef3
5.https://www.forbes.com/sites/conormurray/2025/04/11/ibm-reportedly-walks-back-diversity-policies-citing-inherent-tensions-here-are-all-the-companies-rolling-back-dei-programs

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Shareholder Proposals
Our Statement in Opposition
Report on Respecting Vendor Civil Liberties
Our Board recommends a vote AGAINST this proposal, identified as Item 10 on the proxy card.
•Contrary to the proposal’s claim, Wells Fargo does not require our suppliers, vendors and other relevant third-party providers to participate in programs or conform to criteria related to diversity or other demographics-based practices as a condition for doing business with us. We explained this to the proponent during our engagement.
•During our other shareholder engagements over the past year, the topic of this proposal was not raised and has not otherwise emerged as a shareholder priority.
No Demographic-Based Requirements for Suppliers
The proposal incorrectly asserts that Wells Fargo requires our suppliers, vendors and other relevant third-party providers to participate in diversity or other demographics-based practices as a condition for doing business with us. As the Company explained during our engagement with the proponent and their third-party representative, Alliance Defending Freedom, Wells Fargo’s supplier initiatives are focused on supplier size as determined by revenue, and are not based on demographics. The Company’s Supplier Code of Conduct sets forth our expectation that suppliers operate in a way that is consistent with applicable laws and regulations and refrain from illegal or improper activity, including discrimination. Information about supplier expectations, including our Supplier Code of Conduct, is available on our website at https://www.wellsfargo.com/about/supply-chain-management/.
Shareholder Engagement
During engagement with our broader shareholder base over the last year, the topic of this proposal was not raised by any of our other shareholders, and has not otherwise emerged as a shareholder priority. As noted above, we also engaged with the proponent, and explained that, contrary to the proposal’s claim, Wells Fargo does not require our suppliers, vendors and other relevant third-party providers to participate in programs or conform to criteria related to diversity or other demographics-based practices as a condition for doing business with us.
Because we do not in fact require these third-party providers to participate in such practices, we believe that the report requested by the proposal is unnecessary and would require us to devote meaningful time and resources that could be better utilized to advance key priorities. We believe that the proposal is not in the best interests of Wells Fargo or our shareholders.

Item 10 – Shareholder Proposal - Report on Respecting Vendor Civil Liberties Our Board recommends that you vote AGAINST this proposal.

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Additional Information
Voting and Other Meeting Information
Shareholder Meeting Logistics
Our 2026 Shareholder Meeting will be held virtually via a live webcast so that our shareholders can participate from any geographic location with internet connectivity. We believe this enhances your accessibility to our Shareholder Meeting.
•Meeting Date & Time: Tuesday, April 28, 2026, at 10:00 a.m., Eastern Time
•Record Date: Monday, March 2, 2026
•Virtual Meeting Access: www.virtualshareholdermeeting.com/WFC2026
In the event of technical difficulties, we expect that an announcement will be made on www.virtualshareholdermeeting.com/WFC2026. If necessary, the announcement will provide information regarding the date, time, and location of any adjournment or postponement of the Shareholder Meeting. Any updated information will also be posted on the Investor Relations page of our website at www.wellsfargo.com.
How can I attend and participate in the Shareholder Meeting?
Shareholders of record and street name holders of our common stock as of the close of business on the record date will be able to attend, vote, and ask questions at the Shareholder Meeting.

Attend and Participate in the Shareholder Meeting as a Shareholder
Go to www.virtualshareholdermeeting.com/WFC2026 and, when prompted, enter the valid control number from your notice of internet availability of proxy materials, proxy card, or voting instruction form, your name, and your email address. Once you are admitted to the Shareholder Meeting as a shareholder, you can ask questions and vote by following the directions on the virtual meeting website.
To log into the Shareholder Meeting as a shareholder and in order to vote and ask questions during the meeting, you must enter the meeting using a valid control number included in your proxy materials or obtain a proxy from your bank, broker, or other nominee (preferably at least five days before the meeting), if applicable.
We encourage shareholders to log into this website and access the virtual meeting before the start time. You will be able to begin the online check-in process approximately 15 minutes before the Shareholder Meeting starts.

Attend the Shareholder Meeting as a Guest
If you do not have a valid control number, you may attend the Shareholder Meeting as a guest, but you will not have the ability to vote your shares or ask questions during the virtual meeting. Go to www.virtualshareholdermeeting.com/WFC2026 and, when prompted, register as a guest in order to listen to the meeting.

If you are a participant in the 401(k) Plan or Stock Purchase Plan you must submit voting instructions for shares you hold through the plan by the applicable deadline as described in How do I vote my shares before the Shareholder Meeting, and what is the deadline? below.
Additional information and instructions regarding voting, asking questions, and accessing and participating in the Shareholder Meeting are provided below. Rules of conduct for the Shareholder Meeting will also be available on the virtual meeting website.

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Additional Information
Even if you currently plan to attend the Shareholder Meeting, we recommend that you submit your proxy as described above so that your vote will be counted if you later decide not to attend the meeting. Participants in the 401(k) Plan or Stock Purchase Plan must vote their shares before the Shareholder Meeting by the deadline provided below.
If you are unable to attend the Shareholder Meeting, we will make available a recording of the Shareholder Meeting for a period of time after the meeting on the Investor Relations page of our website at www.wellsfargo.com.
Where can I find my valid control number?
If you are a shareholder of record, your valid control number is a 16-digit control number provided in your notice of internet availability of proxy materials or proxy card. If you are a street name holder, and your voting instruction form or notice of internet availability indicates that you may vote those shares through the www.proxyvote.com website, then you may access, participate in, and vote at the Shareholder Meeting with the 16-digit access code indicated on that voting instruction form or notice of internet availability.
Otherwise, you should contact your bank, broker, or other nominee (preferably at least five days before the Shareholder Meeting) and obtain a “legal proxy” in order to log into the Shareholder Meeting as a shareholder and be able vote and ask questions at meeting.
How can I ask questions during the Shareholder Meeting?
The Company will endeavor to answer as many questions submitted by shareholders pertinent to meeting matters or the business of the Company during designated question and answer sessions as time permits. Shareholders who log in with their valid control number to attend our Shareholder Meeting will have an opportunity to submit questions via the virtual meeting website in the appropriate question field at or before the time the matters are before the Shareholder Meeting for consideration. In addition, shareholders may submit questions for a period of time in advance of the Shareholder Meeting at www.proxyvote.com using their valid control number.
We may group, summarize, and answer together questions from multiple shareholders on the same topic or that are otherwise related to avoid repetition. In order to allow other shareholders in attendance the ability to ask a question, we may limit each shareholder to two questions, whether submitted prior to or during the Shareholder Meeting. Shareholder questions that are not pertinent to meeting matters or the business of the Company, as described in the meeting rules of conduct available on the meeting website, will not be addressed during the meeting. We will refer questions related to personal matters to the appropriate customer service or Human Resources representative for a response.
Voting Information
Who can vote at the Shareholder Meeting?
Shareholders of record of our common stock as of the close of business on the record date are entitled to notice of and to vote at the Shareholder Meeting. As of the record date, we had 3,074,934,266 shares of common stock outstanding and entitled to vote. Each share of common stock outstanding on the record date is entitled to one vote on each of the 12 director nominees and one vote on each other item to be voted on at the Shareholder Meeting. There is no cumulative voting. Participants in the 401(k) Plan or Stock Purchase Plan should read the additional information below under How do I vote my shares before the Shareholder Meeting, and what is the deadline? regarding voting their shares.

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Additional Information
How many votes must be present to hold the Shareholder Meeting?
We will have a quorum and can conduct business at the Shareholder Meeting if the holders of a majority of the outstanding shares of common stock as of the record date are present or represented by proxy at the meeting. We urge you to promptly submit your proxy even if you plan to attend the Shareholder Meeting so that we will know as soon as possible that enough shares will be present for us to hold the meeting. Solely for purposes of determining whether we have a quorum, we will count:
•Shares present or represented by proxy and voting;
•Shares present and not voting; and
•Shares for which we have received proxies but for which shareholders have abstained from voting or that represent broker non-votes, which are described below.
Who is soliciting my vote?
The Board is soliciting proxies so that you can submit your proxy before the Shareholder Meeting. If you vote by proxy, you will be designating each of Derek A. Flowers and Michael P. Santomassimo, each of whom is a Company executive officer, with the power of substitution as your proxy, and together as your proxies, to vote your shares as you instruct. If you sign and return your proxy card or submit your proxy over the internet, by mobile device, or by telephone without giving specific voting instructions, these individuals will vote your shares by following the Board’s recommendations.
The proxies also have discretionary authority to vote to adjourn our Shareholder Meeting, including for the purpose of soliciting votes in accordance with our Board’s recommendations, or if any other business properly comes before the meeting. If any other business properly comes before the meeting, the proxies will vote on those matters in accordance with their best judgment.
How do I vote my shares before the Shareholder Meeting, and what is the deadline?
You do not need to attend the Shareholder Meeting in order to vote. The chart below provides general information on how to vote your shares before the Shareholder Meeting if you are:
•A record holder — your shares are held directly in your name on our stock records and you have the right to vote your shares yourself or by proxy at the Shareholder Meeting;
•A street name holder — your shares are held in an account at a brokerage firm, bank, or other similar entity. This entity is considered the record holder of these shares for purposes of voting at the Shareholder Meeting. You have the right to instruct the brokerage firm, bank, or other entity how to vote the shares in your account; or
•A current or former Wells Fargo employee who holds shares acquired under one or more of our Company plans — If you hold shares in the 401(k) Plan or the Stock Purchase Plan, or if you acquired shares under the 2022 LTIP (or a predecessor plan) that continue to be held through EquatePlus, you are a “Company Plans Participant” and you have the right to instruct the applicable plan trustee or custodian how to vote such shares of common stock that you hold as of the record date. The trustee will vote all shares held in the 401(k) Plan in proportion to the voting instructions the trustee actually receives from all 401(k) Plan participants in accordance with the terms of the plan, unless contrary to ERISA. If you do not give voting instructions for your Stock Purchase Plan shares or other shares held through EquatePlus, these shares will not be voted.
The deadline for submitting your proxy before the Shareholder Meeting, depending on whether you are a record or street name holder, or a Company Plans Participant, and the method you use to submit your proxy, is also described below.

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Additional Information

Method to Submit Your Proxy	Record or Street Name Holder	Company Plans Participant

Internet*
Go to www.proxyvote.com and follow the online instructions (if a record holder) or the website in your voting instruction form (if street name holder). Your proxy must be received by 11:59 p.m. Eastern Time on April 27, 2026.

See email sent to your current Company email address for instructions on how to access online proxy materials and submit your proxy over the internet. Your proxy must be received by 11:59 p.m. Eastern Time on April 23, 2026.

Mobile device*
Scan the QR Barcode on your notice of internet availability of proxy materials or proxy card (if record holder) or voting instruction form (if street name holder). Your proxy must be received by 11:59 p.m. Eastern Time on April 27, 2026.
Scan the QR Barcode on your voting instruction form or proxy card. Your proxy must be received by 11:59 p.m. Eastern Time on April 23, 2026.

Telephone*
See notice of internet availability of proxy materials or proxy card (if record holder) or voting instruction form (if street name holder) for any telephone voting instructions. Your proxy must be received by 11:59 p.m. Eastern Time on April 27, 2026.

See email sent to your current Company email address or mailed voting instruction form/proxy card for telephone voting instructions. Your proxy must be received by 11:59 p.m. Eastern Time on April 23, 2026.

Mail (if proxy materials received by mail)	Complete, sign, date, and return the proxy card (if record holder) or voting instruction form (if street name holder). Your proxy must be received prior to the Shareholder Meeting.
Complete, sign, date, and return voting instruction form (for 401(k) Plan shares) or proxy card (for Stock Purchase Plan shares or shares acquired under the 2022 LTIP (or a predecessor plan) that are held through EquatePlus). Your proxy must be received by April 23, 2026.

*    If you submit your proxy over the internet, by mobile device using the applicable QR code, or by telephone, you will need the control number from your notice of internet availability of proxy materials, proxy card, or voting instruction form. If you submit your proxy over the internet, by mobile device, or by telephone, please do not mail back any voting instruction form or proxy card you received. See Other Information for additional information about the notice of internet availability and electronic delivery of our proxy materials.
Is my vote confidential?
It is our policy that documents identifying your vote are confidential. The vote of any shareholder will not be disclosed to any third party before the final vote count at the Shareholder Meeting except to meet legal requirements; to assert claims for or defend claims against the Company; to allow authorized individuals to count and certify the results of the shareholder vote; in the event a proxy solicitation in opposition to the Board takes place; or to respond to shareholders who have written comments on proxy cards or who have requested disclosure. The Inspector of Election and those who count shareholder votes will be employees of an unaffiliated third party who have been instructed to comply with this policy. Third parties unaffiliated with the Company will count the votes of participants in the Company Plans.

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Additional Information
What are my voting options? What vote is required and how is my vote counted?
The table below shows your voting options on the items to be considered at the Shareholder Meeting, the vote required to elect directors and to approve each other item under our By-Laws, and the manner in which votes will be counted:

Item	Voting Options	Vote Required for Approval	Board Recommendation	Effect of Abstentions

Item 1. Election of 12 Director Nominees	With respect to each nominee: For Against Abstain	Votes cast FOR the nominee must exceed the votes cast AGAINST the nominee	FOR all 12 director nominees	No effect

Item 2. Advisory Resolution to Approve Executive Compensation (Say on Pay)	For Against Abstain	Majority of the shares present or represented by proxy at the Shareholder Meeting and entitled to vote on this item vote FOR this item	FOR	Vote against

Item 3. Proposal to Amend and Restate the Company’s 2022 Long-Term Incentive Plan	For Against Abstain	Majority of the votes cast on this item vote FOR this item	FOR	No effect

Item 4. Proposal to Ratify KPMG as the Company’s Independent Registered Public Accounting Firm for 2026	For Against Abstain	Majority of the shares present or represented by proxy at the Shareholder Meeting and entitled to vote on this item vote FOR this item	FOR	Vote against

Items 5-10. Shareholder Proposals	For Against Abstain	Majority of the shares present or represented by proxy at the Shareholder Meeting and entitled to vote on this item vote FOR this item	AGAINST	Vote against

With respect to Item 1 (Election of 12 Director Nominees), under Delaware law, directors continue in office until their successors are elected and qualified or until their earlier resignation or removal. Our Corporate Governance Guidelines provide that our Board will nominate for election, and appoint to fill Board vacancies or newly created directorships, only those directors who have tendered or agreed to tender an irrevocable resignation that would become effective upon their failure to receive the required vote for election and Board acceptance of the tendered resignation. Each director nominee named in this Proxy Statement has tendered an irrevocable resignation as a director in accordance with our Corporate Governance Guidelines, which resignation will become effective if he or she fails to receive the required vote for election at the Shareholder Meeting and our Board accepts his or her resignation.

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Additional Information
Our Corporate Governance Guidelines also provide that the GNC will consider the tendered resignation of a director who fails to receive the required number of votes for election, as well as any other offer to resign that is conditioned upon Board acceptance, and will recommend to our Board whether or not to accept such resignation. The director whose resignation is under consideration will abstain from participating in any decision of the GNC or our Board regarding such resignation. If our Board does not accept the resignation, the director will continue to serve until his or her successor is elected and qualified. Our Board will publicly disclose its decision regarding a resignation tendered by a director who fails to receive the required number of votes for re-election within 90 days after certification of the shareholder voting results.
What is the effect of Broker Non-Votes?
Under NYSE rules, member-brokers are prohibited from voting a customer’s shares on non-routine items (referred to as a “broker non-vote”) if the customer has not given the broker voting instructions on that matter. A broker may vote customer shares in its discretion on any routine items if the customer does not instruct the broker how to vote, though the broker may opt not to do so. Whether brokers have discretion to vote the shares on uninstructed matters is subject to NYSE rules and a final determination by the NYSE. Therefore, unless you provide specific voting instructions, your shares may not be represented or voted at the Shareholder Meeting. Broker-non votes, if any, will not be counted in determining the outcome of the vote on the election of directors or on any of the other proposals.
May I change my vote?
Yes. If you are the record holder of the shares, you may revoke your proxy and change your vote by:
•Submitting timely written notice of revocation to our Corporate Secretary at MAC #J0193-610, 30 Hudson Yards, New York, NY 10001, prior to the vote at the Shareholder Meeting or to officeofthecorporatesecretary@wellsfargo.com;
•If you completed and returned a proxy card, submitting a new proxy card with a later date and returning it prior to the vote at the Shareholder Meeting;
•If you submitted your proxy over the internet, by mobile device, or by telephone, submitting another later-dated proxy over the internet, by mobile device, or by telephone by the applicable deadline shown in the table above; or
•Attending the Shareholder Meeting as a shareholder and voting your shares online during the Shareholder Meeting. See Shareholder Meeting Logistics above for more information on how to attend, vote, and ask questions during the Shareholder Meeting. Attending the Shareholder Meeting alone will not revoke your proxy.
If you are a street name holder, you may revoke your voting instructions and change your vote by submitting new voting instructions to your brokerage firm, bank, or other similar entity before the deadline shown above or you may change your voting instructions by attending the Shareholder Meeting and voting online during the meeting, provided that you log into the meeting as a shareholder using your valid control number included in your proxy materials.
If you participate in the Company Plans, you may revoke your voting instructions and change your vote by submitting new voting instructions to the trustee or custodian of the applicable plan before the deadline shown above.

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Additional Information
Proposals and Nominations for the 2027 Shareholder Meeting
We have summarized below the requirements and timing for shareholders to submit proposals or director nominations for the 2027 Shareholder Meeting. More complete information on these requirements, which we encourage you to review, is available under SEC Rule 14a-8 and our By-Laws, as applicable. These requirements are separate from the procedures you must follow to recommend a nominee for consideration by the GNC for election as a director as described under Process for Shareholders to Recommend Individuals as Director Nominees.

Proposal Type	Deadline for Company to Receive*	Description and Requirements

Rule 14a-8 Shareholder Proposals	Close of business on November 18, 2026
A shareholder may submit a proposal for inclusion in the proxy statement by satisfying the requirements under Rule 14a-8.
Materials should be sent to either our principal executive office listed on the back cover of this Proxy Statement (Attention: CEO), or to our Corporate Secretary at MAC# J0193-610, 30 Hudson Yards, New York, NY 10001 or officeofthecorporatesecretary@wellsfargo.com.

Proxy Access Director Nominations	No earlier than close of business on October 19, 2026, and no later than close of business on November 18, 2026
A shareholder (or group of up to 20 shareholders) owning at least 3% of our stock continuously for at least three years may nominate and include in our proxy materials director nominees constituting up to the greater of 20% of the Board or two directors by satisfying the requirements set forth in our By-Laws.
Materials should be sent to our Corporate Secretary at MAC# J0193-610, 30 Hudson Yards, New York, NY 10001.

Advance Notice Proposals or Nominations	No earlier than close of business on December 29, 2026, and no later than close of business on January 28, 2027
Shareholders may nominate an individual for election to the Board or propose any business to be considered directly at the annual meeting of shareholders (not included in our proxy statement) by satisfying the requirements in our By-Laws (which includes information required under Rule 14a-19) for such director nominations or proposals.
Materials should be sent to our Corporate Secretary at MAC# J0193-610, 30 Hudson Yards, New York, NY 10001.

*    “Close of business” means 6:00 p.m. Eastern Time.
The Chair or other officer presiding at the Shareholder Meeting has the sole authority to determine whether any nomination or other business has been properly brought before the meeting in accordance with our By-Laws. Management and any other person duly named as proxy by a shareholder will have the authority to vote in their discretion on any nomination for director or any other business at an annual shareholder meeting if the Company does not receive notice of the nomination or other business matter within the time frames described above or where a notice is received within these time frames, if the shareholder delivering the notice fails to satisfy the requirements of SEC Rule 14a-4.

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Additional Information
Other Information
Cost of Soliciting Proxies
We pay the cost of soliciting proxies. We have retained Sodali & Co. to help the Board solicit proxies. We expect to pay approximately $30,000 plus out-of-pocket expenses and costs related to any additional solicitation efforts we may determine to undertake. Board members and our employees may also solicit proxies for us by mail, telephone, email, or in person. We will not pay our directors or employees any extra amounts for soliciting proxies. We may, upon request, reimburse brokerage firms, banks, or similar entities representing street name holders for their expenses in forwarding the notice of internet availability of proxy materials or proxy materials to their customers who are street name holders and obtaining their voting instructions.
Electronic Delivery of Proxy Materials
We use the SEC notice and access rule that allows us to furnish our proxy materials to our shareholders over the internet instead of mailing paper copies of those materials. As a result, beginning on or about March 18, 2026, we sent to our shareholders of record a notice of internet availability of proxy materials containing instructions on how to access our proxy materials over the internet and vote online. This notice is not a proxy card and cannot be used to vote your shares. If you received a notice only, you will not receive paper copies of the proxy materials unless you request the materials by following the instructions on the notice or on the website referred to on the notice.
We provided some of our shareholders, including shareholders who have previously requested to receive paper copies of the proxy materials and some of our shareholders who are participants in our benefit plans, with paper copies of the proxy materials instead of a notice that the materials are electronically available over the internet. If you received paper copies of the proxy materials, we encourage you to help us save money and reduce the environmental impact of delivering paper proxy materials to shareholders by signing up to receive all of your future proxy materials electronically, as described below.
If you own shares of common stock in more than one account – for example, in a joint account with your spouse and in your individual brokerage account – you may have received more than one notice or more than one set of paper proxy materials. To vote all of your shares by proxy, please follow each of the separate proxy voting instructions that you received for your shares of common stock held in each of your different accounts.
How to Receive Future Proxy Materials Electronically
Shareholders can sign up to receive proxy materials electronically and receive an email prior to next year’s shareholder meeting with links to the proxy materials, which may provide faster delivery of the materials and will help us save printing and mailing costs and conserve natural resources. Your election to receive proxy materials by email will remain in effect until you terminate your election. To receive proxy materials by email in the future, you may either go to www.proxyvote.com and follow the instructions to enroll for electronic delivery or follow the instructions on the notice, or if a street name holder, contact your brokerage firm, bank, or other similar entity that holds your shares.
If you have previously agreed to electronic delivery of our proxy materials, but wish to receive paper copies of these materials for the Shareholder Meeting or for future meetings, please follow the instructions on the website referred to on the electronic notice you received.

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Additional Information
Householding
SEC rules allow a single copy of the proxy materials or the notice of internet availability of proxy materials to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receiving a single copy of these materials in a manner provided by these rules. This practice known as “householding” can result in significant savings of paper and mailing costs.
Because we are using the SEC’s notice and access rule, we will not household our proxy materials or notices to shareholders of record sharing an address. This means that shareholders of record who share an address will each be mailed a separate notice or paper copy of the proxy materials. However, we understand that certain brokerage firms, banks, or other similar entities holding our common stock for their customers may household proxy materials or notices.
Shareholders sharing an address whose shares of our common stock are held by such an entity should contact such entity if they now receive (1) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our proxy materials or notice and wish to receive separate copies of these materials in the future. Additional copies of our proxy materials are available upon request by contacting:
Wells Fargo & Company
MAC #J0193-610
30 Hudson Yards
New York, NY 10001
Attention: Corporate Secretary
1-866-870-3684
We will also promptly send a copy of the 2025 Annual Report, without charge, upon request to the address or phone number above.
Incorporation by Reference (Part III of Form 10-K)
Only the following sections of this Proxy Statement shall be deemed incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2025, in response to Part III, Items 10, 11, 12, 13, and 14 thereof: “Board and Governance Matters - Director Nominees for Election,” “Board and Governance Matters - Our Director Nominees,” “Board Structure and Operations - Our Corporate Governance Documents,” “Board and Governance Matters - Director Independence,” “Board Structure and Operations - Board Oversight - Risk Management in the Compensation Decision Process,” “Board Structure and Operations - Our Board Committee Structure - Board Committee Members and Oversight Responsibilities - Audit Committee,” “Board Structure and Operations - Our Board Committee Structure - Compensation Committee Interlocks and Insider Participation,” “Board Structure and Operations - Director Compensation,” “Ownership of Our Common Stock - Delinquent Section 16(a) Reports,” “Executive Compensation - Compensation Discussion and Analysis,” “Executive Compensation - Compensation Committee Report,” “Executive Compensation - Executive Compensation Tables,” “Executive Compensation - CEO Pay Ratio and Median Employee Annual Total Compensation,” “Executive Compensation - Pay Versus Performance,” “Ownership of Our Common Stock - Security Ownership of Certain Beneficial Owners, Officers, and Directors,” “Information About Related Person Transactions,” “Equity Compensation Plan Information,” “Audit Matters - Audit and Non-Audit Fees,” and “Audit Matters - Audit Committee Pre-Approval Policies and Procedures.”
To the extent that this Proxy Statement is incorporated by reference into any of our other filings under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled “Compensation Committee Report” and “Audit Committee Report” (to the extent permitted by the rules of the SEC) will not be deemed incorporated into any such filing, unless specifically provided otherwise in such filing.

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Additional Information
Notes on Non-GAAP Financial Measures
We evaluate our business based on certain ratios that utilize tangible common equity. Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, goodwill, certain identifiable intangible assets (other than mortgage servicing rights) and goodwill and other intangibles on investments in consolidated portfolio companies, net of applicable deferred taxes. The ratios are (i) tangible book value per common share, which represents tangible common equity divided by common shares outstanding; and (ii) return on average tangible common equity (ROTCE), which represents our annualized earnings as a percentage of tangible common equity. The methodology of determining tangible common equity may differ among companies. Management believes that tangible book value per common share and ROTCE, which utilize tangible common equity, are useful financial measures because they enable management, investors, and others to assess the Company’s use of equity.
The tables on the following pages provide a reconciliation of these non-GAAP financial measures to GAAP financial measures.
For purposes of measuring performance, as provided in our 2022 LTIP or the applicable form of award agreement, ROTCE may be further adjusted by the HRC, in its discretion, for the effect of (i) losses resulting from discontinued operations, (ii) the cumulative effect of significant changes in generally accepted accounting principles, and (iii) any other unusual or infrequently occurring gain or loss which is separately identified and quantified. Under the terms of Mr. Scharf’s offer letter, ROTCE for purposes of his Performance Shares is adjusted to exclude the impact of any penalties or other charges related to litigation, investigations or examinations arising out of retail sales practices of the Company or other material regulatory matters related to the conduct of the Company during periods prior to his employment. Following the termination of key consent orders in 2025, the Committee and CEO agreed to eliminate these additional adjustments for Mr. Scharf’s 2026 PSAs and all future awards.

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Additional Information
Tangible common equity

		Year ended December 31,						Fourth quarter
($ in millions)		2025	2024	2023*	2022*	2021*	2020	2019
Return on average tangible common equity:
Net income applicable to common stock	(A)	$20,285	18,606	17,982	12,562	20,818	1,786	2,546
Average total equity		183,476	183,879	184,860	183,167	190,502	184,689	192,393
Adjustments:
Preferred stock[1]		(17,517)	(18,581)	(19,698)	(19,930)	(21,151)	(21,364)	(21,549)
Additional paid-in capital on preferred stock[1]		142	147	168	143	137	148	(71)
Unearned ESOP shares[1]		—	—	—	512	874	1,007	1,143
Noncontrolling interests		(1,860)	(1,751)	(1,844)	(2,323)	(1,601)	(769)	(945)
Average common stockholders’ equity	(B)	164,241	163,694	163,486	161,569	168,761	163,711	170,971
Adjustments:
Goodwill		(25,082)	(25,172)	(25,173)	(25,177)	(26,087)	(26,387)	(26,389)
Certain identifiable intangible assets (other than mortgage servicing rights)		(670)	(95)	(136)	(190)	(294)	(389)	(449)
Goodwill and other intangibles on investments in consolidated portfolio companies (included in other assets)[2]		(695)	(895)	(2,083)	(2,359)	(2,226)	(2,002)	(2,223)
Applicable deferred taxes related to goodwill and other intangible assets[3]		1,016	935	906	864	867	834	807
Average tangible common equity	(C)	$138,810	138,467	137,000	134,707	141,021	135,767	142,717
Return on average common stockholders’ equity (ROE)	(A)/(B)	12.35%	11.37%	11.00%	7.78%	12.34%	1.09%	5.91%
Return on average tangible common equity (ROTCE)	(A)/(C)	14.61%	13.44%	13.13%	9.33%	14.76%	1.32%	7.08%
*    A reconciliation for 2023, 2022, and 2021 is included for purposes of the Pay Versus Performance table and discussion.
1.In fourth quarter 2022, we redeemed all outstanding shares of our ESOP Cumulative Convertible Preferred Stock in exchange for shares of the Company's common stock.
2.In third quarter 2023, we sold investments in certain private equity funds. As a result, we have removed the related goodwill and other intangible assets on investments in consolidated portfolio companies.
3.Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

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Additional Information
Tangible common equity (continued)

		December 31,
($ in millions)		2025	2024	2023	2022	2021	2020	2019
Tangible book value per common share:
Total equity		$183,038	181,066	187,443	182,213	189,889	185,712	187,702
Adjustments:
Preferred stock[1]		(16,608)	(18,608)	(19,448)	(19,448)	(20,057)	(21,136)	(21,549)
Additional paid-in capital on preferred stock[1]		141	144	157	173	136	152	(71)
Unearned ESOP shares[1]		—	—	—	—	646	875	1,143
Noncontrolling interests		(1,920)	(1,946)	(1,708)	(1,986)	(2,503)	(1,033)	(838)
Total common stockholders’ equity	(A)	164,651	160,656	166,444	160,952	168,111	164,570	166,387
Adjustments:
Goodwill		(24,967)	(25,167)	(25,175)	(25,173)	(25,180)	(26,392)	(26,390)
Certain identifiable intangible assets (other than mortgage servicing rights)		(823)	(73)	(118)	(152)	(225)	(342)	(437)
Goodwill and other intangibles on investments in consolidated portfolio companies (included in other assets)[2]		(705)	(735)	(878)	(2,427)	(2,437)	(1,965)	(2,146)
Applicable deferred taxes related to goodwill and other intangible assets[3]		1,063	947	920	890	765	856	810
Tangible common equity	(B)	$139,219	135,628	141,193	134,090	141,034	136,727	138,224
Common shares outstanding	(C)	3,093	3,289	3,599	3,834	3,886	4,144	4,134
Book value per common share	(A)/(C)	$53.24	48.85	46.25	41.98	43.26	39.71	40.24
Tangible book value per common share	(B)/(C)	45.02	41.24	39.23	34.98	36.29	32.99	33.43
1.In fourth quarter 2022, we redeemed all outstanding shares of our ESOP Cumulative Convertible Preferred Stock in exchange for shares of the Company's common stock.
2.In third quarter 2023, we sold investments in certain private equity funds. As a result, we have removed the related goodwill and other intangible assets on investments in consolidated portfolio companies.
3.Determined by applying the combined federal statutory rate and composite state income tax rates to the difference between book and tax basis of the respective goodwill and intangible assets at period end.

132	Wells Fargo & Company

Additional Information
Other Financial Information
1.Pre-Tax Pre-Provision Profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
2.Return on Equity (ROE) represents Wells Fargo net income applicable to common stock divided by average common stockholders’ equity.
3.Common Equity Tier 1 (CET1) Ratio is calculated under the Standardized Approach which is our binding CET1 framework. CET1 ratio is a regulatory calculation used by management, investors, regulators, and others to assess the Company’s capital position. For additional information on our CET1 ratio, see the “Capital Management - Risk-Based Capital and Risk-Weighted Assets” section in the Company’s 2025 Annual Report to Shareholders filed as Exhibit 13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.
4.Efficiency Ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
5.Net Operating Loss (NOL) means for any year in the Performance Period, that the Company reports a net loss in the Company’s consolidated financial statements, and a net loss continues to exist after eliminating the effect of the following items, each determined based on generally accepting accounting principles: (i) losses resulting from discontinued operations; (ii) the cumulative effect of changes in generally accepted accounting principles; and (iii) any other unusual or infrequent loss which is separately identified and quantified.
6.Total Shareholder Return (TSR) for Performance Share Awards granted in 1Q 2026 for Performance Year 2025, means, for the Company and each of the other Financial Performance Group Companies, (a) (i) the company’s average closing price of a share of common stock (as reported in such reliable source as determined by the HRC, in its sole discretion) over the last 20 consecutive trading days, ending on December 31, 2028 (“End Price”), minus (ii) the company’s average closing price of a share of common stock (as reported in such reliable source as determined by the HRC, in its sole discretion) over the first 20 consecutive trading days occurring in calendar year 2026 (“Base Price”), plus the value of any dividends declared on such common stock in respect of an ex-dividend date occurring during the Performance Period, as adjusted assuming such dividends were reinvested in shares of common stock of the issuing company on such ex-dividend date (“Reinvested Dividends”), divided by (b) the Base Price (in each case, with such adjustments as are appropriate, in the judgment of the HRC in its sole discretion, to equitably calculate TSR in light of any stock splits, reverse stock splits, stock dividends, and other extraordinary transactions or other changes in the capital structure of the Company, as applicable).

2026 Proxy Statement	133

Appendix A — Wells Fargo & Company 2022 Long-Term Incentive Plan
1.Purpose. The purpose of this Wells Fargo & Company 2022 Long-Term Incentive Plan, as amended and restated as of the 2026 Restatement Date, and as may be further amended from time to time (the “Plan”) is to assist Wells Fargo & Company (the “Company”) and its Affiliates (as defined below) in attracting, retaining and rewarding employees, officers and directors, and to motivate them to achieve company goals and to drive sustained shareholder value.
2.Administration.
2.1 Administration of the Plan. The Plan shall be administered by the Committee. Any power of the Committee may also be exercised by the Board. To the extent that any permitted action taken by the Board conflicts with action taken by the Committee, the Board action shall control. Any or all aspects of the administration of the Plan may be delegated to one or more officers or Employees, including, without limitation, the authority to grant Awards to Participants who are not Executive Officers, if and to the extent permitted by applicable law.
2.2 Defined Terms. Terms in the Plan that begin with an initial capital letter and are not otherwise defined in the text of the Plan are defined as set forth in Appendix A.
2.3 Powers of the Committee. Subject to the express provisions of this Plan, including, without limitation, Section 24, the Committee shall be authorized and empowered to take all actions that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are eligible to be granted Awards under Section 4, to which of such persons, if any, Awards shall be granted hereunder and the timing of any such Awards; (iii) to grant Awards to Participants and determine the terms and conditions of Awards, including the number of Shares subject to Awards, the exercise or purchase price of such Shares, and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events, or other factors; (iv) to establish and certify the extent of satisfaction of any performance criteria or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of Award Agreements or other communications evidencing Awards made under this Plan (which need not be identical) (including, without limitation, to modify, amend, or accelerate Awards, subject to Sections 9.6 and 10.4) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 22; (vii) to interpret and construe this Plan, any rules and regulations under this Plan, and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and (viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.
2.4 Determinations by the Committee. All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan, and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, Beneficiaries, heirs or other persons holding or claiming rights under the Plan or any Award. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

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Appendix A — Wells Fargo & Company 2022 Long-Term Incentive Plan
3.Shares Available Under the Plan. Subject to adjustment as provided in Section 22, the maximum aggregate number of Shares issuable pursuant to all Awards under the Plan on or after the 2026 Restatement Date shall be equal to the sum of: (i) 45,000,000 Shares, newly authorized as of the 2026 Restatement Date, plus (ii) 42,708,557 Shares, which is the number of Shares previously reserved for issuance under the Plan as of the Effective Date (not including Shares under part (iii) hereof), plus (iii) any Shares subject to equity compensation awards that were outstanding under the Company’s Long-Term Incentive Compensation Plan (the “LTICP”) on the Effective Date that are subsequently canceled, forfeited, expired, or settled in cash. The Shares issued pursuant to Awards granted under this Plan may consist, in whole or in part, of authorized but unissued Shares or treasury Shares not reserved for any other purpose. For purposes of this Section 3, the aggregate number of Shares available for Awards under this Plan at any time shall not be reduced with respect to Shares attributable to Awards that have been canceled, expired, forfeited or settled in cash. Except in the case of Options, Incentive Stock Options or Stock Appreciation Rights, in the event that withholding tax liabilities arising from an Award are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan. Substitute Awards may be granted under this Plan and such Substitute Awards shall not reduce the aggregate number of Shares available for Awards under this Plan.
4.Participation. Participation in the Plan shall be limited to Employees of the Company or an Affiliate selected by the Committee and to Directors. Options intending to qualify as Incentive Stock Options may only be granted to employees of the Company or any subsidiary within the meaning of the Code. Participation is entirely at the discretion of the Committee and is not automatically continued or otherwise guaranteed after an initial period of participation.
5.Performance Shares and Performance Units. An Award of Performance Shares or Performance Units under the Plan shall entitle the Participant to future payments or Shares or a combination thereof based upon the level of achievement with respect to one or more pre-established performance criteria established for one or more Performance Periods. The Performance Period over which Performance Shares or Performance Units are earned shall not be less than one year nor more than five years as specified by the Committee.
5.1 Amount of Award. The Committee shall establish a maximum amount of a Participant’s Award, which amount shall be denominated in Shares in the case of Performance Shares or in dollars in the case of Performance Units.
5.2 Communication of Award. Each Award Agreement evidencing an Award of Performance Shares or Performance Units shall contain provisions regarding (i) the target and maximum amount payable to the Participant pursuant to the Award; (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment; (iii) the Performance Period over which performance shall be measured for determining the amount of any payment; (iv) the timing of any payment earned based on performance; (v) restrictions on the alienation or transfer of the Award prior to actual payment; (vi) forfeiture provisions; and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee.
5.3 Performance Criteria. Performance criteria established by the Committee shall relate to corporate, group, unit, individual or other performance, and may be established according to financial or nonfinancial metrics, or such other measures or standards determined by the Committee. Multiple performance criteria may be used and the components of multiple performance criteria may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities.
5.4 Payment of Awards. Following the conclusion of each Performance Period, the Committee shall determine the extent to which performance criteria have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Period. The Committee shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Shares or a combination thereof. Payment shall be made on such date(s) after the end of the applicable Performance Period as the Committee establishes at the time the Award is granted in a single lump sum unless the Committee provides otherwise, subject to such terms and conditions and in such form as may be prescribed by the Committee. Unless the Committee provides otherwise, the payment date so established by the Committee shall not be later than March 15 of the year after the year in which the Performance Period ends. Payment in Shares may be in Restricted Stock as determined by the Committee at the time the Award is granted.

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Appendix A — Wells Fargo & Company 2022 Long-Term Incentive Plan
6.Restricted Stock. An Award of Restricted Stock under the Plan shall consist of Shares, the grant, issuance, retention, vesting and/or transferability of which are subject, during specified periods of time, to such conditions and terms as the Committee deems appropriate. Awards of Restricted Stock granted pursuant to the Plan need not be identical, but each grant of Restricted Stock must contain and be subject to the terms and conditions set forth below.
6.1 Award Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement. Each Award Agreement shall contain provisions regarding terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee. Shares issued under an Award of Restricted Stock may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Committee may provide.
6.2 Vesting and Lapse of Restrictions. The grant, issuance, retention, vesting and/or settlement of Shares of Restricted Stock shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Shares of Restricted Stock subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Committee; provided that except as set forth in this Plan, in no event shall the grant, issuance, retention, vesting and/or settlement of Shares under an Award of Restricted Stock that is based on performance criteria and the level of achievement versus such criteria be subject to a Performance Period of less than one year and no condition that is based solely upon continued employment or the passage of time shall provide for vesting or settlement of an Award of Restricted Stock less than one year from the date the Award is granted, in each case other than if accelerated as a result of or upon the death, disability or Retirement of the Participant or a Change in Control. Notwithstanding anything herein to the contrary, the limitations contained in the preceding sentence shall not apply to Restricted Stock that is granted in lieu of salary, cash bonus or other cash compensation or to Substitute Awards, in which case there may be no minimum Term, and, for purposes of this limitation, “one year” shall with respect to a Director include the period from one annual shareholder meeting until the next annual shareholder meeting. In addition, notwithstanding anything herein to the contrary, the Committee may grant Awards of Restricted Stock, Stock Awards and Restricted Share Rights which vest prior to one year from the date of grant (“Shorter Vesting Awards”) as determined by the Committee and evidenced in an Award Agreement provided that the aggregate number of Shares underlying all such Shorter Vesting Awards granted on or after the Effective Date under the Plan shall not exceed 5% of the aggregate number of Shares set forth in Section 3, as adjusted pursuant to Section 22.
6.3 Rights as a Shareholder. Unless the Committee provides otherwise, a Participant shall have all voting, dividend, liquidation and other rights with respect to Restricted Stock held by such Participant as if the Participant held unrestricted Shares provided that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to Sections 6.1, 6.2, and 6.4 and the limitation on dividends set forth in this Section 6.3. Any dividends or distributions paid with respect to shares of unvested Restricted Stock shall be subject to the same restrictions and vesting schedule as the Shares to which such dividends or distributions relate. Dividends or distributions may be accumulated but shall not be paid with respect to unvested Restricted Stock unless and until the vesting conditions are satisfied.
6.4 Other Restrictions. The Company may retain any Shares of Restricted Stock in the Company’s possession or held in escrow by a designated employee or agent of the Company or any Affiliate until any restrictions and/or conditions applicable to Shares of Restricted Stock so retained have been satisfied or lapsed. Any certificate issued in respect to an Award of Restricted Stock may, at the election of the Committee, bear a legend considered appropriate by the Committee.
7.Stock Awards.
7.1 Grant. A Participant may be granted one or more Stock Awards under the Plan; provided that such Award to an Employee is granted in lieu of salary, cash bonus or other cash compensation. Stock Awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee.

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Appendix A — Wells Fargo & Company 2022 Long-Term Incentive Plan
7.2 Rights as a Shareholder. A Participant shall have all voting, dividend, liquidation and other rights with respect to Shares issued to the Participant as a Stock Award under this Section 7 upon the Participant becoming the holder of record of the Shares granted pursuant to such Stock Award; provided that the Committee may impose such restrictions on the assignment or transfer of Shares awarded pursuant to a Stock Award as it considers appropriate. Any dividends or distributions paid with respect to shares of unvested Stock Awards shall be subject to the same restrictions and vesting schedule as the Shares to which such dividends or distributions relate. Dividends or distributions may be accumulated but shall not be paid with respect to unvested Stock Awards unless and until the vesting conditions are satisfied.
8.Restricted Share Rights. Restricted Share Rights are Awards denominated in units under which the issuance of Shares or payment is subject to such conditions and terms as the Committee deems appropriate. Restricted Share Rights granted pursuant to the Plan need not be identical, but each grant of Restricted Share Rights must contain and be subject to the terms and conditions set forth below.
8.1 Award Agreement. Each Award of Restricted Share Rights shall be evidenced by an Award Agreement. Each Award Agreement shall contain provisions regarding terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee.
8.2 Vesting and Lapse of Restrictions. The grant, issuance, retention, vesting and/or settlement of Restricted Share Rights shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of Restricted Share Rights subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Committee; provided that except as set forth in this Plan, in no event shall the grant, issuance, retention, vesting and/or settlement of Shares under an Award of Restricted Share Rights that is based on performance criteria and the level of achievement versus such criteria be subject to a Performance Period of less than one year, and no condition that is based solely upon continued employment or the passage of time shall provide for vesting or settlement of an Award of Restricted Share Rights over a Term of less than one year from the date the Award is granted, in each case other than if accelerated as a result of or upon the death, disability or Retirement of the Participant or a Change in Control. Notwithstanding anything herein to the contrary, the limitations contained in the preceding sentence shall not apply to an Award of Restricted Share Rights that is granted in lieu of salary, cash bonus or other cash compensation or to Substitute Awards, in which case there may be no minimum Term, and, for purposes of this limitation, “one year” shall with respect to a Director include the period from one annual shareholder meeting until the next annual shareholder meeting. In addition, notwithstanding anything to the contrary herein, the Committee may grant Shorter Vesting Awards as determined by the Committee and evidenced in an Award Agreement provided that the aggregate number of Shares underlying all such Shorter Vesting Awards granted on or after the Effective Date under the Plan shall not exceed 5% of the aggregate number of Shares set forth in Section 3, as adjusted pursuant to Section 22. Notwithstanding anything in this Section 8.2 to the contrary, settlement of Restricted Share Rights shall be completed not later than March 15 of the year after the year in which the vesting restrictions lapse on such Restricted Share Rights unless the Committee provides otherwise.
8.3 Rights as a Shareholder. Participants shall have no voting rights with respect to Shares underlying Restricted Share Rights unless and until such Shares are reflected as issued and outstanding Shares on the Company’s stock ledger. Shares underlying Restricted Share Rights shall be entitled to dividend equivalents only to the extent provided by the Committee but shall not be paid with respect to unvested Restricted Share Rights unless and until the vesting conditions are satisfied although they may be accumulated until such time. Any dividend equivalents with respect to unvested Restricted Share Rights shall be subject to the same restrictions and vesting schedule as Restricted Share Rights to which such dividend equivalents relate. Dividends or distributions may be accumulated but shall not be paid with respect to unvested Restricted Share Rights unless and until the vesting conditions are satisfied.

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Appendix A — Wells Fargo & Company 2022 Long-Term Incentive Plan
9.Options. The Committee may grant an Option or provide for the grant of an Option, either from time-to-time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance criteria. Except to the extent provided herein, no Participant (or Beneficiary of a deceased Participant) shall have any rights as a shareholder with respect to any Shares subject to an Option granted hereunder until said Shares have been issued. Options granted pursuant to the Plan need not be identical, but each Option must contain and be subject to the terms and conditions set forth below.
9.1 Type of Option; Number of Shares. Each Option shall be evidenced by an Award Agreement identifying the Option represented thereby as an Incentive Stock Option or Non-Qualified Stock Option, as the case may be, and the number of Shares to which the Option applies.
9.2 Exercise Price. The exercise price under each Option shall be established by the Committee and shall not be less than the Fair Market Value of the Shares subject to the Option on the date of grant; provided, however, that the exercise price per Share with respect to an Option that is granted in connection with a merger or other acquisition as a Substitute Award for options held by optionees of the acquired entity may be less than 100% of the Fair Market Value on the date such Option is granted. The terms and conditions of any Substitute Award are intended to meet all requirements necessary to prevent such Substitute Awards from being treated as the grant of a new stock right or a change in the form of payment within the meaning of the final regulations under Code §409A.
9.3 Exercisability. The Committee shall have the right to make the timing of the ability to exercise any Option subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Committee, provided that in no event shall any Option awarded to a Participant provide for full or partial vesting in a period of less than one year, other than if accelerated as a result of or upon the death, disability or Retirement of the Participant or a Change in Control.
9.4 Exercise Term. Each Option shall have a Term established by the Committee, provided that no Option shall be exercisable after ten years from the date of grant.
9.5 Payment for Shares. The exercise price of the Shares with respect to which an Option is exercised shall be payable at the time of exercise in accordance with procedures established by the Company. The exercise price of any Option may be paid in cash or, to the extent allowed by the Committee, an irrevocable commitment by a broker to pay over such amount from a sale of the Shares issuable under an Option, the delivery (either physically or by attestation) of previously owned Shares, or a combination thereof or any other method approved by the Committee.
9.6 No Repricing. Other than in connection with a change in the Company’s capitalization or other transaction (as described in Section 22), an Option may not be repriced without shareholder approval (including canceling previously awarded Options and regranting them with a lower exercise price, canceling outstanding Options with an exercise price less than Fair Market Value in exchange for cash or Awards or taking any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded).
9.7 Incentive Stock Options. In the case of an Incentive Stock Option, each Option shall be subject to any terms, conditions and provisions as the Committee determines necessary or desirable in order to qualify the Option as an Incentive Stock Option. Notwithstanding anything to the contrary in this Section 9, in the case of an Incentive Stock Option (a) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company, the exercise price of such Option must be at least 110 percent of the Fair Market Value of the common stock of the Company on the date of grant, and the Option must expire within a period of not more than five years from the date of grant, (b) termination of employment will be deemed to occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its subsidiaries and (c) the number of Shares that may be issued upon exercise of Incentive Stock Options shall not exceed the aggregate Share number stated in Section 3 (including adjustment as provided in Section 22). Notwithstanding anything in this Section 9 to the contrary, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and shall be deemed Non-Qualified Stock Options) to the extent that either (i) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Affiliate) exceeds $100,000, taking Options into account in the order in which they were granted, and (ii) such Options otherwise remain exercisable but are not exercised within three months of termination of employment (or such other period of time provided in Section 422 of the Code).

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10.Stock Appreciation Rights.
10.1 General. An Award of a Stock Appreciation Right shall entitle the Participant, subject to terms and conditions determined by the Committee, to receive upon exercise of the right an amount equal to or otherwise based on the excess of (a) the Fair Market Value of a Share at the time of exercise over (b) the exercise price of the right, as established by the Committee on the date the award is granted. Stock Appreciation Rights may be granted to Participants from time to time. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. All Stock Appreciation Rights shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 9. Subject to the foregoing sentence and the terms of the Plan, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate.
10.2 Exercise Price. The per Share price for exercise of Stock Appreciation Rights shall be determined by the Committee, but shall be a price that is equal to or greater than 100% of the Fair Market Value of the Shares subject to the Award on the date of grant; provided, however, that the per Share exercise price with respect to a Stock Appreciation Right that is granted in connection with a merger or other acquisition as a Substitute Award for stock appreciation rights held by awardees of the acquired entity may be less than 100% of the Fair Market Value on the date such Award is granted. The terms and conditions of any Substitute Award are intended to meet all requirements necessary to prevent such Substitute Awards from being treated as the grant of a new stock right or a change in the form of payment within the meaning of the final regulations under Code §409A.
10.3 Exercise Term. Each Stock Appreciation Right shall have a Term established by the Committee, provided that no Stock Appreciation Right shall be exercisable after ten years from the date of grant.
10.4 No Repricing. Other than in connection with a change in the Company’s capitalization or other transaction (as described in Section 22), a Stock Appreciation Right may not be repriced without shareholder approval (including canceling previously awarded Stock Appreciation Rights and regranting them with a lower exercise price, canceling outstanding Stock Appreciation Rights with an exercise price less than Fair Market Value in exchange for cash or Awards or taking any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded).
11.Director Awards.
11.1 The Committee shall determine all Awards to Directors. The terms and conditions of any grant to any such Director may be set forth in an Award Agreement. Directors may only be granted Awards under the Plan in accordance with this Section 11 and such Awards shall not be subject to management’s discretion. From time to time, the Committee shall set the amount(s) and type(s) of Awards that shall be granted to all Directors on a periodic, nondiscriminatory basis, as well as any additional Award(s) to be granted, also on a periodic, nondiscriminatory basis, based on one or more of the following: service of a Director as the chair of a committee of the Board, service of a Director as Chair of the Board or Lead Independent Director, the number or type of committees of the Board on which a Director serves or the first selection or appointment of an individual to the Board as a Director. Subject to the limits set forth in Section 3 and the foregoing, the Committee shall pursuant to the Plan grant such Awards to Directors, as it shall from time to time determine. If a Director subsequently becomes an Employee, the service requirement of the Award can be satisfied by such subsequent employment and the Award shall not terminate solely because of the change in status.
11.2 Director Compensation Limit. Notwithstanding the foregoing, the total annual compensation earned by any individual Director for service as a Director, inclusive of cash compensation and Awards granted under this Plan (valued based on their grant date fair value under Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto), shall not exceed $750,000; provided, however, that the total annual compensation earned by the Chair of the Board or by the Lead Independent Director may exceed $750,000 but not $1,500,000.
12.Nontransferability of Rights. Unless the Committee provides otherwise with respect to transfers to a Participant’s family members or to trusts or partnerships for the benefit of a Participant or the Participant’s family members, (i) no rights under any Award will be assignable or transferable and no Participant or Beneficiary will have any power to anticipate, alienate, dispose of, pledge or encumber any rights under any Award, and (ii) the rights and the benefits of any Award may be exercised and received during the lifetime of the Participant only by the Participant or by the Participant’s legal representative.

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13.Termination of Employment.
13.1 Transfers of employment between the Company and an Affiliate, or between Affiliates, will not constitute termination of employment for purposes of any Award.
13.2 The Committee may specify whether any authorized leave of absence or absence for military or government service or for any other reasons will constitute a termination of employment for purposes of the Award and the Plan.
13.3 Notwithstanding anything in this Section 13 to the contrary, if any portion of an Award that is subject to Code §409A may be distributed upon the event of a Participant’s termination of employment (including but not limited to a termination of employment that qualifies as a Retirement), the Participant will be deemed to have a termination of employment with respect to such portion of the Award if and only if the Participant has a “separation from service” within the meaning of Treas. Reg. §1.409A-1(h).
14.Effective Date and Duration of the Plan.
14.1 Effective Date. The Plan was originally effective and adopted as of April 22, 2022 (the “Effective Date”), upon the approval of the Plan by the shareholders of the Company. This amendment and restatement of the Plan has been approved by the Board, but it will become effective only on the date (the “2026 Restatement Date”) that it is approved by the Company’s shareholders at the annual meeting of the Company’s shareholders on April 28, 2026 or any adjournment thereof (the “2026 Shareholder Meeting”). If this amendment and restatement of the Plan is not approved by the affirmative vote of the holders of a majority of the outstanding Shares of the Company present, or represented by proxy, and entitled to vote thereon, at the 2026 Shareholder Meeting in accordance with the laws of the State of Delaware and other applicable requirements, this amendment and restatement shall be void and the terms of the Plan in effect prior to this amendment and restatement shall instead govern.
14.2 Duration of the Plan. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the 2026 Restatement Date; provided that Incentive Stock Options may not be granted hereunder after February 24, 2036. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.
15.Right to Terminate Employment or Service. Nothing in the Plan shall confer upon any Participant the right to continue in the employment or service of the Company or any Affiliate or affect any right which the Company or any Affiliate may have to terminate employment of the Participant.
16.Compliance With Laws; Listing and Registration of Shares. All Awards granted under the Plan (and all issuances of Shares or other securities or cash under the Plan) shall be subject to all applicable laws, rules, regulations and orders, including compliance with the requirements of 12 C.F.R. Part 359 and orders issued under 12 U.S.C § 1818(b), and to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of the Shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Award or the issue or purchase of Shares thereunder, such Award may not be exercised in whole or in part, or the restrictions on such Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. If the exercise of an Option would be prohibited solely because the issuance of Shares would violate the registration requirements of the Securities Act of 1933, as amended, the Option shall remain exercisable until the earlier of (i) the expiration of its Term (without regard to any shortening of the Term because of termination of employment or service) and (ii) the expiration of a period of three months after the Participant’s termination of employment or service during which the exercise of the Option would not be in violation of the Securities Act of 1933, as amended.
Without amending the Plan, the Committee may grant Awards to Employees and Directors who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of this Plan and shall have the authority to adopt such modifications, procedures, subplans and the like as may be necessary or desirable to comply with provisions of the laws or regulations of other countries or jurisdictions in which the Company or any Affiliate may operate or have Employees to ensure the viability of the benefits from Awards granted to Participants employed in such countries or jurisdictions, meet the requirements that permit this Plan to operate in a qualified or tax-efficient manner, comply with applicable foreign laws or regulations and meet the objectives of this Plan.

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Appendix A — Wells Fargo & Company 2022 Long-Term Incentive Plan
17.Conditions and Restrictions Upon Securities Subject to Awards. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the Shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Shares already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy or pursuant to applicable law, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.
18.Recoupment of Awards. All Awards (including Awards that have vested in accordance with an Award Agreement, and including any proceeds, gains or other economic benefit actually or constructively received by any Participant upon receipt, exercise or settlement of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to any applicable forfeiture, recoupment, cancellation, malus or clawback policies, practices or provisions adopted by the Company from time to time, and any applicable reduction, recoupment, cancellation, malus or clawback requirements imposed under applicable laws, rules or regulations or any applicable securities exchange listing standards. No recovery of compensation under such a clawback policy or guidelines or under applicable law will be an event giving rise to a Participant’s right to voluntarily terminate employment upon a resignation for “good reason” or for a “constructive termination” or any similar term under any plan or agreement with the Company or an Affiliate.
19.Withholding Taxes. The Company or an Affiliate shall be entitled to: (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or an Affiliate), including all payments under this Plan, or make other arrangements for the collection of (including through the sale of Shares otherwise issuable pursuant to the applicable Award), all legally required amounts necessary to satisfy any and all federal, state, local and foreign withholding and employment-related tax requirements attributable to an Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Award or a disqualifying disposition of Shares received upon exercise of an Incentive Stock Option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Award. To the extent specified by the Committee, withholding may be satisfied by withholding Shares to be received upon exercise or vesting of an Award or by delivery to the Company of previously owned Shares. In addition, the Company may reasonably delay the issuance or delivery of Shares pursuant to an Award as it determines appropriate to address tax withholding and other administrative matters.
20.No Liability of Company. The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, Beneficiary or any other person as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain, from any regulatory body having jurisdiction over the matter, the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; (b) any tax consequence to any Participant, Beneficiary or other person including, without limitation, due to the receipt, vesting, exercise or settlement of any Award granted hereunder; or (c) any provision of law or legal restriction that prohibits or restricts the transfer of Shares issued pursuant to any Award.
21.Amendment, Modification and Termination of the Plan. The Board, the Human Resources Committee of the Board or the Governance and Nominating Committee of the Board may at any time terminate, suspend or modify the Plan, except that the Board or Committee will not, without authorization of the shareholders of the Company, effect any change (other than through adjustment for changes in capitalization as provided in Section 22) which will reduce the exercise price of, or reprice, outstanding Options or Stock Appreciation Rights as set forth in Section 9.6 or Section 10.4 or otherwise amend the Plan in any manner requiring shareholder approval by law or under the New York Stock Exchange listing requirements.

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No termination, suspension, or modification of the Plan will adversely affect in any material manner any right acquired by any Participant or any Beneficiary under an Award granted before the date of termination, suspension, or modification, unless otherwise agreed to by the Participant or required to facilitate compliance with applicable law; but it will be conclusively presumed that any adjustment for changes in capitalization provided for in Section 22 does not adversely affect any right.
22.Adjustments.
22.1 In the event that the number of Shares shall be increased or decreased through a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, stock dividend, or similar transaction, then each Share that has been authorized for issuance under the Plan, whether such Share is then currently subject to or may become subject to an Award under the Plan, as well as the per share limits set forth in Section 3, shall be adjusted by the Committee to reflect such increase or decrease, as it determines appropriate, in its sole discretion. The terms of any outstanding Award shall also be adjusted by the Committee as to price, number of Shares subject to such Award and other terms to reflect the foregoing events as the Committee determines appropriate, in its sole discretion.
22.2 In the event there shall be any other change in the number or kind of outstanding Shares, or any stock or other securities into which such Shares shall have been changed, or for which it shall have been exchanged, whether by reason of a merger, consolidation or otherwise, then the Committee shall, in its sole discretion, determine the appropriate adjustment, if any, to be effected and effect such adjustment.
22.3 In the event of a Change in Control, except as otherwise set forth in an applicable Award Agreement, the surviving or purchasing corporation or other entity (or ultimate parent thereof), as the case may be (the “buyer”), may, without the consent of any Participant, either assume the Company’s rights and obligations under outstanding Awards, or substitute such Awards with substantially equivalent Awards covering shares of the buyer’s stock, with terms no less favorable than the terms of the Awards they replace. Except as set forth in an applicable Award Agreement, in the event that outstanding and unvested Awards or portions thereof are not assumed or substituted in connection with a Change in Control, such Awards or portions thereof shall immediately vest and shall be settled in cash, Shares, or a combination thereof, as determined by the Committee (as constituted immediately prior to the Change in Control), within twenty (20) days following such Change in Control (except to the extent that settlement of an Award must be made pursuant to its original schedule or following a six-month delay in order to comply with Code §409A), notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied. Except as otherwise set forth in the applicable Award Agreement, any performance criteria associated with Awards that are not assumed or substituted in connection with a Change in Control shall be deemed satisfied based on the greater of target performance and projected performance.
22.4 Unless otherwise determined by the Committee, no right to Fractional Share Interests shall result from any adjustment in Awards pursuant to this Section 22. In case of any such adjustment, unless otherwise approved by the Committee, the Shares subject to the Award shall be rounded down to the nearest whole Share. Notice of any adjustment shall be given by the Company to each Participant, which shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.
22.5 Any adjustment to Options or Stock Appreciation Rights made pursuant to this Section 22 is intended to satisfy all requirements necessary to prevent the adjusted Awards from being treated as the grant of a new stock right or a change in the form of payment within the meaning of the final regulations under Code §409A.
22.6 Subject to Section 24 and to the extent such adjustments are not intended to affect the status of any Award, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or infrequently occurring events affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in accounting standards, principles, practices or policies, including the interpretation or application thereof, or in tax or other laws, rules, or regulations, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.
23.Severability. If any provision of this Plan is determined to be illegal or invalid (in whole or in part) for any reason, or if the Committee cannot reasonably interpret any provision so as to avoid violation of Code §409A or constructive receipt of compensation under this Plan before the actual receipt of such compensation, this Plan shall be construed and enforced as if the provision had not been included.

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24.Interpretation. This Plan, as amended, is intended to satisfy the requirements of Code §409A and applicable guidance thereunder with respect to compensation payable pursuant to this Plan. It is not intended to materially modify the terms and conditions applicable to any other amounts payable pursuant to this Plan. This Plan shall be construed and administered accordingly. Therefore, to the extent an Award is subject to Code §409A, discretion otherwise permitted under the Plan is not intended to be exercised with respect to such Award in a manner which will violate the requirements of Code §409A. In addition, to the extent an Award is subject to Code §409A and payment or distribution is provided for upon termination or cessation of employment or a comparable event, such event shall be interpreted consistent with the definition of “separation from service” within the meaning of Treas. Reg. §1.409A-1(h).
Notwithstanding anything in this Plan to the contrary, to the extent required by Code §409A, payment of the portion of any Award that is subject to Code §409A shall not be accelerated pursuant to Section 22 unless the event also qualifies as a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Treas. Reg. §1.409A-3(i)(5) (a “qualifying event”). In the event payment of Shares attributable to Restricted Share Rights is accelerated pursuant to Section 22 because of a qualifying event or a qualifying event and termination of employment, such payment shall be made within twenty (20) days after the qualifying event or termination of employment, respectively (except to the extent that settlement of an Award must be made pursuant to its original schedule or following a six-month delay in order to comply with Code §409A).
To the extent required by Code §409A, the portion of any Restricted Share Right, Performance Share or Performance Unit Award that is subject to Code §409A and becomes payable to an Employee pursuant to a termination of employment shall be paid six months after the date of such termination of employment if the Employee is a “specified employee” within the meaning of Treas. Reg. §1.409A-1(i).
25.No Representation Made Regarding Code §409A Compliance. Notwithstanding any other provision in the Plan, the Company makes no representations that the Awards granted under the Plan shall be exempt from or comply with Code §409A and makes no undertaking to preclude Code §409A from applying to Awards granted under the Plan.
26.Governing Law. This Plan, all Awards granted hereunder and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Delaware without giving effect to principles of conflicts of law.
27.Fractional Share Interests. Fractional Share Interests may be allocated to a Participant’s account under the Plan through an arrangement facilitated by the Company’s specified brokerage firm. To the extent that Fractional Share Interests are allocated to a Participant’s account, references in the Plan to Shares shall include Fractional Share Interests when used in the context of Shares underlying Awards or issuable pursuant to Awards, unless otherwise expressly provided or otherwise suggested by the context. Notwithstanding the foregoing or anything to the contrary in the Plan, no fractional Shares shall be issued by the Company (whether in certificate or book entry form) in connection with any Fractional Share Interests. Any such Fractional Share Interests, as facilitated by the Company’s specified brokerage firm, may be recorded in the books of such designated broker for purposes of providing holders of Fractional Share Interests with such rights of shareholders with respect to Shares as may be specified in the Award Agreement or other communications evidencing Awards made under this Plan.

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Appendix A — Wells Fargo & Company 2022 Long-Term Incentive Plan
Appendix A
Definitions. The following terms shall have the meanings set forth in this Appendix A whenever used in the Plan. Except when otherwise indicated by context, reference to the masculine gender shall also include, when used, the feminine gender and the neutral gender and vice versa, and any term used in the singular shall also include the plural.
“Affiliate” means any corporation or limited liability company, a majority of the voting stock or membership interests of which is directly or indirectly owned by the Company, and any partnership or joint venture designated by the Committee in which any such corporation or limited liability company is a partner or joint venturer.
“Award” means a grant made under this Plan in the form of Performance Shares, Performance Units, Restricted Stock, Stock Awards, Restricted Share Rights, Options, or Stock Appreciation Rights.
“Award Agreement” means a written or electronic agreement, contract or other instrument or document evidencing the terms and conditions of an Award which may, but need not, be executed by the Participant and/or the Company (or an authorized representative of the Company).
“Beneficiary” means the person, persons, trust or trusts that have been designated by a Participant in his or her most recent written beneficiary designation filed with the Company to receive benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 13 hereof; provided, however, that any beneficiary designation of a Participant outside of the United States will be subject to approval by the Company and compliance with applicable law. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means, (a) for a Participant outside of the United States, person or persons entitled by will or the laws of the descent and distribution to receive such benefits, and (b) for a Participant within the United States, the first of the following classes of beneficiaries in which there is a survivor:
(a)The Participant’s spouse or domestic partner.
(b)The Participant’s biological and adopted children, except that if any of his or her children predecease the Participant but leave descendants surviving the Participant, such descendants shall take by right of representation the share their parent would have taken if living.
(c)The Participant’s parents.
(d)The Participant’s brothers and sisters.
(e)The Participant’s estate.
“Board” means the Board of Directors of the Company.
“Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company within the meaning of Treas. Reg. section 1.409A-3(i)(5) as determined by the Company.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.
“Committee,” unless otherwise specified or another committee, which may be composed by one or more officers or Employees who are selected by the Board or the Human Resources Committee, means with respect to the Awards to Employees, the Human Resources Committee of the Board and with respect to the Awards to Directors, the Governance and Nominating Committee of the Board.
“Company” means Wells Fargo & Company, a Delaware corporation.
“Director” means a member of the Board (as constituted from time to time) who is not an officer or other employee of the Company or an Affiliate.
“Employee” means (i) an individual who is a common law employee (including an officer or director who is also an employee) of the Company or an Affiliate, and (ii) an individual (a) who is no longer employed by the Company or an Affiliate due to Retirement or otherwise, (b) who is eligible to receive a bonus or other incentive compensation earned while in the employment of the Company or an Affiliate, and (c) whose bonus or other incentive compensation is determined by the Committee, in its discretion, to be paid in the form of an Award under the Plan, whether in whole or in part.

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“Executive Officer” means an individual who is or was subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended.
“Fair Market Value” as of any date means, unless a different calculation measure is specified by the Committee, that day’s closing sales price of a Share on the New York Stock Exchange.
“Fractional Share Interest” means an interest in a Share allocated to a Participant pursuant to an Award and facilitated by the Company’s specified brokerage firm, providing for such rights with respect to a Share as shall be specified by the Committee.
“Incentive Stock Option” means any Option designated as such and which is intended to meet the requirements of Section 422 of the Code.
“Non-Qualified Stock Option” means an Option other than an Incentive Stock Option.
“Option” means a right to purchase Shares and includes an Incentive Stock Option or a Non-Qualified Stock Option.
“Participant” means a person described in Section 4 designated by the Committee to receive an Award under the Plan.
“Performance Period” means the performance period specified by the Committee at the time any relevant Award is granted or at any time thereafter during which any performance criteria specified by the Committee with respect to such Award are to be measured.
“Performance Shares” means an Award granted under Section 5 which entitles a Participant to receive Shares, their cash equivalent, or a combination thereof, based on the achievement of one or more specified performance criteria during one or more Performance Periods.
“Performance Units” means an Award granted under Section 5 which entitles a Participant to receive cash, Shares, or a combination thereof, based on the achievement of one or more specified performance criteria during one or more Performance Periods.
“Plan” means this Long-Term Incentive Plan, as amended and restated as of the 2026 Restatement Date, and as may be further amended from time to time.
“Restricted Share Right” means an Award granted under Section 8 of the right to receive a Share, its cash equivalent, or a combination thereof, subject to vesting and such other restrictions imposed pursuant to said Section, together with dividend equivalents with respect to such right to receive a Share if and as so determined by the Committee.
“Restricted Stock” means a Share granted under Section 6 that is subject to restrictions imposed pursuant to said Section.
“Retirement” is as defined in the applicable Award Agreement.
“Share” means a share of the common stock, $1-2/3 par value per share, of the Company.
“Shorter Vesting Awards” has the meaning set forth in Section 6.2.
“Stock Appreciation Right” means a right awarded to a Participant pursuant to Section 11 that entitles the Participant to receive, in cash, Shares or a combination thereof, as determined by the Committee, an amount equal to or otherwise based on the excess of (a) the Fair Market Value of a Share at the time of exercise over (b) the exercise price of the right, as established by the Committee on the date the Award is granted.
“Stock Award” means an Award of Shares granted to a Participant pursuant to Section 7.
“Substitute Award” means an Award granted in connection with a transaction in substitution, exchange, conversion, adjustment, assumption or replacement of awards previously granted by an entity acquired by the Company or an Affiliate or with which the Company or an Affiliate merges or otherwise combines. The terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
“Term” means the period during which an Option or Stock Appreciation Right may be exercised or the period during which the restrictions placed on a Restricted Share Right or Restricted Stock are in effect.

2026 Proxy Statement	145

Glossary of selected terms and acronyms

Term/Acronym	Definition
2022 LTIP	Wells Fargo & Company 2022 Long-Term Incentive Plan
2025 Annual Report	Wells Fargo & Company Form 10-K for Fiscal Year 2025
2026 Shareholder Meeting	Wells Fargo’s 2026 annual meeting of shareholders
2026 Proxy Statement	Wells Fargo’s proxy statement for the 2026 Shareholder Meeting
401(k) Plan	Wells Fargo & Company 401(k) Plan
ASC	Accounting Standards Codification
Bank Board	Board of Directors of Wells Fargo Bank, N.A.
Board	Board of Directors of Wells Fargo
Board Chair	Chair of the Board of Directors of Wells Fargo
By-Laws	Wells Fargo & Company By-Laws, as amended through July 29, 2025
CD&A	“Compensation Discussion and Analysis” section of the 2026 Proxy Statement
CEO	Chief Executive Officer
CET1 Ratio	Common Equity Tier 1 Ratio
CFO	Chief Financial Officer
CIB	Corporate & Investment Banking
Clawback Policies	The Company’s Clawback and Forfeiture Policy and Mandatory Clawback Policy
Code of Conduct	Wells Fargo’s Code of Conduct
COO	Chief Operating Officer
Corporate Governance Guidelines	Wells Fargo’s Corporate Governance Guidelines
CRC	Corporate Responsibility Committee
CRO	Chief Risk Officer
Deferred Compensation Plan	Wells Fargo & Company Deferred Compensation Plan
Direct Purchase and Dividend Reinvestment Plan	Wells Fargo & Company Direct Purchase and Dividend Reinvestment Plan
EPS	Earnings Per Share
FASB	Financial Accounting Standards Board

Term/Acronym	Definition
Federal Reserve	The Board of Governors of the Federal Reserve System
G-SIB	Global Systemically Important Bank
GAAP	U.S. Generally Accepted Accounting Principles
GNC	Governance & Nominating Committee
HRC	Human Resources Committee
IRS	U.S. Internal Revenue Service
LTICP	Wells Fargo & Company Long-Term Incentive Compensation Plan
Meridian	Meridian Compensation Partners, independent compensation consultant to the HRC and GNC
NEO	Named Executive Officer
NOL	Net Operating Loss
NYSE	New York Stock Exchange
PCAOB	Public Company Accounting Oversight Board
PEO	Principal Executive Officer
PSA	Performance Share Award
PTPP	Pre-tax pre-provision profit, a non-GAAP financial measure
RCOC	Regulatory Compliance Oversight Committee, a special purpose committee of the WFBNA Board
ROE	Return on Equity
ROTCE	Return on Tangible Common Equity
RSR	Restricted Share Right
Say on Pay	Wells Fargo’s advisory approval of executive compensation
SEC	U. S. Securities and Exchange Commission
Stock Purchase Plan	Wells Fargo & Company Stock Purchase Plan
Supplemental 401(k) Plan	Wells Fargo & Company Supplemental 401(k) Plan
TSR	Total Shareholder Return
WIM	Wealth & Investment Management
Wells Fargo	Wells Fargo & Company, a Delaware corporation
WFBNA	Wells Fargo Bank, N.A., the principal banking subsidiary of Wells Fargo

WELLS FARGO

Wells Fargo & Company
333 Market Street, San Francisco, CA 94105
wellsfargo.com

©2026 Wells Fargo & Company.
Deposit products offered through Wells Fargo Bank, N.A. Member FDIC.
CCM7861 (Rev 00, 1/each)

FSC www.fsc.org MIX Paper from responsible sources

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WELLS FARGO & COMPANY

Company Proposals - The Board of Directors recommends you vote FOR each of the nominees listed in Item 1:

1. Election of Directors

Nominees:	For	Against	Abstain
1a) Steven D. Black	☐	☐	☐
1b) Mark A. Chancy	☐	☐	☐
1c) Theodore F. Craver, Jr.	☐	☐	☐
1d) Richard K. Davis	☐	☐	☐
1e) Fabian T. Garcia	☐	☐	☐
1f) Wayne M. Hewett	☐	☐	☐
1g) CeCelia G. Morken	☐	☐	☐
1h) Maria R. Morris	☐	☐	☐
1i) Felicia F. Norwood	☐	☐	☐
1j) Ronald L. Sargent	☐	☐	☐
1k) Charles W. Scharf	☐	☐	☐
1l) Suzanne M. Vautrinot	☐	☐	☐

The Board of Directors recommends you vote FOR Items 2 through 4:	For	Against	Abstain
2. Advisory resolution to approve executive compensation (Say on Pay).	☐	☐	☐
3. Proposal to amend and restate the Company's 2022 Long-Term Incentive Plan.	☐	☐	☐
4. Proposal to ratify KPMG as the Company's independent registered public accounting firm for 2026.	☐	☐	☐
Shareholder Proposals - The Board of Directors recommends you vote AGAINST Items 5 through 10, if properly presented:	**For**	**Against**	**Abstain**
5. Shareholder Proposal - Request for Board of Directors to Adopt Policy for an Independent Chair.	☐	☐	☐
6. Shareholder Proposal - Govern by Majority Vote.	☐	☐	☐
7. Shareholder Proposal - Energy Supply Ratio.	☐	☐	☐
8. Shareholder Proposal - Report on High-Carbon Financing Litigation Risks.	☐	☐	☐
9. Shareholder Proposal - Board Committee on Indigenous Peoples' Rights.	☐	☐	☐
10. Shareholder Proposal - Report on Respecting Vendor Civil Liberties.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

WELLS FARGO & COMPANY
2026 ANNUAL MEETING OF SHAREHOLDERS
TUESDAY, APRIL 28, 2026
10:00 a.m., Eastern Time

VOTE BY INTERNET, MOBILE DEVICE, TELEPHONE, OR MAIL

If you vote by internet, mobile device, telephone, or mail, you authorize, as applicable, the 401(k) Plan trustee, the 2022 LTIP custodian (with respect to any shares acquired under the 2022 LTIP or a predecessor plan that continue to be held through EquatePlus), or the Stock Purchase Plan custodian to designate Derek A. Flowers and Michael P. Santomassimo, and each of them, with the full power of substitution, as proxies, to vote the shares as you instruct at the shareholder meeting, or at any adjournment or postponement thereof. Voting by internet, mobile device, or telephone is a proxy vote in the same manner as if you had marked, signed, and returned this voting instruction form and proxy card.

The 2026 Notice and Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Wells Fargo & Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically by e-mail or over the internet. To sign up for electronic delivery, please follow the instructions on the reverse side of this voting instruction form and proxy card to vote using the internet and, when prompted, indicate that you agree to receive or access proxy material electronically in future years.

V84015-Z91963-Z91964-Z91967

WELLS FARGO & COMPANY
333 Market Street, San Francisco, CA 94015

This voting instruction form and proxy card is solicited by the Board of Directors of Wells Fargo & Company (the "Company") for use at the shareholder meeting to be held on Tuesday, April 28, 2026, at 10:00 a.m. Eastern Time, from persons who (1) participate in the Wells Fargo & Company 401(k) Plan (the "401(k) Plan"), (2) participate in the Wells Fargo & Company Stock Purchase Plan (the "Stock Purchase Plan"), and/or (3) acquired shares under the Wells Fargo & Company 2022 Long-Term Incentive Plan (the "2022 LTIP") or a predecessor plan that continue to be held through EquatePlus.

By signing this voting instruction form and proxy card: (a) if the undersigned participates in the 401(k) Plan, the undersigned revokes any prior instructions, and hereby instructs Empower Trust Company ("Empower"), the 401(k) Plan trustee, to exercise the voting rights relating to any shares of the Company's common stock allocable to his or her 401(k) Plan account as of March 2, 2026 at the shareholder meeting or any adjournment or postponement thereof as specified on this voting instruction form and proxy card; and/or (b) if the undersigned participates in the Stock Purchase Plan or holds shares through EquatePlus that were acquired under the 2022 LTIP or a predecessor plan, the undersigned revokes any prior proxies, and hereby directs Computershare Trust Company, N.A. ("CTCNA"), to vote all shares of the Company's common stock credited to his or her Stock Purchase Plan account or acquired under the 2022 LTIP or a predecessor plan and held through EquatePlus as of March 2, 2026 at the shareholder meeting or any adjournment or postponement thereof as specified on this voting instruction form and proxy card.

If properly executed, this proxy will be voted as you direct on the reverse side. If this proxy is executed but no direction is indicated, this proxy will be voted *FOR* each of the nominees listed in Item 1, *FOR* Items 2 through 4, *AGAINST* Items 5 through 10, if properly presented, and in the discretion of the proxies upon such other matters as may properly come before the shareholder meeting or any adjournment or postponement thereof.

Broadridge Financial Solutions, Inc. ("Broadridge"), as tabulation agent, will tabulate the votes from (1) all participants in the 401(k) Plan, (2) all participants in the Stock Purchase Plan, and (3) current or former participants in the 2022 LTIP or a predecessor plan who hold shares through EquatePlus that are received by mail by April 23, 2026, and by internet, mobile device, and telephone submitted before 11:59 p.m., Eastern Time, on April 23, 2026. Broadridge will provide the total voting results for all 401(k) Plan shares to Empower, which will then determine the ratio of votes received for and against each item. Empower will then vote all 401(k) Plan shares according to the same ratios. Broadridge will also provide the voting results for all Stock Purchase Plan shares and 2022 LTIP or predecessor plan shares held through EquatePlus to CTCNA, which will then vote such shares as directed by the participants at the shareholder meeting or any adjournment or postponement thereof.

TO VOTE BY INTERNET, MOBILE DEVICE, TELEPHONE, OR MAIL - SEE REVERSE SIDE

RETURN MAIL PURPOSES ONLY
WELLS FARGO & COMPANY
N9777-113 PROXY1-SD
PO BOX 5109
SIOUX FALLS, SD 57117-5191

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET OR BY MOBILE DEVICE
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time, on April 27, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, on April 27, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy must be received prior to the shareholder meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V84016-P45113 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

WELLS FARGO & COMPANY

Company Proposals - The Board of Directors recommends you vote FOR each of the nominees listed in Item 1:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a) Steven D. Black	☐	☐	☐
1b) Mark A. Chancy	☐	☐	☐
1c) Theodore F. Craver, Jr.	☐	☐	☐
1d) Richard K. Davis	☐	☐	☐
1e) Fabian T. Garcia	☐	☐	☐
1f) Wayne M. Hewett	☐	☐	☐
1g) CeCelia G. Morken	☐	☐	☐
1h) Maria R. Morris	☐	☐	☐
1i) Felicia F. Norwood	☐	☐	☐
1j) Ronald L. Sargent	☐	☐	☐
1k) Charles W. Scharf	☐	☐	☐
1l) Suzanne M. Vautrinot	☐	☐	☐

The Board of Directors recommends you vote FOR Items 2 through 4:	**For**	**Against**	**Abstain**
2. Advisory resolution to approve executive compensation (Say on Pay).	☐	☐	☐
3. Proposal to amend and restate the Company's 2022 Long-Term Incentive Plan.	☐	☐	☐
4. Proposal to ratify KPMG as the Company's independent registered public accounting firm for 2026.	☐	☐	☐
Shareholder Proposals - The Board of Directors recommends you vote AGAINST Items 5 through 10, if properly presented:	**For**	**Against**	**Abstain**
5. Shareholder Proposal - Request for Board of Directors to Adopt Policy for an Independent Chair.	☐	☐	☐
6. Shareholder Proposal - Govern by Majority Vote.	☐	☐	☐
7. Shareholder Proposal - Energy Supply Ratio.	☐	☐	☐
8. Shareholder Proposal - Report on High-Carbon Financing Litigation Risks.	☐	☐	☐
9. Shareholder Proposal - Board Committee on Indigenous Peoples' Rights.	☐	☐	☐
10. Shareholder Proposal - Report on Respecting Vendor Civil Liberties.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

WELLS FARGO & COMPANY
2026 ANNUAL MEETING OF SHAREHOLDERS
TUESDAY, APRIL 28, 2026
10:00 a.m., Eastern Time

VOTE BY INTERNET, MOBILE DEVICE, TELEPHONE, OR MAIL

To attend as a shareholder, including to vote and ask questions during the meeting, you must log into the meeting at www.virtualshareholdermeeting.com/WFC2026 using the 16-digit control number printed on your proxy materials.

If you vote by internet, mobile device, telephone, or mail, you designate Derek A. Flowers and Michael P. Santomassimo, and each of them, with full power of substitution, as proxies, to vote the shares as you instruct at the shareholder meeting, or at any adjournment or postponement thereof. Voting by internet, mobile device, or telephone is a proxy vote in the same manner as if you had marked, signed, and returned this proxy card.

The 2026 Notice and Proxy Statement and 2025 Annual Report are available at www.proxyvote.com.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Wells Fargo & Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically by e-mail or over the internet. To sign up for electronic delivery, please follow the instructions on the reverse side of this voting instruction form and proxy card to vote using the internet and, when prompted, indicate that you agree to receive or access proxy material electronically in future years.

V84017-P45113

WELLS FARGO & COMPANY
333 Market Street, San Francisco, California 94105

By signing this proxy, the undersigned hereby revokes all prior proxies, and appoints Derek A. Flowers and Michael P. Santomassimo, and each of them, with full power of substitution, as proxies, to vote all shares of the Company's common stock held of record by the undersigned at the close of business on March 2, 2026, which the undersigned would be entitled to vote if personally present at the shareholder meeting or at any adjournment or postponement thereof, as specified on this proxy card.

If properly executed, this proxy will be voted as you direct on the reverse side. If this proxy is executed but no direction is indicated, this proxy will be voted FOR each of the nominees listed in Item 1, FOR Items 2 through 4, AGAINST Items 5 through 10, if properly presented, and in the discretion of the proxies upon such other matters as may properly come before the shareholder meeting or any adjournment or postponement thereof.

TO VOTE BY INTERNET, MOBILE DEVICE, TELEPHONE, OR MAIL - SEE REVERSE SIDE